As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-213537

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HV Bancorp, Inc.

Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	6712	46-4351868
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3501 Masons Mill Road, Suite 401

Huntingdon Valley, PA 19006

(267) 280-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Travis J. Thompson, Esq.

President and Chief Executive Officer

HV Bancorp, Inc.

3501 Masons Mill Road, Suite 401

Huntingdon Valley, PA 19006

(267) 280-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric Luse, Esq.

Benjamin M. Azoff, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,182,125 shares	$10.00	$ 21,821,250 (1)	$ 2,198(2)
Participation Interests	169,168(3)			(3)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	The securities of HV Bancorp, Inc. to be purchased by the Huntingdon Valley Bank Employee Stock Ownership Plan and the Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust are included in the amount shown for the common stock. Accordingly, no separate fee is required for the participation interests.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

HUNTINGDON VALLEY BANK

401(k) PLAN AND TRUST

Offering of Participation Interests in up to 169,168 Shares of

Common Stock

In connection with the conversion of Huntington Valley Bank, a Pennsylvania mutual savings bank headquartered in Huntingdon Valley, PA, from the mutual to the stock form of organization, HV Bancorp, Inc., a newly formed Pennsylvania corporation and holding company of Huntingdon Valley Bank (“HV Bancorp”), is offering shares of common stock for sale at $10.00. Accordingly, in connection with the conversion, HV Bancorp is allowing participants in the Huntingdon Valley Bank 401(k) Plan and Trust (the “401(k) Plan”) to invest all or a portion of their 401(k) Plan accounts in the common stock of HV Bancorp (the “Common Stock”). Based upon the value of the 401(k) Plan assets at September 30, 2016, the trustee of the 401(k) Plan could purchase up to 169,168 shares of HV Bancorp Common Stock, at the purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in HV Bancorp Common Stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of HV Bancorp dated             , 2016, which is provided with this prospectus supplement. It contains detailed information regarding the conversion, the stock offering of HV Bancorp and the financial condition, results of operations and business of Huntingdon Valley Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 15 of the prospectus.

The interests in the 401(k) Plan and the offering of the shares of Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by HV Bancorp, in the stock offering, of HV Bancorp Common Stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. HV Bancorp, Huntingdon Valley Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of HV Bancorp Common Stock shall under any circumstances imply that there has been no change in the affairs of HV Bancorp, Huntingdon Valley Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is             , 2016.

THE OFFERING

Securities Offered

HV Bancorp is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of HV Bancorp Common Stock through the 401(k) Plan. A “participation interest” represents your indirect ownership of a share of HV Bancorp Common Stock that is acquired by the 401(k) Plan pursuant to your election, and is the equivalent to one share of HV Bancorp Common Stock. In this prospectus supplement, “participation interests” will be referred to as shares of HV Bancorp Common Stock. At the purchase price of $10.00 per share, the 401(k) Plan may acquire up to 169,168 shares of HV Bancorp Common Stock in the stock offering, based on the fair market value of the 401(k) Plan’s assets as of September 30, 2016.

Only employees of Huntingdon Valley Bank may become participants in the 401(k) Plan and only participants may purchase shares of HV Bancorp Common Stock. Your investment in shares of HV Bancorp Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the 401(k) Plan is contained in this prospectus supplement and information with respect to the financial condition, results of operations and business of HV Bancorp and Huntingdon Valley Bank is contained in the accompanying prospectus. The address of the administrative executive office of HV Bancorp and Huntingdon Valley Bank is 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. Huntingdon Valley Bank’s telephone number at this address is (267) 280-4000.

All questions about this prospectus supplement should be addressed to Jami Needleman, AVP/Human Resources at Huntingdon Valley Bank; telephone #: (215) 449-3703; email: jneedleman@huntingdonvalleybank.com.

Questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the 401(k) Plan may be directed to the Stock Information Center at (215) 392-6070, Monday through Friday, 10:00 a.m. through 4:00 p.m., Eastern Time.

Election to Purchase HV Bancorp Common Stock	In connection with the stock offering, you may elect to designate a percentage of your 401(k) Plan account balance (up to 100 percent) to be used to purchase shares of HV Bancorp Common Stock in the stock offering. The trustee of the 401(k) Plan will purchase HV Bancorp Common Stock at $10.00 per share, in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.

Purchase Priorities	All 401(k) Plan participants are eligible to make an election to purchase HV Bancorp Common Stock in the stock offering. However, such elections are subject to the purchase priorities in the Plan of Conversion of Huntingdon Valley Bank, which provides for a subscription offering and a community offering. In the stock offering, purchase priorities are as follows and apply in case more shares of HV Bancorp Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

	(1)	Each depositor of Huntingdon Valley Bank with aggregate account balances of at least $50 at the close of business on June 30, 2015, get first priority.

	(2)	Huntingdon Valley Bank’s tax-qualified plans, specifically the employee stock ownership plan and the 401(k) Plan, get second priority.

	(3)	Each depositor of Huntingdon Valley Bank with aggregate account balances of at least $50 at the close of business on September 30, 2016, get third priority.

	(4)	Each depositor of Huntingdon Valley Bank on November 7, 2016 or each borrower of Huntingdon Valley Bank as of January 15, 1992, whose loan remained outstanding as of the close of business on November 7, 2016, get fourth priority.

Community Offering:

	(5)	Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) residing in Bucks, Chester, Delaware, Montgomery, or Philadelphia Counties, Pennsylvania.

If you fall into purchase priority (1), (3) or (4), you have subscription rights to purchase HV Bancorp Common Stock in the subscription offering. You may use up to 100% of your 401(k) Plan account balance to pay for the shares of HV Bancorp Common Stock. However, if you are unable to purchase shares of HV Bancorp Common Stock through purchase priority (1), your stock order may be filled through purchase priority (2), reserved for

Huntingdon Valley Bank’s tax-qualified plans. If your stock order cannot be filled through purchase priority (2), your order will be treated as a community offering order. Subscription offering orders will have preference over community offering orders in the event of oversubscription.

If you fall into purchase priority (1), (3) or (4), you will separately receive an offering materials package in the mail, including a stock order form. You may use the stock order form to purchase shares of HV Bancorp Common Stock outside the 401(k) Plan. Please refer to the prospectus for information on how to make such purchases.

Additionally, or instead of placing an order outside of the 401(k) Plan using a stock order form, you may place an order for the purchase of HV Bancorp Common Stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock Through the 401(k) Plan During the Offering”

Purchases in the Stock Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase shares of HV Bancorp Common Stock in the stock offering based on the designated percentage set forth on your Special Investment Election Form. Specifically, on the second business day following the conclusion of the 401(k) Plan Offering Period (as defined below), each of your current investments funds within your 401(k) Plan account will be liquidated pro-rata based on your designated percentage, and the proceeds (rounded down to the nearest $10 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks later. We will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all, of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of HV Bancorp Common Stock. Following the formal closing of the stock offering, your purchased shares of HV Bancorp Common Stock will be reflected in the HV Bancorp Stock Fund, each share initially valued at $10.00. Your ownership interest in the HV Bancorp Stock Fund will initially be based on the number of shares of HV Bancorp Common Stock that you purchased through the 401(k) Plan in the stock offering. Please see “Composition of the HV Bancorp Stock Fund” for further details. Your ownership interest in the HV Bancorp Stock Fund will be based on the number of shares of HV Bancorp Common Stock that you purchased through the 401(k) Plan.

In the event the offering is oversubscribed, i.e., there are more orders for HV Bancorp Common Stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase HV Bancorp Common Stock in the stock offering, the amount that cannot be invested in HV Bancorp Common Stock, and any interest earned on such amount, will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription.

If you choose not to direct the investment of your 401(k) Plan account balance towards the purchase of HV Bancorp Common Stock in the stock offering, your account balance will remain invested in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the HV Bancorp Stock Fund

Shares purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the HV Bancorp Stock Fund. The HV Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The HV Bancorp Stock Fund will initially consist solely of shares of HV Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the HV Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the HV Bancorp Stock Fund. Your ownership interest in the HV Bancorp Stock Fund will be denominated in stock units.

A stock unit will initially be valued at $10.00 per stock unit (which is the purchase price of HV Bancorp Common Stock in the stock offering). After the stock offering, a stock unit will consist of a percentage interest in both HV Bancorp Common Stock and cash held in the HV Bancorp Stock Fund. Stock unit values (similar to the stock’s share price) and the number of stock units (similar to number of shares) are used to communicate the dollar value of the participant’s interest in the HV Bancorp Stock Fund. Each day the stock unit value of the HV Bancorp Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of stock units held in the fund by all participants as of the previous day’s end. The change in stock unit value reflects the day’s change in stock price of HV Bancorp Common Stock, any cash dividends accrued and the interest earned on the cash component of the HV Bancorp Stock Fund, less any investment management fees (if applicable). Investment in HV Bancorp Common Stock involves special risks common to investments in shares of HV Bancorp Common Stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The market value and stock unit holdings of your 401(k) Plan account in the HV Bancorp Stock Fund will be reported to you on your quarterly statements, which may be accessed through your participant website.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the purchase of HV Bancorp Common Stock.

The trustee of the 401(k) Plan will then subscribe for shares of the HV Bancorp Common Stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase HV Bancorp Common Stock through the 401(k) Plan, the minimum investment will be the purchase of 25 shares of HV Bancorp Common Stock, which equals $250. The prospectus describes maximum purchase limits for investors in the stock offering.

Value of 401(k) Plan Assets	As of September 30, 2016, the market value of the assets of the 401(k) Plan was approximately $1,736,937, all of which is eligible to purchase HV Bancorp Common Stock in the stock offering.

How to Order Common Stock Through the 401(k) Plan During the Offering	Enclosed is a Special Investment Election Form on which you can elect to purchase HV Bancorp Common Stock in the stock offering through the HV Bancorp Stock Fund. This is done by following the procedures described below. Please note the following stipulations concerning this election:

	•	Using your Special Investment Election Form, you can designate a percentage (up to 100%) of your total 401(k) Plan account balance to be used to purchase HV Bancorp Common Stock.

	•	Your election is subject to a minimum purchase of 25 shares of HV Bancorp Common Stock at the purchase price of $10.00 per share.

•	Your election, plus any order you placed outside the Plan using a stock order form, are together subject to a maximum purchase limit of no more than 30,000 shares of the HV Bancorp Common Stock in the stock offering, which equals $300,000.

•	The election period for the 401(k) Plan ends at 5:00 p.m., Eastern Time, on December 6, 2016 (the “401(k) Plan Offering Period”).

•	During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to be used to purchase HV Bancorp Common Stock among all other investment funds. However, you will not be permitted to change the investment amounts that you designated to be used to purchase HV Bancorp Common Stock on your Special Investment Election Form.

•	As soon as practicable following the 401(k) Plan Offering Period, the 401(k) Plan trustee will sell, on a pro-rata basis, a percentage of each of your investment funds within your 401(k) Plan account based on the percentage designated in your Special Investment Election Form. You cannot choose the particular investment fund that will be liquidated to fund the stock purchase. Thereafter, the proceeds (rounded down to the nearest $10.00 increment) will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the 401(k) Plan Offering Period.

•	Following the formal closing of the stock offering, your purchased shares of HV Bancorp Common Stock will be reflected in the HV Bancorp Stock Fund, which will be denominated in stock units. Any remaining dollar amounts remaining in the interest bearing account because the amounts could not be used by the trustee to purchase HV Bancorp Common Stock in the stock offering will be reinvested in the existing investment funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

If you wish to purchase HV Bancorp Common Stock in the stock offering through the 401(k) Plan, you should indicate that on your Special Investment Election Form. If you do not wish to make an election, you should check the box C on the Special Investment Election Form. You may return the form in one of several ways: using the self-addressed pre-paid envelope, by faxing it to (215) 376-5849, or by delivering it in person or by email at jneedleman@huntingdonvalleybank.com, to Jami Needleman, AVP/Human Resources at Huntingdon Valley Bank, 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006 to be received no later than 5:00 p.m., Eastern Time, on December 6, 2016.

Special Investment Election Form Delivery Deadline	If you wish to purchase HV Bancorp Common Stock through the 401(k) Plan, you must return your Special Investment Election Form to Jami Needleman, AVP/Human Resources at Huntingdon Valley Bank, 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006 to be received no later than 5:00 p.m., Eastern Time, on December 6, 2016. You may return your Special Investment Election Form by hand delivery, regular mail using the self-addressed pre-paid envelope, email (sending it to jneedleman@huntingdonvalleybank.com) or by faxing it to (215) 376-5849 so long as it is received by the time and date specified.

Irrevocability of Transfer Direction	Once you make an election to purchase shares of HV Bancorp Common Stock in the stock offering through the 401(k) Plan, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of shares of HV Bancorp Common Stock among all of the other investment funds in the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

You will be able to purchase HV Bancorp Common Stock after the stock offering through the 401(k) Plan by investing your future contributions through the HV Bancorp Stock Fund. You will also be able to sell your interest in the HV Bancorp Stock Fund (subject to the restrictions below).

After the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of HV Bancorp Common Stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. You may change your investment allocation on a daily basis. However, please be advised that your ability to buy or sell HV Bancorp Common Stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If HV Bancorp Common Stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell HV Bancorp Common Stock within the 401(k)

Plan, your election may not be immediately processed. As a result, the prevailing price for HV Bancorp Common Stock may be less or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of HV Bancorp Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of HV Bancorp. Please note that if you are an officer of Huntingdon Valley Bank that is restricted by federal or state regulations from selling shares of HV Bancorp Common Stock acquired in the stock offering for one year, the HV Bancorp Common Stock that you purchased in the stock offering through the 401(k) Plan (and held by the HV Bancorp Stock Fund) will not be tradable until the one-year trading restriction has lapsed. This restriction does not apply to shares purchased after the stock offering.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your interest in the shares of HV Bancorp Common Stock held by HV Bancorp Stock Fund. If the trustee does not receive your voting instructions, the administrator of the 401(k) Plan will direct the trustee to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of HV Bancorp Common Stock held by the HV Bancorp Stock Fund, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE PLAN

Introduction

Huntingdon Valley Bank adopted the Huntingdon Valley Bank 401(k) Plan and Trust (the “401(k) Plan”), originally effective as of August 1, 1993 and amended and restated, effective as of November 15, 2016 (the “Effective Date”). The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Huntingdon Valley Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Huntingdon Valley Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

ERISA. The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan administrator at Huntingdon Valley Bank, 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees who are at least age 21 and have completed two consecutive months of eligible service are eligible to participate in the 401(k) Plan on the first day of the month following the satisfaction of the eligibility requirements. The Plan Year is January 1 to December 31.

As of the Effective Date, there were approximately 74 employees and former employees participating in the 401(k) Plan.

Contributions to the 401(k) Plan

Elective Deferrals. You are permitted to defer, on a pre-tax basis, up to 96% of your compensation, and to have the amount contributed to the 401(k) Plan on your behalf. Your pre- elective deferrals are subject to certain restrictions imposed by the Code. For purposes of the 401(k) Plan, “compensation” means your Form W-2 compensation subject to income tax withholding at the source, with all pre-tax deferrals added. In 2016, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $265,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

Employer Contributions. The employer may make a discretionary matching contribution to your 401(k) Plan account based on a percentage of your salary deferral contribution, and/or a profit sharing contribution that would be allocated to your account pro-rata on the basis of your compensation relative to the aggregate compensation of all active participants.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the 401(k) Plan Year beginning January 1, 2016, the amount of your elective deferrals may not exceed $18,500 per calendar year. In addition, if you are at least 50 years old in 2016, you will be able to make a “catch-up” contribution of up to $6,000 in addition to the $18,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the plan year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2016, this annual total amount cannot exceed the lesser of $53,000 or 100% of your annual compensation.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, non forfeitable interest in the elective deferrals you have made to the 401(k) Plan. Your employer contributions are subject to the following vesting schedule:

Years of Vesting Service	Percent Vested
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

In the event of your death, disability or attainment of the normal retirement age (date of your 65th birthday) while employed, your employer contributions would immediately become 100% vested.

Withdrawals and Distributions from the Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with the employer.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 70 1⁄2. Notwithstanding the foregoing, if the value of your vested account balance does not exceed $1,000, your vested account balance will be distributed from the 401(k) Plan, whether or not you consent.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59 1⁄2, provided however that such distribution will only be attributable to assets in your account that are fully vested.

Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your 401(k) Plan account that is attributable to your elective deferral contributions.

Form of Distribution. Your benefits under the 401(k) Plan will be distributed to you or your beneficiary as either a single lump-sum payment, installment payments or partial payments with a minimum amount of $1,000.

Participant Loans. Participant loans are allowed in accordance with the 401(k) Plan’s participant loan procedures.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the 401(k) Plan are held in the 401(k) Plan trust, which is administered by the trustee of the 401(k) Plan. Prior to the effective date of the stock offering, you are currently provided the opportunity to direct the investment of your account into one of the following investment options:

Prospectus Supplement

1.	Vanguard 500 Index Fund
2.	Vanguard Emerging Market Stock Index Fund
3.	Vanguard Growth Index Fund
4.	Vanguard Mid-Cap Growth Index Fund
5.	Vanguard Mid-Cap Index Fund
6.	Vanguard Mid-Cap Value Index Fund
7.	Vanguard REIT Index Fund
8.	Vanguard Small-Cap Index Fund
9.	Vanguard Total International Stock Index Fund
10.	Vanguard Total World Stock Index Fund
11.	Vanguard Value Index Fund
12.	Vanguard High-Yield Corporate Fund
13.	Vanguard Inflation Protected Secs. Fund
14.	Vanguard Total Bond Market Index Fund
15.	Vanguard Total International Bond Index Fund
16.	Vanguard Balanced Index Fund
17.	Vanguard Target Retirement 2015 Fund
18.	Vanguard Target Retirement 2020 Fund
19.	Vanguard Target Retirement 2025 Fund
20.	Vanguard Target Retirement 2030 Fund
21.	Vanguard Target Retirement 2035 Fund
22.	Vanguard Target Retirement 2040 Fund
23.	Vanguard Target Retirement 2045 Fund
24.	Vanguard Target Retirement 2050 Fund
25.	Vanguard Target Retirement 2055 Fund
26.	Vanguard Target Retirement 2060 Fund
27.	Vanguard Target Retirement Income Fund
28.	Vanguard Federal Money Market Fund

In connection with the offering, the 401(k) Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in shares of HV Bancorp Common Stock.

Performance History and Description of Funds

The following table provides performance data with respect to the investment funds available under the 401(k) Plan through June 30, 2016.

	Average Annual Total Return (as of 6/30/2016 quarter end)
Investment Option Name	1-Year	5-Year	10-Year/ Since Inception	Inception Date
Vanguard 500 Index Fund	3.95	12.06	7.42	08/31/1976
Vanguard Emerging Mkt. Stock Index Fund	-12.11	-3.53	3.54	05/04/1994
Vanguard Growth Index Fund	1.46	12.12	8.67	11/02/1992
Vanguard Mid-Cap Growth Index Fund	-3.25	9.26	13.41	08/17/2006
Vanguard Mid-Cap Index Fund	-0.89	10.56	7.80	05/21/1998
Vanguard Mid-Cap Value Index Fund	1.27	11.75	16.18	08/17/2006
Vanguard REIT Index Fund	23.93	12.44	7.59	05/13/1996
Vanguard Small-Cap Index Fund	-2.90	9.90	7.75	10/03/1960
Vanguard Total Intl. Stock Index Fund	-9.11	0.58	1.93	04/29/1996
Vanguard Total World Stock Index Fund	-3.46	5.61	4.17	06/24/2008
Vanguard Value Index Fund	4.66	11.51	6.38	11/02/1992
Vanguard High-Yield Corporate Fund	2.48	6.00	6.62	12/27/1978
Vanguard Inflation Protected Secs. Fund	4.62	2.65	4.63	06/29/2000
Vanguard Total Bond Market Index Fund	6.12	3.73	5.12	12/11/1986
Vanguard Total Intl. Bond Index Fund	7.93	N/A	5.04	05/31/2013
Vanguard Balanced Index Fund	4.01	8.63	6.92	11/09/1992
Vanguard Target Retirement 2015 Fund	1.98	6.17	5.62	10/27/2003
Vanguard Target Retirement 2020 Fund	1.44	6.67	5.72	06/07/2006
Vanguard Target Retirement 2025 Fund	0.81	6.95	5.72	10/27/2003
Vanguard Target Retirement 2030 Fund	0.11	7.21	5.68	06/07/2006
Vanguard Target Retirement 2035 Fund	-0.67	7.44	5.74	10/27/2003
Vanguard Target Retirement 2040 Fund	-1.44	7.57	5.83	06/07/2006
Vanguard Target Retirement 2045 Fund	-1.51	7.56	5.82	10/27/2003
Vanguard Target Retirement 2050 Fund	-1.48	7.56	5.82	06/07/2006
Vanguard Target Retirement 2055 Fund	-1.57	7.58	9.96	08/18/2010
Vanguard Target Retirement 2060 Fund	-1.56	N/A	9.34	01/19/2012
Vanguard Target Retirement Income Fund	3.28	4.98	5.47	10/27/2003
Vanguard Federal Money Market Fund	0.18	0.04	1.07	07/13/1981

The following is a description of each of the 401(k) Plan’s investment funds:

Vanguard 500 Index fund: This fund seeks to track the performance of the S&P 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index

Vanguard Emerging Market Stock Index Fund: This fund seeks to track the performance of a benchmark index that measures the investment return of stocks issued by companies located in emerging market countries. It employs an indexing investment approach designed to track the performance of the FTSE Emerging Markets All Cap China A Transition Index.

Vanguard Growth Index Fund: This fund seeks to track the performance of the CRSP US Large Cap Growth Index, a broadly diversified index predominantly made up of growth stocks of large U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard Mid-Cap Growth Index Fund: This fund seeks to track the performance of the CRSP US Mid Cap Growth Index, a broadly diversified index of growth stocks of mid-size U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard Mid-Cap Index Fund: This fund seeks to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of mid-size U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard Mid-Cap Value Index Fund: This fund seeks to track the performance of the CRSP US Mid Cap Value Index, a broadly diversified index of value stocks of mid-size U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard REIT Index Fund: This fund seeks to provide a high level of income and moderate long-term capital appreciation by tracking the performance of the MSCI US REIT Index that measures the performance of publicly traded equity REITs. The Index is composed of stocks of publicly traded equity real estate investment trusts (known as REITs).

Vanguard Small-Cap Index Fund: This fund seeks to track the performance of the CRSP US Small Cap Index, a broadly diversified index of stocks of smaller U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard Total Intl. Stock Index Fund: This fund seeks to track the performance of a benchmark index that measures the investment return of stocks issued by companies located in developed and emerging markets, excluding the United States. It employs an indexing investment approach designed to track the performance of the FTSE Global All Cap ex US Index. The Index includes approximately 5,715 stocks of companies located in 45 countries.

Vanguard Total World Stock Index Fund: This fund seeks to track the performance of the FTSE Global All Cap Index, which is designed to measure the market performance of large-, mid-, and small-capitalization stocks of companies located around the world. This fund employs an indexing investment approach designed to track the performance of the Index.

Vanguard Value Index Fund: This fund seeks to track the performance of the CRSP US Large Cap Value Index, a broadly diversified index predominantly made up of value stocks of large U.S. companies. This fund invests all, or substantially all, of its assets in the stocks that make up the Index, holding each stock in approximately the same proportion as its weighting in the Index.

Vanguard High-Yield Corporate Fund: This fund seeks to provide a high level of current income. This fund primarily invests in a diversified group of high-yielding, higher-risk corporate bonds, commonly known as “junk bonds,” with medium- and lower-range credit-quality ratings.

Vanguard Inflation Protected Secs. Fund: This fund seeks to provide inflation protection and income consistent with investment in inflation-indexed securities. This fund invests primarily in inflation-indexed bonds issued by the U.S. government, its agencies and instrumentalities, and corporations.

Vanguard Total Bond Market Index Fund: This fund seeks to track the performance of the Barclays U.S. Aggregate Float Adjusted Index, which represents a wide spectrum of public, investment-grade, taxable, fixed income securities in the U.S. This fund invests by sampling the Index, holding a broadly diversified collection of securities that, in the aggregate, approximates the full Index.

Vanguard Total Intl. Bond Index Fund: This fund seeks to track the performance of the Barclays Global Aggregate ex-USD Float Adjusted RIC Capped Index (USD Hedged), which provides a broad-based measure of the global, investment-grade, fixed-rate debt markets. This fund invests by sampling the Index, holding a range of securities that, in the aggregate, approximates the full Index.

Vanguard Balanced Index Fund: This fund seeks to track the performance of a benchmark index that measures the investment return of the overall U.S. stock market. This fund employs an indexing investment approach designed to track the performance of two benchmark indexes. With approximately 60% of its assets, the Fund seeks to track the investment performance of the CRSP U.S. Total Market Index. With approximately 40% of its assets, the Fund seeks to track the investment performance of the Barclays U.S. Aggregate Float Adjusted Index.

Vanguard Target Retirement 2015 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2015. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2020 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2020. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2025 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2025. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2030 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2030. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2035 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2035. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2040 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2040. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2045 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2045. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2050 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2050. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2055 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2055. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement 2060 Fund: This fund seeks capital appreciation and current income consistent with its current asset allocation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2060. This fund’s asset allocation will become more conservative over time.

Vanguard Target Retirement Income Fund: This fund seeks current income and some capital appreciation. This fund invests in other Vanguard mutual funds according to an asset allocation strategy designed for investors currently in retirement.

Vanguard Federal Money Market Fund: This fund seeks to provide current income while maintaining liquidity and a stable share price of $1. This fund invests primarily in high-quality, short-term money market instruments issued by the U.S. government and its agencies and instrumentalities. Under the new money market reforms, government money market funds are required to invest at least 99.5% of their total assets in cash, government securities, and/or repurchase agreements that are collateralized solely by government securities or cash (collectively, government securities).

Investors should carefully consider a mutual fund’s investment objectives, risks, charges, and expenses prior to investing. A prospectus, or summary prospectus if available, containing this and other information can be obtained by contacting the plan administrator. Read the prospectus carefully before investing.

Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the plan administrator.

Investment in HV Bancorp Common Stock. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your 401(k) Plan account in HV Bancorp Common Stock. Your purchased shares will be held within the 401(k) Plan by the HV Bancorp Stock Fund. The HV Bancorp Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The HV Bancorp Stock Fund will initially consist solely of shares of HV Bancorp Common Stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). However, following the stock offering, the HV Bancorp Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the HV Bancorp Stock Fund. Your ownership interest in the HV Bancorp Stock Fund will be denominated in stock units. Performance of the HV Bancorp Stock Fund depends on a number of factors, including the financial condition and profitability of HV Bancorp and Huntingdon Valley Bank and the market conditions for shares of HV Bancorp Common Stock generally. Investments in the HV Bancorp Stock Fund involves special risks common to investments in shares of HV Bancorp Common Stock. For a discussion of material risks you should consider when investing in HV Bancorp Common Stock, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the options listed above, including the HV Bancorp Stock Fund. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time.

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the 401(k)(Plan)

The Trustee and Custodian. Pentegra Trust Company serves as trustee of, and Reliance Trust Company as custodian for all the investment funds under, the 401(k) Plan.

401(k) Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator, which is the Benefits Committee of Huntingdon Valley Bank (the “Benefits Committee”). The address of the 401(k) Plan administrator is 3501 Masons Mill Road, Suite 401, Huntingdon Valley, PA 19006, telephone number is (267) 280-4000. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of 401(k) Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Huntingdon Valley Bank to continue the 401(k) Plan indefinitely. Nevertheless, Huntingdon Valley Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your 401(k) Plan account. Huntingdon Valley Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Huntingdon Valley Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Huntingdon Valley Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Huntingdon Valley Bank. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit sharing plans maintained by Huntingdon Valley Bank, which is included in the distribution.

HV Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes HV Bancorp Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to HV Bancorp Common Stock; that is, the excess of the value of HV Bancorp at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of HV Bancorp Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of HV Bancorp Common Stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of HV Bancorp Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of HV Bancorp Common Stock. Any gain on a subsequent sale or other taxable disposition of HV Bancorp Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in HV Bancorp Common Stock under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in HV Bancorp Common Stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in HV Bancorp Common Stock.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in HV Bancorp Common Stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Huntingdon Valley Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in HV Bancorp Common Stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to HV Bancorp Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as HV Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of HV Bancorp, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of HV Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of HV Bancorp Common Stock by officers, directors and persons beneficially owning more than 10% of HV Bancorp Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by HV Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of HV Bancorp Common Stock resulting from non-exempt purchases and sales of HV Bancorp Common Stock within any six (6)-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of HV Bancorp Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of HV Bancorp Common Stock distributed from the 401(k) Plan for six (6) months following such distribution and are prohibited from directing additional purchases of HV Bancorp Common Stock for six (6) months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of HV Bancorp Common Stock has been passed upon by Luse Gorman, PC, Washington, D.C., which the firm acted as special counsel to HV Bancorp in connection with HV Bancorp’s stock offering.

PROSPECTUS

(Proposed Holding Company for Huntingdon Valley Bank)

Up to 1,897,500 shares of Common Stock

(Subject to Increase to up to 2,182,125 shares)

HV Bancorp, Inc., a Pennsylvania corporation and the proposed holding company for Huntingdon Valley Bank, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Huntingdon Valley Bank from the mutual to the stock form of organization. There is currently no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “HVBC” upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

We are offering up to 1,897,500 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 2,182,125 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 1,402,500 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible depositors of Huntingdon Valley Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Sandler O’Neill & Partners, L.P.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering is 30,000 shares ($300,000), and no person, together with an associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) in the offering.

The offering is expected to expire at 5:00 p.m., Eastern Time, on December 13, 2016. We may extend this expiration date without notice to you until January 27, 2017. The Federal Deposit Insurance Corporation (the “FDIC”), the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department of Banking”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) may approve a later date, which may not be beyond January 4, 2019. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond January 27, 2017, or the number of shares of common stock to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares. If the offering is extended past January 27, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum. If the number of shares to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum. All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time. Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Huntingdon Valley Bank and will earn interest at 0.10% per annum until completion or termination of the offering.

Sandler O’Neill & Partners, L.P. will assist us in selling our shares of common stock on a best efforts basis in the offering. Sandler O’Neill & Partners, L.P. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,402,500	1,650,000	1,897,500	2,182,125
Gross offering proceeds	$14,025,000	$16,500,000	$18,975,000	$21,821,250
Estimated offering expenses, excluding selling agent commissions	$1,030,000	$1,030,000	$1,030,000	$1,030,000
Selling agent commissions (1)(2)	$165,795	$199,950	$234,105	$273,383
Estimated net proceeds	$12,829,205	$15,270,050	$17,710,895	$20,517,867
Estimated net proceeds per share	$9.15	$9.25	$9.33	$9.40

(1)	See “The Conversion and Offering—Marketing and Distribution; Compensation” for a discussion of Sandler O’Neill & Partners, L.P.’s compensation for this offering.
(2)	Assumes all shares are sold in the subscription offering, and excludes reimbursable expenses and conversion agent fees, which are included in estimated offering expenses. If all shares of common stock are sold in the syndicated community offering, the maximum selling agent commissions and expenses would be $0.7 million at the minimum, $0.9 million at the midpoint, $1.0 million at the maximum and $1.2 million at the maximum, as adjusted. If all shares of common stock are sold in the syndicated community offering, the estimated net proceeds per share would be $8.72 at the minimum, $8.83 at the midpoint, $8.91 at the maximum and $8.98 at the maximum, as adjusted. See “The Conversion and Offering—Marketing and Distribution; Compensation” for a discussion of fees to be paid to Sandler O’Neill & Partners, L.P. and other FINRA member firms in the event that all shares are sold in a syndicated community offering.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 15.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Pennsylvania Department of Banking and Securities, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

For assistance, please contact the Stock Information Center, at (215) 392-6070.

The date of this prospectus is [prospectus date].

# Huntingdon Valley Bank

**ADMINISTRATIVE OFFICE**

**Mortgage Department**
1388 W. Street Road
Warminster, PA 18974

**BRANCH BANKING**

**Huntingdon Valley Main Office**
2617 Huntingdon Pike
Huntingdon Valley, PA 19006

**Plumsteadville**
5725 Easton Road
Plumsteadville, PA 18949

**Lafayette Redeemer**
8580 Verree Road
Philadelphia, PA 19111

NORTHAMPTON
78
LEHIGH
611
476
Plumsteadville
BUCKS
MONTGOMERY
476
95
Warrington
Warminster
422
Huntingdon Valley
276
611
276
Philadelphia
76
76
PHILADELPHIA
CHESTER
476
DELAWARE
95
95

ERIE
CRAWFORD
WARREN
MCKEAN
POTTER
TIOGA
BRADFORD
SUSQUEHANNA
WAYNE
Pittsburgh
Allentown
Philadelphia

i

SUMMARY

The following summary explains the significant aspects of Huntingdon Valley Bank’s mutual-to-stock conversion and the related offering of HV Bancorp, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to HV Bancorp, Inc. and Huntingdon Valley Bank, unless the context indicates another meaning. In addition, we sometimes refer to HV Bancorp, Inc. as “HV Bancorp,” and to Huntingdon Valley Bank as the “Bank.”

Huntingdon Valley Bank

Huntingdon Valley Bank is a mutual savings bank organized under the laws of the Commonwealth of Pennsylvania and is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. We have offices in Montgomery, Bucks and Philadelphia Counties, Pennsylvania. We are a community-oriented bank offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area. For additional information on our market area, see “Business of Huntingdon Valley Bank—Market Area.”

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans, commercial real estate loans (including multi-family loans), home equity loans and home equity lines of credit and, to a lesser extent, construction loans. We retain our loans in portfolio depending on market conditions, but we primarily sell our fixed-rate one- to four-family residential mortgage loans in the secondary market. We also invest in various investment securities. Our revenue is derived principally from interest on loans and investments and loan sales. Our primary sources of funds are deposits, Federal Home Loan Bank advances and principal and interest payments on loans and securities.

At June 30, 2016, we had total assets of $182.0 million, total deposits of $141.8 million and total equity of $13.0 million.

Our executive office is located at 3501 Masons Mill Road, Huntingdon Valley, Pennsylvania 19006, and our telephone number at this address is 267-280-4000. Our website address is www.huntingdonvalleybank.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

HV Bancorp, Inc.

The shares being offered will be issued by HV Bancorp, Inc. a newly formed Pennsylvania corporation that will own all of the outstanding shares of common stock of Huntingdon Valley Bank upon completion of Huntingdon Valley Bank’s mutual-to-stock conversion. HV Bancorp, Inc. was incorporated in December 2013, and has not engaged in any business to date. Upon completion of the conversion, HV Bancorp will register as a bank holding company and will be subject to comprehensive regulation and examination by the Federal Reserve Board.

HV Bancorp’s executive office is located at 3501 Masons Mill Road, Huntingdon Valley, Pennsylvania 19006, and its telephone number at this address is 267-280-4000.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Huntingdon Valley Bank will convert from a mutual (meaning no stockholders) savings bank to a stock savings bank. As part of the conversion, HV Bancorp, the proposed holding company for Huntingdon Valley Bank, will offer for sale shares of its common stock in a subscription offering and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, HV Bancorp will be 100% owned by stockholders and Huntingdon Valley Bank will be a wholly-owned subsidiary of HV Bancorp. See “The Conversion and Offering” for a full description of the conversion.

Business Strategy

We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our core business strategies are to:

•	Continue to Originate and Sell Certain Residential Real Estate Loans. Residential mortgage lending has historically been a significant part of our business, and we recognize that originating one- to four-family residential real estate loans is essential to our status as a community-oriented bank. During the year ended June 30, 2016, we originated $161.7 million in one- to four-family residential real estate loans held for sale, selling $157.8 million of one- to four-family residential real estate loans held for sale for gains on sale of $4.1 million. Similarly during the year ended June 30, 2015, we originated $155.1 million in one- to four-family residential real estate loans held for sale, selling $159.5 million in one- to four-family residential real estate loans held for sale for gains on sale of $3.8 million. We intend to continue to sell in the secondary market most of the long-term conforming fixed-rate one- to four-family residential real estate loans that we originate to increase non-interest income and manage the interest rate risk of our loan portfolio. We also intend to expand our portfolio of jumbo adjustable-rate one- to four-family residential real estate loans in order to increase interest income and help manage our interest rate risk. At June 30, 2016, we had $16.0 million in jumbo adjustable-rate one- to four-family residential real estate loans, which represented 22.3% of our one- to four-family residential real estate loan portfolio. We originate these loans internally through our relationships with real estate brokers and purchase loans through our relationships with certain mortgage originators. All purchased loans must comply with our underwriting standards.

•	Increase Commercial Real Estate Lending. In order to increase the yield on our loan portfolio and reduce the term to repricing, following our conversion we plan to increase our commercial real estate lending while maintaining what we believe are conservative underwriting standards. We will focus our commercial real estate lending on small businesses located in our market area, targeting owner-occupied businesses such as professional service providers. We also intend to partner with another local financial institution whereby we will sell them a participation interest in our commercial real estate loan originations in order to reduce our credit risk and control our costs as we grow our portfolio. These commercial real estate loans must comply with our underwriting standards.

•

Maintain High Asset Quality. Strong asset quality is critical to the long-term financial success of a community bank. We attribute our high asset quality to maintaining conservative underwriting standards, the diligence of our loan collection personnel and the stability of the local economy. At June 30, 2016, our non-performing assets to total assets ratio was 0.69%. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to absorb the probable losses inherent in our loan portfolio.

•	Increase our Lower-Cost Core Deposits. NOW, passbook, checking and money market accounts are a lower cost source of funds than time deposits, and we have made a concerted effort to increase lower-cost transaction deposit accounts and reduce time deposits. Our ratio of core (non-time) deposits to total deposits has increased from 70.8% at June 30, 2015 to 73.5% at June 30, 2016. We plan to continue to aggressively market our core transaction accounts, emphasizing our high quality service and competitive pricing of these products. We also offer the convenience of technology-based products, such as remote deposit capture, internet banking, mobile banking and mobile capture.

•	Expand our banking franchise as opportunities arise through acquisitions of other financial institutions. We currently operate from four full service and one limited service banking offices. In order to grow our assets to mitigate the increasing costs of regulatory compliance, we intend to evaluate expansion opportunities, primarily through potential acquisitions of local financial institutions. We would seek to expand our presence in Montgomery, Bucks or Philadelphia Counties, Pennsylvania. However, we currently have no understandings or agreements with respect to acquiring any financial institution.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion and Offering

We believe the stock form of organization will provide us with access to additional resources to expand the products and services we offer our customers. Management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities and over time grow to achieve economies of scale that may not otherwise be available to us, while being committed to remaining an independent community bank. Our primary reasons for converting and raising additional capital through the offering are to:

•	increase our capital to enhance our financial strength and to support existing and future lending and deposit growth;

•	enhance our lending capacity by increasing our regulatory lending limits;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for our management and employees that will give them an opportunity and greater incentive to share in our long-term growth and success;

•	enhance our community ties by providing depositors and members of our community with the opportunity to acquire an ownership interest in Huntingdon Valley Bank; and

•	provide greater flexibility to structure and finance opportunities for expansion, including acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

As of June 30, 2016, Huntingdon Valley Bank was considered “well capitalized” for regulatory purposes. As a result of the conversion, the proceeds from the stock offering will further improve our capital position.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 1,402,500 shares and 1,897,500 shares of common stock to eligible depositors of Huntingdon Valley Bank and to our tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 2,182,125 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock offered is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares, or the offering is extended beyond January 27, 2017, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the offering is extended past January 27, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum. If the number of shares to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum. We will give these subscribers an opportunity to place new orders for a specified period of time. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of HV Bancorp, assuming the conversion and offering are completed. RP Financial, LC., our independent appraiser, has estimated that, as of August 5, 2016, this market value was $16.5 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $14.0 million and a maximum of $19.0 million. Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 1,402,500 shares to 1,897,500 shares. We may sell up to 2,182,125 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Huntingdon Valley Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $200 million and $550 million as of June 30, 2016 that RP Financial, LC. considers comparable to HV Bancorp. The appraisal peer group consists of the following companies.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at March 31, 2016
				(in millions)
Bay Bancorp, Inc.	BYBK	Nasdaq	Columbia, MD	$463
Equitable Financial Corp.	EQFN	Nasdaq	Grand Island, NE	234
Hamilton Bancorp, Inc.	HBK	Nasdaq	Towson, MD	393
Jacksonville Bancorp, Inc.	JXSB	Nasdaq	Jacksonville, IL	302
MSB Financial Corp.	MSBF	Nasdaq	Millington, NJ	380
Prudential Bancorp, Inc.	PBIP	Nasdaq	Philadelphia, PA	538
Poage Bankshares, Inc.	PBSK	Nasdaq	Ashland, KY	436
United Community Bancorp	UCBA	Nasdaq	Lawrenceburg, IN	518
Wayne Savings Bancshares, Inc.	WAYN	Nasdaq	Wooster, OH	438
Wolverine Bancorp, Inc.	WBKC	Nasdaq	Midland, MI	386

The following table presents a summary of selected pricing ratios for the peer group companies and for HV Bancorp (on a pro forma basis) utilized by RP Financial, LC. in its appraisal. These ratios are based on HV Bancorp’s book value, tangible book value and net income as of and for the twelve months ended June 30, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 5, 2016. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 31.6% on a price-to-book value basis, a discount of 33.8% on a price-to-tangible book value basis and a discount of 16.4% on a price-to-earnings basis. Compared to the median pricing ratios of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.1% on a price-to-book value basis, a discount of 33.0% on a price-to-tangible book value basis and a discount of 5.4% on a price-to-earnings basis.

	Price-to-core earnings Multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
HV Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	25.08	x	70.67%	70.67%
Maximum	21.37	x	66.80	66.80
Midpoint	18.26	x	62.85	62.85
Minimum	15.26	x	58.14	58.14

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	21.83	x	91.89%	94.99%
Medians	19.31	x	89.87	93.80

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis for the twelve months ended June 30, 2016 for HV Bancorp and for the twelve months ended March 31, 2016 for the peer group companies.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

How We Intend to Use the Proceeds From the Stock Offering

HV Bancorp will contribute at least 50% of the net proceeds of the offering to Huntingdon Valley Bank. We anticipate that HV Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $6.4 million, $7.6 million, $8.9 million and $10.3 million, respectively, of the net proceeds from the stock offering in Huntingdon Valley Bank. Of the remaining funds, we intend that HV Bancorp will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering. Assuming we sell 1,650,000 shares of common stock in the stock offering and have net proceeds of $15.3 million, we anticipate that HV Bancorp will invest $7.6 million in Huntingdon Valley Bank, loan $1.3 million to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $6.3 million of the net proceeds.

HV Bancorp may use the remaining funds that it retains for investments, to pay cash dividends, to repurchase shares of common stock (subject to compliance with regulatory requirements), to expand our banking franchise by acquiring financial institutions as opportunities arise, or for other general corporate purposes. Huntingdon Valley Bank may use the remaining net proceeds to fund new loans, enhance existing products and services and support the development of new products and services, invest in securities, or for general corporate purposes.

For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	first, to depositors with accounts at Huntingdon Valley Bank with aggregate balances of at least $50 at the close of business on June 30, 2015;

(ii)	second, to our tax-qualified employee benefit plans (including Huntingdon Valley Bank’s employee stock ownership plan and Huntingdon Valley Bank’s 401(k) plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the offering;

(iii)	third, to depositors with accounts at Huntingdon Valley Bank with aggregate balances of at least $50 at the close of business on September 30, 2016; and

(iv)	fourth, to depositors of Huntingdon Valley Bank at the close of business on November 7, 2016 and each borrower of Huntingdon Valley Bank as of January 15, 1992 whose loan remained outstanding as of the close of business on November 7, 2016.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania. The community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Sandler O’Neill & Partners, L.P. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual (or group of individuals exercising subscription rights through a single deposit account held jointly) may purchase more than 30,000 shares ($300,000) of common stock. If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 30,000 shares ($300,000) of common stock:

•	your spouse or relatives of you or your spouse who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 30,000 shares ($300,000). See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

Subject to FDIC, Pennsylvania Department of Banking and Federal Reserve Board approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable directly to HV Bancorp, Inc.; or

•	authorizing us to withdraw available funds from the types of Huntingdon Valley Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers. Huntingdon Valley Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use any type of third-party check to pay for shares of common stock. Funds received in the subscription and community offerings and, if applicable, the syndicated community offering, will be held in a segregated account at Huntingdon Valley Bank and will earn interest at 0.10% per annum until completion or termination of the offering. You may not authorize direct withdrawal from a Huntingdon Valley Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed stock order form, together with full payment payable to HV Bancorp, Inc. or authorization to withdraw funds from one or more of your Huntingdon Valley Bank deposit accounts, provided that the stock order form is received before 5:00 p.m., Eastern Time, on December 13, 2016. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Huntingdon Valley Bank’s executive office located at 3501 Masons Mill Road, Huntingdon Valley, Pennsylvania. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other banking offices. Please do not mail stock order forms to Huntingdon Valley Bank’s offices. Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond January 27, 2017, or the number of shares of common stock to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings May Take Additional Time

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 13, 2016 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Huntingdon Valley Bank or elsewhere.

If you wish to purchase shares of common stock in the subscription or community offerings by using some or all of the funds in your IRA or other retirement account held at Huntingdon Valley Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm (not Huntingdon Valley Bank), before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. As noted above, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 13, 2016 offering deadline due to timing constraints and, possible limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights. In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible member. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 185,000 shares ($1.9 million) of common stock in the offering, representing 13.2% of shares to be sold at the minimum of the offering range. However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “—Limits on How Much Common Stock You May Purchase.”

Purchases by our directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold to complete the offering will be made for investment purposes only and not with a view toward redistribution.

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 5:00 p.m., Eastern Time, on December 13, 2016, unless we extend the subscription offering and/or the community offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on December 13, 2016, whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares—Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,402,500 shares of common stock, we may take additional steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	seek regulatory approval to extend the offering beyond January 27, 2017.

If we extend the offering past January 27, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date the stock order was processed. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

Conditions to Completion of the Conversion

The board of directors of Huntingdon Valley Bank has approved the plan of conversion. In addition, the FDIC and the Pennsylvania Department of Banking have conditionally approved the plan of conversion and the Federal Reserve Board has conditionally approved our holding company application. We cannot complete the conversion unless:

•	the plan of conversion is approved by a majority of votes eligible to be cast by members of Huntingdon Valley Bank (depositors and certain borrowers of Huntingdon Valley Bank) as of November 7, 2016;

•	we have received orders for at least the minimum number of shares of common stock offered; and

•	we receive the final approval required from the FDIC and the Pennsylvania Department of Banking to complete the conversion and offering.

Any approval by the FDIC, the Pennsylvania Department of Banking or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. See “Our Dividend Policy.”

Market for Common Stock

We anticipate that the common stock sold in the offering will be listed on the Nasdaq Capital Market under the symbol “HVBC” following the completion of the stock offering. Sandler O’Neill & Partners, L.P. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.”

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin the day following the completion of the conversion and offering. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 2,182,125 shares in the offering without further notice to you. If our pro forma market value at that time is either below $14.0 million or above $21.8 million, then, after consulting with the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.10% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the FDIC, the Pennsylvania Department of Banking, the Federal Reserve Board, the Financial Industry Regulatory Authority and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers by mail sent to the address the subscriber provides on the stock order form they have submitted of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Huntingdon Valley Bank that is being called to vote on the conversion, and at any time after member approval with the concurrence of the FDIC and the Pennsylvania Department of Banking. In addition, we must sell a minimum of 1,402,500 shares to complete the offering. If we terminate the offering, we will promptly return funds, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the offering. Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. If Eligible Account Holders subscribe for all of our common stock being sold in the offering, no shares will be available for our tax-qualified employee benefit plans and if market conditions warrant, in the judgment of these plans’ trustees, our employee stock ownership plan and 401(k) plan may instead elect to purchase shares in the open market following the completion of the conversion.

We also intend to implement one or more stock-based benefit plans after completion of the conversion. Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable federal regulations. If adopted within 12 months following the completion of the conversion, federal conversion regulations would allow for the stock-based benefit plans to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 87,285 shares of common stock at the adjusted maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plans would also be permitted to reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 218,213 shares of common stock at the adjusted maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after 12 months from the date of the completion of the conversion, the 4% and 10% limitations described above would no longer apply, and we may adopt stock-based benefit plans encompassing more than 305,498 shares of our common stock assuming the adjusted maximum of the offering range. We have not yet determined whether we will present these plans for stockholder approval within or after 12 months following the completion of the conversion.

If 4% of the shares of common stock sold in the conversion are awarded under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 3.85% of their ownership interest of HV Bancorp, Inc. If 10% of the shares of common stock sold in the conversion are issued upon the exercise of options granted under a stock-based benefit plan and come from authorized but unissued shares of common stock, stockholders would experience dilution of 9.09% of their ownership interest in HV Bancorp, Inc.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants that would be available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of repurchased shares. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting From Issuance of Shares for Stock Benefit Plans	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued		At Minimum of Offering Range	At Adjusted Maximum of Offering Range
					(In thousands)
Employee stock ownership plan	112,200	174,570	8.00%	n/a (3)	$1,122	$1,746
Stock awards	56,100	87,285	4.00	3.85%	561	873
Stock options	140,250	218,213	10.00	9.09%	337	524

Total	308,550	480,068	22.00%	12.28%	$2,020	$3,142

(1)	The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted and approved by stockholders more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.40 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 1.49%; and a volatility rate of 13.89%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

Tax Consequences

Huntingdon Valley Bank and HV Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights. Huntingdon Valley Bank and HV Bancorp have also received an opinion of BDO USA, LLP regarding the material Pennsylvania state tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Huntingdon Valley Bank, HV Bancorp or persons eligible to subscribe in the subscription offering. See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2015, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an emerging growth company for five years after the completion of the stock offering.

As an emerging growth company we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act ( the “Dodd-Frank Act”), (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. However, we also will not be subject to the auditor attestation requirement or additional executive compensation disclosures so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We may remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (215) 392-6070. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of our common stock.

Risks Related to Our Business

Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings.

A key component of our strategy is to continue to sell in the secondary market the longer term, conforming fixed-rate residential mortgage loans that we originate, thereby earning non-interest income in the form of gains on sale. For the year ended June 30, 2016, loan sales made up approximately 76.8% of our non-interest income and 38.6% of our revenue. When interest rates rise, the demand for mortgage loans tends to fall and may reduce the number of loans we can originate for sale. Weak or deteriorating economic conditions also tend to reduce loan demand. If the loan demand for conforming fixed-rate residential mortgage loans decreases or we are unable to sell such loans for a profit, then our non-interest income would likely decline which would adversely affect our earnings.

Our business may be adversely affected by credit risk associated with residential property.

At June 30, 2016, $72.0 million, or 76.8%, of our total loan portfolio was secured by one- to four-family real estate. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. A decline in residential real estate values as a result of a downturn in the Pennsylvania housing market could reduce the value of the real estate collateral securing these types of loans. As a result, we have increased risk that we could incur losses if borrowers default on their loans because we may be unable to recover all or part of the defaulted loans by selling the real estate collateral. In addition, if borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds. For these reasons, we may experience higher rates of delinquencies, defaults and losses on our residential mortgage loans.

We have a high concentration of loans secured by real estate in our market area, which makes our business highly susceptible to downturns in the local economy and could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, we are a community banking franchise located in southeastern Pennsylvania. At June 30, 2016, a substantial amount of our mortgage loans were secured by real estate located in our primary market area in southeastern Pennsylvania. As a result, we have a greater risk of loan defaults and losses in the event of economic weakness in our market area, which may have a negative effect on the ability of our borrowers to timely repay their loans. A deterioration in economic conditions in the market area we serve could result in, among other things: (i) an increase in loan delinquencies, problem assets and foreclosures; (ii) a decrease in the demand for loans by creditworthy borrowers; and (iii) a decline in the value of the collateral securing our loans. Consequently, a deterioration in economic conditions in the local economy could have a material adverse effect on our business, financial condition and results of operations. For additional information on our market area, see “Business of Huntingdon Valley Bank—Market Area.”

Future changes in market interest rates may reduce our profits.

Our profitability, like that of most financial institutions, depends to a large extent on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.

If interest rates rise, and if rates on our deposits reprice upwards faster than the rates on our long-term loans and investments, we would experience compression of our interest rate spread, which would have a negative effect on our net interest income and profitability. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which would also negatively impact our interest income.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect our ability to originate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

At June 30, 2016, our “rate shock” analysis indicates that our economic value of equity would decrease by $2.2 million, or 11.99%, if there was an instantaneous 200 basis point increase in market interest rates. However, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Interest Rate Risk.”

An increase in interest rates may reduce our mortgage banking revenues, which would negatively impact our non-interest income.

We sell residential mortgage loans in the secondary market, which provides a significant portion of our non-interest income. We generate mortgage revenues primarily from gains on the sale of mortgage loans to investors on a servicing-released basis. We also earn interest on loans held for sale while they are awaiting delivery to our investors. In a rising or higher interest rate environment, our originations of mortgage loans may decrease, resulting in fewer loans that are available to be sold to investors. This would result in a decrease in mortgage banking revenues. In addition, our results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment and data processing expense and other operating costs. During periods of reduced loan demand, our results of operations may be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

If the prolonged low interest rate environment continues in the future, the average yield on our one- to four-family residential loan portfolio is likely to continue to decrease.

Historically, the substantial majority of our loans has consisted of longer-term (up to 30 years) fixed-rate one- to four-family residential mortgage loans. In recent years, while we have sold most of our newly originated fixed-rate conforming one- to four-family residential mortgage loans, fixed-rate one- to four-family residential mortgage loans will likely continue to comprise a large percentage of our interest-earning assets. At June 30, 2016, our one- to four-family residential mortgage loan portfolio totaled $72.0 million, or 76.8% of total loans. Traditionally one- to four-family residential mortgage loans have lower yields than commercial real estate or commercial and industrial loans because one- to four-family residential mortgage loans have less credit risk. Due to the prolonged low interest rate environment, the average yield on one- to four-family residential mortgage loans that we have originated for our portfolio in the past two years has decreased to 3.65%. In the future, as higher yielding one- to four-family residential mortgage loans that we currently hold in our portfolio are paid off or refinanced to lower rates, the average yield on our one- to four-family residential mortgage loan portfolio is likely to decrease if market interest rates remain at their current historically low levels.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving our growth targets will require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced employees, the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

Our commercial real estate loans generally carry greater credit risk than loans secured by owner occupied one- to four-family real estate, and these risks will increase if we succeed in our plan to increase this type of lending.

At June 30, 2016, $11.6 million, or 12.4%, of our loan portfolio consisted of commercial real estate loans. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. Also, many of our borrowers have more than one of these types of loans outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan. Commercial real estate loans have greater credit risk than one- to four-family residential real estate loans because repayment is generally dependent on income generated in amounts sufficient to cover operating expenses and debt service.

If loans that are collateralized by real estate become troubled and the value of the collateral becomes significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan. This could cause us to increase our provision for loan losses which would in turn adversely affect our operating results and financial condition.

Furthermore, a key component of our strategy is to increase our origination of commercial real estate loans to diversify our loan portfolio and increase our returns or yields on our loan portfolio, which will significantly increase our exposure to the risks inherent in these types of loans.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

Lending is inherently risky and we are exposed to the risk that our borrowers may default on their obligations. A borrower’s default on its obligations may result in lost principal and interest income and increased operating expenses as a result of the allocation of management’s time and resources to the collection and work-out of the loan. In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to charge-off the loan in whole or in part. In such situations, we may acquire real estate or other assets, if any, that secure the loan through foreclosure or other similar available remedies, and the amount owed under the defaulted loan may exceed the value of the assets acquired.

At June 30, 3016, our allowance for loan losses as a percentage of total loans was 0.52%. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies or non-performing loans increase, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and thereby decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and, based on their judgments and information available to them at the time of their review, may require us to increase our allowance for loan losses or recognize further loan charge-offs. An increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may reduce our net income and our capital, which may have a material adverse effect on our financial condition and results of operations.

If our non-performing assets increase, our earnings will be adversely affected.

At June 30, 2016, our non-performing assets, which consist of non-performing loans and other real estate owned, were $1.3 million, or 0.69% of total assets. Our non-performing assets adversely affect our net income in various ways:

•	we record interest income only on the cash basis or cost-recovery method for non-accrual loans and we do not record interest income for other real estate owned;

•	we must provide for probable loan losses through a current period charge to the provision for loan losses;

•	non-interest expense increases when we write down the value of properties in our other real estate owned portfolio to reflect changing market values;

•	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees; and

•	the resolution of non-performing assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our non-performing assets, our losses and troubled assets could increase significantly, which would have a material adverse effect on our financial condition and results of operations.

Our nonconforming jumbo loan portfolio exposes us to increased credit risk.

A significant portion of our one- to four-family residential real estate loan portfolio consists of jumbo loans that do not conform to secondary market mortgage requirements, and therefore are not immediately saleable to Fannie Mae or Freddie Mac because such loans exceed the maximum balance allowable for sale (generally $417,000 for single-family homes in our market area). At June 30, 2016, we had $38.6 million in jumbo loans, which represented 53.7% of our one- to four-family residential loan portfolio.

Jumbo one- to four-family residential loans may expose us to increased risk because of their larger balances, and because they cannot be immediately sold to government sponsored enterprises. Accordingly, if our nonconforming jumbo one- to four-family residential loans do not perform, it will have an adverse effect on our financial condition and results of operations.

If we are required to repurchase mortgage loans that we have previously sold, it would negatively affect our earnings.

Our loans sold in the secondary market have agreements that contain representations and warranties related to, among other things, the origination and characteristics of the mortgage loans. We may be required to repurchase mortgage loans that we have sold in cases of borrower default or breaches of these representations and warranties. If we are required to repurchase mortgage loans or provide indemnification or other recourse, this could significantly increase our costs and thereby affect our future earnings.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because one of our primary sources of income is the net interest income we earn on our loans and investments, less the interest we pay on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base makes it difficult to generate meaningful non-interest income. Finally, as a smaller institution, we are disproportionately affected by the ongoing increased costs of compliance with banking and other regulations.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide. In addition, larger competitors may be able to price loans and deposits more aggressively than we can, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our continued ability to successfully compete in our market area. If competition causes us to raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. For additional information see “Business of Huntingdon Valley Bank—Market Area” and “—Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued industry consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures than we do. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services than we can as well as better pricing for those products and services.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Huntingdon Valley Bank is, and HV Bancorp will be, subject to extensive regulation, supervision and examination by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation and the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of federal deposit insurance fund and the depositors and borrowers of Huntingdon Valley Bank, rather than for our stockholders. Additionally, our mortgage banking business is subject to the rules and regulations of the U.S. Department of Housing and Urban Development (“HUD”), the Federal Housing Administration (“FHA”), the Veterans’ Administration (“VA”), the U.S. Department of Agriculture (“USDA”) and/or Fannie Mae with respect to originating, processing, selling and servicing mortgage loans. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

The Dodd-Frank Act has significantly changed the bank regulatory structure and affects the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies have been given significant discretion in drafting the implementing rules and regulations, many of which are not in final form. The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks with more than $10 billion in assets. Banks with $10 billion or less in assets continue to be examined for compliance with consumer laws by their primary bank regulators. The Dodd-Frank Act also weakened the federal preemption rules that have been applicable for national banks and federal savings associations, and gives state attorneys general the ability to enforce federal consumer protection laws.

The full impact of the Dodd-Frank Act on our business will not be known until all regulations affecting community banks under the statute are implemented. As a result, at this time we do not know the full extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with the Dodd-Frank Act and its implementing regulations and policies has already resulted in changes to our business and operations, as well as additional costs, and has diverted management’s time from other business activities, which adversely affects our financial condition and results of operations.

Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation.

We regularly collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our business, operations, plans and strategies. In some cases, this confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf.

Information security risks have generally increased in recent years because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial and other transactions and the increased sophistication and activities of perpetrators of cyber-attacks and mobile phishing. Mobile phishing, a means for identity thieves to obtain sensitive personal information through fraudulent e-mail, text or voice mail, is an emerging threat targeting the customers of popular financial entities. A failure in or breach of our operational or information security systems, or those of our third-party service providers, as a result of cyber-attacks or information security breaches or due to employee error, malfeasance or other disruptions, could adversely affect our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our operating costs or cause losses.

If this confidential or proprietary information were to be mishandled, misused or lost, we could be exposed to significant regulatory consequences, reputational damage, civil litigation and financial loss.

Physical, procedural and technological safeguards designed to protect confidential and proprietary information from mishandling, misuse or loss, do not provide absolute assurance that mishandling, misuse or loss of information will not occur, and if mishandling, misuse or loss of information does occur, that those events will be promptly detected and addressed. Similarly, when confidential or proprietary information is collected, compiled, processed, transmitted or stored by third parties on our behalf, our policies and procedures require that the third party agree to maintain the confidentiality of the information, establish and maintain policies and procedures designed to preserve the confidentiality of the information, and permit us to confirm the third party’s compliance with the terms of the agreement. As information security risks and cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition, any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide the security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource the majority of our data processing to third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruptions, or breaches of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend upon the services of the members of our senior management team to implement our business strategy and execute our operations. Our management team is comprised of experienced executives, with our top four executives possessing an average of 27 years of financial institution experience. Members of our senior management team and lending personnel who have expertise and key business relationships in our markets could be difficult to replace. The loss of these persons or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete. See “Management.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”) requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

The federal banking agencies have adopted a final rule implementing the regulatory capital reforms from the Basel Committee on Banking Supervision (“Basel III”) and changes required by the Dodd-Frank Act. The final rule includes new minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and refines the definition of what constitutes “capital” for calculating these ratios.

The new minimum capital requirements are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from prior rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. Huntingdon Valley Bank has elected to opt out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating its regulatory capital requirements. The final rule also establishes a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement began being phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

We have analyzed the effects of these new capital requirements, and we believe that, upon completion of the offering, Huntingdon Valley Bank would meet all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in full effect as of June 30, 2016.

The application of more stringent capital requirements likely will result in lower returns on equity, and could require raising additional capital in the future, or result in regulatory actions if we are unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, change our business models, and/or increase our holdings of liquid assets. The implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying dividends or repurchasing our shares. Specifically, beginning in 2017, Huntingdon Valley Bank’s ability to pay dividends to HV Bancorp will be limited if it does not have the capital conservation buffer required by the new capital rules, which may further limit HV Bancorp’s ability to pay dividends to stockholders. See “Supervision and Regulation—Federal Bank Regulation—Capital Requirements.”

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on conducting acquisitions or establishing new branches. During the last year, several banking institutions have received large fines for non-compliance with these laws and regulations. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations.

We face significant operational risks because the nature of the financial services business involves a high volume of transactions.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of operational deficiencies or as a result of non-compliance with applicable regulatory standards, adverse business decisions or their implementation, or customer attrition due to potential negative publicity. In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action, and/or suffer damage to our reputation.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and operating results may be materially adversely affected.

Future acquisition activity could dilute book value.

Both nationally and in Pennsylvania, the banking industry is undergoing consolidation marked by numerous mergers and acquisitions. From time to time we may be presented with opportunities to acquire institutions and/or bank branches and we may engage in discussions and negotiations. Acquisitions typically involve the payment of a premium over book and trading values, and therefore, may result in the dilution of our book value per share.

A new accounting standard will likely require us to increase our allowance for loan losses and may have a material adverse effect on our financial condition and results of operations.

The Financial Accounting Standards Board has adopted a new accounting standard that will be effective for HV Bancorp and Huntingdon Valley Bank for fiscal year 2021. This standard, referred to as Current Expected Credit Loss, or CECL, will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for loan losses. This will change the current method of providing allowances for loan losses that are probable, which would likely require us to increase our allowance for loan losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of the allowance for loan losses. Any increase in our allowance for loan losses or expenses incurred to determine the appropriate level of the allowance for loan losses may have a material adverse effect on our financial condition and results of operations.

If our risk management framework does not effectively identify or mitigate our risks, we could suffer losses.

Our risk management framework seeks to mitigate risk and appropriately balance risk and return. We have established processes and procedures intended to identify, measure, monitor and report the types of risk to which we are subject, including credit risk, operations risk, compliance risk, reputation risk, strategic risk, market risk and liquidity risk. We seek to monitor and control our risk exposure through a framework of policies, procedures and reporting requirements. Management of our risks in some cases depends upon the use of analytical and/or forecasting models. If the models used to mitigate these risks are inadequate, we may incur losses. In addition, there may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated. If our risk management framework does not effectively identify or mitigate our risks, we could suffer unexpected losses and could be materially adversely affected.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties, regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our loan foreclosure policy, which requires us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering. The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Huntingdon Valley Bank, pursuant to federal banking regulations and subject to review and approval by the FDIC and the Pennsylvania Department of Banking. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations may not be related to the operating performance of particular companies whose shares are traded.

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $6.4 million and $8.9 million of the net proceeds of the offering (or $10.3 million at the adjusted maximum of the offering range) in Huntingdon Valley Bank. We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by our employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of our common stock, pay dividends, or for other general corporate purposes. Huntingdon Valley Bank intends to use the net proceeds it receives to fund new loans, primarily one- to four-family residential and commercial real estate loans, enhance existing products and services, invest in securities, expand its banking franchise by acquiring other financial institutions as opportunities arise, or for other general corporate purposes. However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as acquiring other financial institutions may require the approval of the FDIC, the Pennsylvania Department of Banking or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at a time that is most beneficial to HV Bancorp, Huntingdon Valley Bank or our stockholders.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market, subject to completion of the offering and compliance with certain conditions. Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once trading begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, will be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. For the year ended June 30, 2016, we had a return on equity of 8.69%, compared to an average return on equity of 6.12% based on trailing twelve-month earnings for all publicly traded, fully converted savings institutions as of the most recent date for which information is available. Following the stock offering, we expect our consolidated equity to increase from $13.0 million at June 30, 2016 to between $24.1 million at the minimum of the offering range and $30.9 million at the adjusted maximum of the offering range. We expect our return on equity to remain relatively low until we are able to leverage the additional capital we receive from the stock offering. Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will remain low due to the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to implement. Until we can increase our net interest income and non-interest income, our return on equity may reduce the value of our shares of common stock.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. We may also be limited in the payment of dividends under statutory and regulatory provisions.

Our stock-based benefit plans will increase our expenses, which will reduce our net income.

We anticipate that our employee stock ownership plan will purchase up to 8% of the shares of common stock sold in the stock offering with funds borrowed from HV Bancorp. The cost of acquiring the shares of common stock for the employee stock ownership plan in the first year following completion of the offering will be between $34,000 at the minimum of the offering range and $52,000 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expense equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock. The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion. We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 1.49% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 13.89% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.40 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual expense associated with the stock options in the first year after the offering would be $94,000 at the adjusted maximum of the offering range. In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual expense associated with restricted stock awarded under the stock-based benefit plan would be $105,000 at the adjusted maximum of the offering range in the first year after the offering. Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares. If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by HV Bancorp) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $561,000 at the minimum of the offering range and $873,000 at the adjusted maximum of the offering range. To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above. Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans is likely to dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering. If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other stockholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares. The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of stock-based benefit plans will be subject to stockholder approval, the determination as to the timing of the implementation of such plans will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses, which will reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of HV Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire HV Bancorp, pursue a proxy contest for control of HV Bancorp, assume control of HV Bancorp by a holder of a large block of common stock, or remove HV Bancorp’s management, all of which stockholders might think are in their best interests. These provisions include:

•	restrictive requirements regarding eligibility for service on the board of directors, including residency requirements, age requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•	the election of directors to staggered terms of three years;

•	provisions requiring advance notice of stockholder proposals and director nominations;

•	a limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

•	a prohibition on cumulative voting;

•	a requirement that the calling of a special meeting by stockholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•	a requirement that directors may only be removed for cause and by two-thirds of the votes entitled to be cast;

•	the ability of the board of directors to fill vacancies on the board;

•	the board of directors’ ability to cause HV Bancorp to issue preferred stock;

•	the ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

•	the ability of the board of directors to consider a variety of factors in evaluating offers to purchase or acquire HV Bancorp; and

•	the requirement of the vote of 75% of the votes entitled to be cast without approval of 80% of the board in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of HV Bancorp, Inc.—HV Bancorp’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Huntingdon Valley Bank or HV Bancorp without the prior approval of the Federal Reserve Board. In addition, the business corporation law of Pennsylvania, the state where HV Bancorp is incorporated, provides for certain restrictions on acquisition of HV Bancorp. See “Restrictions on Acquisitions of HV Bancorp, Inc.—Pennsylvania Corporate Law,” “—Huntingdon Valley Bank’s Articles of Incorporation” and “—Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 13.2% and 8.5% of our common stock at the minimum and adjusted maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the stock-based benefit plans (assuming shares to fund such plans come from repurchased shares) could result in ownership by insiders of HV Bancorp, Inc. and Huntingdon Valley Bank of approximately 38.5% of the total shares issued in the offering at the minimum and approximately 35.2% of the total shares issued in the offering at the adjusted maximum of the offering range. The ownership by executive officers, directors and our stock benefit plans could result in actions being taken that are not in accordance with other stockholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, federal regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Federal Reserve Board and the FDIC. See “Restrictions on Acquisition of HV Bancorp, Inc.” for a discussion of applicable federal regulations regarding acquisitions. Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes Oxley Act, including the additional level of review of our internal control over financial reporting that may occur when outside auditors attest to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an emerging growth company for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders up to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notify all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the FDIC and the Pennsylvania Department of Banking.

You may not revoke your decision to purchase HV Bancorp common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond July 29, 2016, or the number of shares to be sold in the offering is increased to more than 2,182,125 shares or decreased to fewer than 1,402,500 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and certain borrowers of Huntingdon Valley Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED FINANCIAL AND OTHER DATA

OF HUNTINGDON VALLEY BANK

The following tables set forth selected historical financial and other data of Huntingdon Valley Bank for the years and at the dates indicated. The information at and for the years ended June 30, 2016 and 2015 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Huntingdon Valley Bank beginning at page F-1 of this prospectus.

	At June 30,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$182,023	$167,298
Cash and cash equivalents	15,427	15,596
Investment securities available-for-sale, at fair value	33,281	38,088
Investment securities held-to-maturity	5,825	4,744
Loans receivable, net	93,450	83,319
Loans held for sale at fair value	24,676	16,261
Deposits	141,771	142,877
Federal Home Loan Bank advances	20,000	7,000
Securities sold under agreements to repurchase	3,929	3,502
Total Equity	$12,971	$11,456

	For the Years Ended June 30,
	2016	2015
	(In thousands)
Selected Data:

Interest income	$5,302	$5,057
Interest expense	746	785

Net interest income	4,556	4,272
Provision for loan losses	9	79

Net interest income after provision for loan losses	4,547	4,193
Gain on sale of loans, net	4,116	3,840
Other non-interest income	1,242	1,069

Non-interest income	5,358	4,909
Non-interest expense	8,354	8,339

Income before income taxes	1,551	763
Income tax expense	525	135

Net income	$1,026	$628

	At or For the Years Ended June 30,
	2016	2015
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.62%	0.38%
Return on average equity	8.69%	5.55%
Interest rate spread (1)	2.85%	2.65%
Net interest margin (2)	2.90%	2.68%
Efficiency ratio (3)	84.26%	90.83%
Average interest-earning assets to average interest-bearing liabilities	108.72%	107.23%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.69%	1.33%
Non-performing loans as a percent of total loans	0.97%	1.66%
Allowance for loan losses as a percent of non-performing loans	42.53%	31.15%
Allowance for loan losses as a percent of total loans	0.52%	0.61%
Net charge-offs to average outstanding loans during the year	0.04%	0.29%

Capital Ratios: (4)
Common equity tier 1 capital (to risk weighted assets)	12.04%	12.46%
Tier 1 leverage (core) capital (to adjusted tangible assets)	7.63%	6.82%
Tier 1 risk-based capital (to risk weighted assets)	12.04%	12.46%
Total risk-based capital (to risk weighted assets)	12.49%	13.02%
Average equity to average total assets	7.10%	6.76%

Other Data:
Number of full service offices	4	4
Number of employees	65	57

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Capital ratios are for Huntingdon Valley Bank.

RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Huntingdon Valley Bank for the periods and at the dates indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Huntingdon Valley Bank contained elsewhere in this prospectus, including the financial statements beginning on page F-1 of this prospectus. The information at June 30, 2016 is derived in part from the audited financial statements that appear in this prospectus. The information at September 30, 2016 and for the three months ended September 30, 2016 and 2015, is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results are subject to completion of our closing and review procedures for the quarter, and completion of the review by our independent registered public accounting firm, which may cause changes in the results we report in our Quarterly Report on Form 10-Q from these preliminary results. The results of operations for the three months ended September 30, 2016, are not necessarily indicative of the results for all of fiscal 2017 or any other period.

	At September 30,	At June 30,
	2016	2016
	(In thousands)
Selected Financial Condition Data:

Total assets	$176,996	$182,023
Cash and cash equivalents	11,965	15,427
Investment securities available-for-sale, at fair value	31,455	33,281
Investment securities held-to-maturity	5,822	5,825
Loans receivable, net	94,291	93,450
Loans held for sale at fair value	24,233	24,676
Deposits	139,474	141,771
Federal Home Loan Bank advances	20,000	20,000
Securities sold under agreements to repurchase	2,100	3,929
Total Equity	13,196	12,971

	For the Three Months Ended September 30,
	2016	2015
	(In thousands)
Selected Data:

Interest income	$1,401	$1,298
Interest expense	213	189

Net interest income	1,188	1,109
Provision (credit) for loan losses	123	(46)

Net interest income after provision for loan losses	1,065	1,155
Gain on sale of loans, net	1,569	1,155
Loss from hedging instruments	(379)	(109)
Change in fair value of loans held for sale	83	(151)
Other non-interest income	95	99

Non-interest income	1,368	994
Non-interest expense	2,062	1,778

Income before income taxes	371	371
Income tax expense	118	129

Net income	$253	$242

	At or For the Three Months Ended September 30,
	2016	2015
Selected Financial Ratios and Other Data(5):

Performance Ratios:
Return on average assets	0.59%	0.59%
Return on average equity	7.76%	8.31%
Interest rate spread (1)	2.73%	2.82%
Net interest margin (2)	2.78%	2.86%
Efficiency ratio (3)	80.67%	84.6%
Average interest-earning assets to average interest-bearing liabilities	110.13%	107.32%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.76%	1.18%
Non-performing loans as a percent of total loans	0.95%	1.48%
Allowance for loan losses as a percent of non-performing loans	54.42%	32.09%
Allowance for loan losses as a percent of total loans	0.51%	0.47%
Net charge-offs to average outstanding loans during the period	0.00%	0.00%

Capital Ratios: (4)
Common equity tier 1 capital (to risk weighted assets)	7.4%	7.2%
Tier 1 leverage (core) capital (to adjusted tangible assets)	12.3%	13.4%
Tier 1 risk-based capital (to risk weighted assets)	12.3%	13.4%
Total risk-based capital (to risk weighted assets)	12.9%	13.9%
Average equity to average total assets	7.6%	7.1%

Other Data:
Number of full service offices	4	4
Number of employees	62	57

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	Capital ratios are for Huntingdon Valley Bank.
(5)	Ratios are annualized where appropriate.

Comparison of Financial Condition at September 30, 2016 and at June 30, 2016

Total Assets. Total assets decreased $5.0 million, or 2.8%, to $177.0 million at September 30, 2016 from $182.0 million at June 30, 2016. The decrease was primarily the result of decreases of $3.5 million in cash and cash equivalents and $1.8 million in investment securities available for sale, at fair value.

Cash and cash equivalents. Cash and cash equivalents decreased $3.5 million, or 22.4%, to $12.0 million at September 30, 2016 from $15.4 million at June 30, 2016, as a result of a decrease of $3.4 million in cash and due from banks in order to fund deposit withdrawals and for other liquidity needs.

Investment Securities. Investment securities decreased by $1.8 million, or 4.7%, to $37.3 million at September 30, 2016 from $39.1 million at June 30, 2016. The decrease was primarily due to sales and principal repayments of $2.3 million, partially offset by purchases of $500,000 in new securities. At September 30, 2016, our held-to-maturity portion of the securities portfolio, at amortized cost, was $5.8 million, and our available-for-sale portion of the securities portfolio, at fair value, was $31.5 million.

Net Loans. Net loans increased $841,000, or 0.9%, to $94.3 million at September 30, 2016 from $93.5 million at June 30, 2016. One- to four-family residential real estate loans increased $2.1 million, or 3.0%, to $74.1 million at September 30, 2016 from $72.0 million at June 30, 2016 as a result of our continued strategic emphasis on growing our adjustable-rate jumbo one- to four-family residential real estate loan portfolio. Construction loans decreased $600,000 to $2.6 million at September 30, 2016 from $3.2 million at June 30, 2016 primarily as a result of a payoff of one loan. Home equity loans decreased $400,000 to $6.1 million at September 30, 2016 from $6.5 million at June 30, 2016 primarily as a result of borrower refinancing.

Loans Held For Sale. Loans held for sale decreased $442,000, or 1.8%, to $24.2 million at September 30, 2016 from $24.7 million at June 30, 2016 as the pipeline of one- to four-family residential real estate loans decreased slightly during the three months ended September 30, 2016.

Deposits. Deposits decreased $2.3 million, or 1.6%, to $139.5 million at September 30, 2016 from $141.8 million at June 30, 2016. Our core deposits (consisting of NOW, money market, pass book and statement and checking accounts) decreased by $1.1 million, or 1.0%, to $103.2 million at September 30, 2016 from $104.3 million at June 30, 2016. Certificates of deposit decreased $1.2 million, or 3.3%, to $36.3 million at September 30, 2016 from $37.5 million at June 30, 2016. The decrease in certificates of deposit resulted primarily from a $1.5 million reduction in deposits held by credit unions and banks through deposit listing services.

Securities sold under agreements to repurchase. Securities sold under agreements to repurchase decreased $1.8 million, or 46.5%, to $2.1 million at September 30, 2016 from $3.9 million at June 30, 2016 as a result of a reduction in the underlying deposit balances, which are primarily held by title companies.

Total Equity. Total equity increased $225,000, or 1.7%, to $13.2 million at September 30, 2016 from $13.0 million at June 30, 2016. This increase resulted from net income of $253,000 partially offset by a $28,000 increase in accumulated other comprehensive loss for the three months ended September 30, 2016.

Comparison of Operating Results for the Three Months Ended September 30, 2016 and 2015

General. Net income increased $11,000, or 4.4%, to $253,000 for the three months ended September 30, 2016 from $242,000 for the three months ended September 30, 2015. The increase in net income was primarily due to an increase in non-interest income of $374,000 primarily from mortgage operations and an increase in net interest income of $79,000, partially offset by increases in non-interest expense of $284,000 and the provision for loan losses of $169,000.

Interest Income. Total interest income increased $103,000 or 8.0%, to $1.4 million for the three months ended September 30, 2016 from $1.3 million for the three months ended September 30, 2015. The increase was primarily the result of a $120,000 increase in interest and fees on loans, partially offset by a $35,000 decrease in interest on mortgage-backed securities and collateralized mortgage obligations. The average balance of our interest-earning assets increased by $16.1 million to $171.2 million for the three months ended September 30, 2016 as compared to the three months ended September 30, 2015 primarily due to growth in residential loan originations as our mortgage loans held for sale increased from an average balance of $10.9 million for the three months ended September 30, 2015 to $22.1 million for the three months ended September 30, 2016. This increase was partially offset by a decrease in the average yield on our interest-earning assets which decreased eight basis points to 3.27% for the three months ended September 30, 2016 as compared to 3.35% for the three months ended September 30, 2015 as a result of a lower average yield on loans held for sale.

Interest and fees on loans increased $120,000, or 11.0%, to $1.2 million for the three months ended September 30, 2016 from $1.1 million for the three months ended September 30, 2015. This increase resulted from a $21.0 million increase in the average balance of loans to $117.3 million for the three months ended September 30, 2016 from $96.3 million for the three months ended September 30, 2015, due to our focus on increasing our portfolio of adjustable-rate one- to four-family residential mortgages. However, the increase in interest and fees on loans was partially offset by a 40 basis points decrease in the average yield on loans to 4.11% for the three months ended September 30, 2016 from 4.51% for the three months ended September 30, 2015, due to pay-offs of higher-yielding existing loans during the current low interest rate environment and lower yields earned on new loan originations.

Interest and dividends on investments, mortgage-backed securities and collateralized mortgage obligations decreased $23,000, or 12.2%, to $165,000 for the three months ended September 30, 2016 from $188,000 for the three months ended September 30, 2015. This decrease was primarily due to a $35,000 decrease in interest on mortgage-backed securities and collateralized mortgage obligations for the three months ended September 30, 2016 as compared to the three months ended September 30, 2015. The average yield on investment securities decreased four basis points to 1.66% for the three months ended September 30, 2016 from 1.70% for the three months ended September 30, 2015, due to the current low interest rates on shorter-term securities in our portfolio, which generally bear interest at lower rates than longer-term securities. In addition to the decrease in the average yield on investment securities, there was a $4.8 million decrease in the average balance of investment securities to $37.8 million for the three months ended September 30, 2016 from $42.6 million for the three months ended September 30, 2015 as a result of proceeds from maturities and repayments of securities available-for-sale and $1.1 million in proceeds from securities sales during the three months ended September 30, 2016.

Interest on interest-earning deposits increased $6,000, or 29.1%, to $30,000 for the three months ended September 30, 2016 from $24,000 for the three months ended September 30, 2015 due to an increase in the average yield on interest-earning deposits of 18 basis points to 0.80% for the three months ended September 30, 2016 from 0.62% for the three months ended September 30, 2015. This increase was partially offset by a decrease in the average balance of interest-earning deposits of $625,000 to $15.0 million for the three months ended September 30, 2016 from $15.6 million for the three months ended September 30, 2015.

Interest Expense. Total interest expense increased $24,000, or 12.6%, to $213,000 for the three months ended September 30, 2016 from $189,000 for the three months ended September 30, 2015, due to a $29,000 increase in interest on advances from the Federal Home Loan Bank, partially offset by a $5,000 decrease in interest on deposits.

Interest on deposits decreased $5,000, or 3.1%, to $166,000 for the three months ended September 30, 2016 from $171,000 for the three months ended September 30, 2015 due to decreases in the average balance and average cost of deposits. The average balance of interest-bearing deposits decreased by $1.9 million to $133.5 million during the three months ended September 30, 2016 as compared to $135.4 million for the prior year period primarily as a result of a $3.8 million decrease in the average balance of our certificates of deposit, which was partially offset by a $1.8 million increase in the average balance of our core deposit accounts. The change in the mix of deposits was due to the current low interest rate environment and our decision not to compete with other banks that offer higher rates on term deposits. The average cost of deposits decreased by one basis point to 0.50% for the three months ended September 30, 2016 from 0.51% for the three months ended September 30, 2015, due primarily to the decrease in the average cost of certificates of deposit. The average cost of certificates of deposit decreased by four basis points to 1.09% during the three months ended September 30, 2016 as compared to 1.13% for the three months ended September 30, 2015, reflecting downward repricing in the current low interest rate environment.

Interest on advances from the Federal Home Loan Bank increased $29,000 to $46,000 for the three months ended September 30, 2016 from $17,000 for the three months ended September 30, 2015 as a result of increases in the average balance and average cost of Federal Home Loan Bank advances. The average balance of Federal Home Loan Bank advances increased by $13.0 million to $20.0 million during the three months ended September 30, 2016 as compared to the three months ended September 30, 2015 due to an increase in loan funding requirements. This increase was partially offset by a decrease in the average cost of Federal Home Loan Bank advances which decreased by five basis points to 0.92% for the three months ended September 30, 2016 from 0.97% for the three months ended September 30, 2015, due primarily to decreases in advance rates.

Net Interest Income. Net interest income increased $79,000, or 7.2%, to $1.2 million for the three months ended September 30, 2016 from $1.1 million for the three months ended September 30, 2015 as we increased our interest income at a greater rate than our interest expense. Our net interest-earning assets increased to $171.2 million for the three months ended September 30, 2016 from $155.1 million for the three months ended September 30, 2015. Our interest rate spread decreased by nine basis points to 2.73% for the three months ended September 30, 2016 from 2.82% for the three months ended September 30, 2015. Our net interest margin decreased by eight basis points to 2.78% for the three months ended September 30, 2016 from 2.86% for the three months ended September 30, 2015.

Provision for Loan Losses. We establish a provision for loan losses, which is charged to operations, in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimated at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of non-performing loans. The amount of the allowance is based on estimates, and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as circumstances change as more information becomes available. The allowance for loan losses is assessed on a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.

Provision for loan losses increased by $169,000 to $123,000 for the three months ended September 30, 2016, from a credit to provision of $46,000 for the three months ended September 30, 2015. The primary factor that contributed to the increase in the provision for loan losses was a specific loan loss reserve of $96,000 on one residential owner-occupied loan. Non-performing loans decreased from $1,145,000 at June 30, 2016 to $1,121,000 as of September 30, 2016, a decrease of $24,000, or 2.1%. We recorded net charge-offs of $0 and $1,000 for the three months ended September 30, 2016 and September 30, 2015, respectively.

Non-Interest Income. Non-interest income increased $374,000, or 37.6%, to $1.4 million for the three months ended September 30, 2016 from $1.0 million for the three months ended September 30, 2015. The increase was primarily related to an increase of $414,000 in our gain on sale of loans, net and an increase of $234,000 in the change in fair value of loans held for sale, partially offset by an increase in loss from hedging instruments of $270,000. Gain on sale of loans, net increased $414,000, or 35.9%, to $1.6 million for the three months ended September 30, 2016 from $1.2 million for the three months ended September 30, 2015 primarily as a result of an increase in premiums earned based on the increase in the amount of loans sold from $46.1 million for the three months ended September 30, 2015 to $50.3 million for the three months ended September 30, 2016. Loss from hedging instruments increased $270,000 to $379,000 for the three months ended September 30, 2016 from $109,000 for the three months ended September 30, 2015 due to an improved interest rate environment and increased volume of locked loans associated with hedging, which increased to $64.3 million for the three months ended September 30, 2016 from $47.8 million for the three months ended September 30, 2015. The offset to the losses incurred from the hedging instruments is realized in the increased value of the loan when it is committed to the investor in the secondary market.

Non-Interest Expense. Non-interest expense increased $284,000, or 16.0%, to $2.1 million for the three months ended September 30, 2016 from $1.8 million for the three months ended September 30, 2015. The increase primarily reflected a $130,000 increase in salaries and employee benefits and an $81,000 increase in other expenses. Salaries and employee benefits increased $130,000, or 12.8%, to $1.2 million for the three months ended September 30, 2016 from $1.0 million for the three months ended September 30, 2015 primarily due to increases of $64,000 in salary expense due to additional personnel added to our loan production departments (including underwriting, processing, closing and secondary marketing) in fiscal 2016 as a result of increased lending activity and $30,000 in additional bonus expense during the three months ended September 30, 2016. Other expenses increased $81,000, or 31.8%, to $334,000 for the three months ended September 30, 2016 from $253,000 for the three months ended September 30, 2015 due to increased mortgage department and marketing expenses.

Income Tax Expense. Income tax expense was $118,000 for the three months ended September 30, 2016 as compared to income tax expense of $129,000 for the three months ended September 30, 2015. The reduction in income tax expense was primarily due to the reduction in Pennsylvania state taxable income due to the application of certain state deductions during the three months ended September 30, 2016, resulting in a decrease in state tax expense to $22,000 for the three months ended September 30, 2016 from $38,000 for the three months ended September 30, 2015. The effective tax rate was 31.9% for the three months ended September 30, 2016 as compared to 34.8% for the three months ended September 30, 2015.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to manage our operations under the current economic conditions nationally and in our market area;

•	adverse changes in the financial services industry, securities and local real estate markets (including real estate values);

•	significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•	competition among depository and other financial institutions;

•	our success in increasing our commercial real estate lending;

•	our ability to attract and maintain deposits and our success in introducing new financial products;

•	our ability to improve our asset quality even as we increase our commercial real estate lending;

•	changes in interest rates generally, including changes in the relative differences between short-term and long-term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans;

•	technological changes that may be more difficult or expensive than expected;

•	changes in consumer spending, borrowing and savings habits;

•	declines in the yield on our assets resulting from the current low interest rate environment;

•	risks related to a high concentration of loans secured by real estate located in our market area;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers;

•	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

•	the failure or security breaches of computer systems on which we depend;

•	the ability of key third-party service providers to perform their obligations to us; and

•	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 15.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $12.8 million and $17.7 million, or $20.5 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	1,402,500 shares		1,650,000 shares		1,897,500 shares		2,182,125 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$14,025		$16,500		$18,975		$21,821
Less offering expenses	1,196		1,230		1,264		1,303

Net offering proceeds (2)	$12,829	100.0%	$15,270	100.0%	$17,711	100.0%	$20,518	100.0%

Distribution of net proceeds:
To Huntingdon Valley Bank	$6,415	50.0%	$7,635	50.0%	$8,855	50.0%	$10,259	50.0%
To fund loan to employee stock ownership plan	$1,122	8.7%	$1,320	8.6%	$1,518	8.6%	$1,746	8.5%
Retained by HV Bancorp	$5,292	41.3%	$6,315	41.4%	$7,338	41.4%	$8,513	41.5%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that all shares of common stock are sold in the subscription offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Huntingdon Valley Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

HV Bancorp intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering. HV Bancorp may also use the proceeds it retains from the offering:

•	to invest in short-term securities and other securities consistent with our investment policy;

•	to pay cash dividends to our stockholders;

•	to repurchase shares of our common stock subject to compliance with applicable regulatory requirements;

•	to expand our retail banking franchise by acquiring other financial institutions as opportunities arise, although we do not currently have any understandings or agreements to acquire any financial institution; and

•	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, HV Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including U.S. Treasury securities, and securities and obligations of U.S. government agencies and U.S. government-sponsored enterprises. We may also invest the proceeds in one or more deposit accounts.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Huntingdon Valley Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering. We anticipate that HV Bancorp will invest $6.4 million, $7.6 million, $8.9 million and $10.3 million, respectively, of the net proceeds in Huntingdon Valley Bank at the minimum, midpoint, maximum and adjusted maximum of the offering range. Huntingdon Valley Bank may use the net proceeds it receives from the stock offering:

•	to fund primarily one - to four-family residential and commercial real estate loans;

•	to enhance existing products and services and to support the development of new products and services;

•	to invest in securities issued by U.S. government agencies and U.S. government sponsored enterprises, U.S. Treasury securities and other securities in accordance with our investment policy; and

•	for other general corporate purposes.

Huntingdon Valley Bank has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a portion of the net proceeds may be invested in securities issued by U.S. government agencies and U.S. government-sponsored enterprises and U.S. Treasury securities. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of opportunities to expand our operations through acquiring other financial institutions, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors—Risks Related to the Offering—We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and whether retaining and investing the capital will provide our stockholders with a better overall return than paying a dividend. In addition, we are required to seek Federal Reserve Board approval in order to declare any dividend during the first 12 months following the conversion. We cannot assure you that we will pay any dividends or that, if paid, they will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law, regulations and policy, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Huntingdon Valley Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and taxable for federal and state income tax purposes. Additionally, pursuant to bank regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of HV Bancorp, Inc.—Common Stock.” Dividends we can declare and pay will depend, in part, upon receipt of dividends from Huntingdon Valley Bank, because initially we will have no source of income other than dividends from Huntingdon Valley Bank and earnings from the investment of the net proceeds retained by HV Bancorp from the sale of shares of common stock in the offering, and interest payments received in connection with the loan to the employee stock ownership plan. Regulations of the Pennsylvania Department of Banking impose limitations on capital distributions by savings institutions. See “Regulation and Supervision—Pennsylvania Bank Regulation—Dividend Restrictions.”

Any dividends paid by Huntingdon Valley Bank to HV Bancorp, Inc. that would be deemed to be drawn from Huntingdon Valley Bank’s bad debt reserves, if any, would be taxable at the then-current tax rate applicable to Huntingdon Valley Bank on the amount of earnings deemed to be removed from the bad debt reserves for such distribution. Huntingdon Valley Bank does not intend to make any distribution to HV Bancorp, Inc. that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

HV Bancorp is a newly formed company and has never issued capital stock. Huntingdon Valley Bank, as a mutual institution, has never issued capital stock. HV Bancorp expects that that its common stock will be traded on the Nasdaq Capital Market under the symbol “HVBC.” Sandler O’Neill & Partners, L.P. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited. As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in the stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering which may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2016, Huntingdon Valley Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Huntingdon Valley Bank at June 30, 2016, and the pro forma equity capital and regulatory capital of Huntingdon Valley Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table assumes the receipt by Huntingdon Valley Bank of $6.4 million, $7.6 million, $8.9 million and $10.3 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range. See “How We Intend to Use the Proceeds from the Offering.”

	Huntingdon Valley Bank Historical at June 30, 2016		Pro Forma at June 30, 2016, Based Upon the Sale in the Offering of (1)
			1,402,500 Shares		1,650,000 Shares		1,897,500 Shares		2,182,125 Shares (2)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$12,971	7.14%	$17,703	9.41%	$18,626	9.83%	$19,549	10.26%	$20,611	10.73%

Tier 1 leverage capital (3)(4)	$12,951	7.63%	$17,683	10.04%	$18,606	10.49	$19,529	10.94%	$20,591	11.44%
Tier 1 leverage requirement	8,483	5.00	8,804	5.00	8,865	5.00	8,926	5.00	8,996	5.00

Excess	$4,468	2.63%	$8,879	5.04%	$9,741	5.49%	$10,603.	5.94%	$11,595	6.44%

Tier 1 risk-based capital (3)(4)	$12,951	12.04%	$17,683	15.96%	$18,606	16.70%	$19,529	17.43%	$20,591	18.27%
Tier 1 risk-based requirement	8,607	8.00	8,864	8.00	8,913	8.00	8,961	8.00	9,018	8.00

Excess	$4,344	4.04%	$8,819	7.96%	$9,693	8.70%	$10,568	9.43%	$11,573	10.27%

Total risk-based capital (3)(4)	$13,438	12.49%	$18,170	16.40%	$19,093	17.14%	$20,016	17.87%	$21,078	18.70%
Total risk-based requirement	10,759	10.00	11,080	10.00	11,141	10.00	11,202	10.00	11,272	10.00

Excess	$2,679	2.49%	$7,090	6.40%	$7,952	7.14%	$8,814	7.87%	$9,806	8.70%

Common equity tier 1 risk-based capital (3)(4)	$12,951	12.04%	$17,683	15.96%	$18,606	16.70%	$19,529	17.43%	$20,591	18.27%
Common equity tier 1 risk-based requirement	6,993	6.50	7,202	6.50	7,241	6.50	7,281	6.50	7,327	6.50

Excess	$5,958	5.54%	$10,481	9.46%	$11,365	10.20%	$12,248	10.93%	$13,264	11.77%

Reconciliation of capital infused into Huntingdon Valley Bank:
Net proceeds			$6,415		$7,635		$8,855		$10,259
Less: Common stock acquired by stock-based benefit plan			(561)		(660)		(759)		(873)
Less: Common stock acquired by employee stock ownership plan			(1,122)		(1,320)		(1,518)		(1,746)

Pro forma increase			$4,732		$5,655		$6,578		$7,640

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based benefit plan purchases 4% of the shares sold in the offering for restricted stock awards. Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical capitalization of Huntingdon Valley Bank at June 30, 2016 and the pro forma consolidated capitalization of HV Bancorp, Inc. after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Huntingdon Valley Bank at June 30, 2016	Pro Forma at June 30, 2016 Based upon the Sale in the Offering at $10.00 per Share of
		1,402,500 Shares	1,650,000 Shares	1,897,500 Shares	2,182,125 Shares (1)
	(Dollars in thousands, except per share amounts)
Deposits (2)	$141,771	$141,771	$141,771	$141,771	$141,771
Borrowings	23,929	23,929	23,929	23,929	23,929

Total deposits and borrowings	$165,700	$165,700	$165,700	$165,700	$165,700

Stockholders’ equity:
Preferred stock, $0.01 par value, 2,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 20,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)	—	14	17	19	22
Additional paid-in capital (4)	—	12,815	15,254	17,692	20,496
Retained earnings (5)	12,978	12,978	12,978	12,978	12,978
Accumulated other comprehensive loss	(7)	(7)	(7)	(7)	(7)

Less:
Common stock held by employee stock ownership plan (6)	—	(1,122)	(1,320)	(1,518)	(1,746)
Common stock to be acquired by stock-based benefit plans (7)	—	(561)	(660)	(759)	(873)

Total stockholders’ equity	$12,971	$24,117	$26,261	$28,405	$30,870

Total shares outstanding	—	1,402,500	1,650,000	1,897,500	2,182,125
Total stockholders’ equity as a percentage of total assets (2)	7.14%	12.50%	13.46%	14.40%	15.46%
Tangible equity as a percentage of tangible assets (2)	7.14%	12.50%	13.46%	14.40%	15.46%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of HV Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of HV Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.
(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of HV Bancorp common stock to be outstanding.
(5)	The retained income of Huntingdon Valley Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.”
(6)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from HV Bancorp. The loan will be repaid principally from Huntingdon Valley Bank’s contributions to the employee stock ownership plan. Since HV Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on HV Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased by one or more stock-based benefit plans in open market purchases by HV Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As HV Bancorp accrues compensation expense to reflect the vesting of shares granted pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to non-interest expense. Implementation of the stock-based benefit plans will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Huntingdon Valley Bank and pro forma data of HV Bancorp at and for the year ended June 30, 2016. This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from HV Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 20 years;

•	Sandler O’Neill & Partners, L.P. will receive a selling agent fee equal to 1.5% of the dollar amount of the shares of common stock sold in the stock offering. Shares purchased by our employee stock benefit plans or by our officers, directors and employees, and their immediate families will not be included in calculating the shares of common stock sold for this purpose; and

•	expenses of the stock offering, other than selling agent fees to be paid to Sandler O’Neill & Partners, L.P., will be $1.0 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the year and the net proceeds have been invested at a yield of 1.01% for the year ended June 30, 2016. This represents the five-year U.S. Treasury Note rate as of June 30, 2016, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations. The pro forma after-tax yield on the net proceeds from the offering is assumed to be 0.61% for the year ended June 30, 2016, based on an effective tax rate of 40%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We also assume that shares of common stock are granted under the plans as restricted stock awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.40 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 13.89% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 1.49%. Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 40%) in the form of a deduction equal to the grant- date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $6.4 million, $7.6 million, $8.9 million and $10.3 million, respectively, of the net proceeds from the stock offering to Huntingdon Valley Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use portions of the proceeds we retain to make a loan to the employee stock ownership plan. We will retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts to purchase shares of common stock in the stock offering; (ii) our results of operations after the stock offering including any earnings from reinvestment and leveraging the net proceeds of the offering in loans and other investments offering different yields than the five-year U.S. Treasury Note rate; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of the bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

At or for the year ended June 30, 2016 Based upon the Sale at $10.00 Per Share of
1,402,500 Shares	1,650,000 Shares	1,897,500 Shares	2,182,125 Shares (1)
(Dollars in thousands, except per share amounts)
Pro forma market capitalization	$14,025	$16,500	$18,975	$21,821

Gross proceeds of offering	14,025	16,500	18,975	21,821
Less: Expenses	1,196	1,230	1,264	1,303

Estimated net proceeds	12,829	15,270	17,711	20,518
Less: Common stock acquired by ESOP (2)	(1,122)	(1,320)	(1,518)	(1,746)
Less: Common stock acquired by stock-based benefit plans (3)	(561)	(660)	(759)	(873)

Estimated net proceeds, as adjusted	$11,146	$13,290	$15,434	$17,899

For the year ended June 30, 2016
Consolidated net earnings:
Historical	$1,026	$1,026	$1,026	$1,026
Pro forma adjustments:
Income on adjusted net proceeds	68	81	94	109
Employee stock ownership plan (2)	(34)	(40)	(46)	(52)
Stock awards (3)	(67)	(79)	(91)	(105)
Stock options (4)	(61)	(71)	(82)	(94)

Pro forma net income	$932	$916	$901	$883

Income per share:
Historical	$0.80	$0.68	$0.59	$0.52
Pro forma adjustments:
Income on adjusted net proceeds	0.05	0.05	0.05	0.05
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock awards (3)	(0.05)	(0.05)	(0.05)	(0.05)
Stock options (4)	(0.05)	(0.05)	(0.05)	(0.05)

Pro forma income per share (5)	$0.72	$0.60	$0.51	$0.44

Offering price to pro forma net income per share	13.89	x	16.67	x	19.61	x	22.73	x
Number of shares used in income per share calculations (5)	1,295,910	1,524,600	1,753,290	2,016,284

At June 30, 2016
Stockholders’ equity:
Historical	$12,971	$12,971	$12,971	$12,971
Estimated net proceeds	12,829	15,270	17,711	20,518
Less: Common stock acquired by ESOP (2)	(1,122)	(1,320)	(1,518)	(1,746)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(561)	(660)	(759)	(873)

Pro forma stockholders’ equity (6)	24,117	26,261	28,405	30,870

Pro forma tangible equity (6)	$24,117	$26,261	$28,405	$30,870

Stockholders’ equity per share:
Historical	$9.25	$7.86	$6.84	$5.95
Estimated net proceeds	9.15	9.25	9.33	9.40
Less: Common stock acquired by ESOP (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(0.40)	(0.40)	(0.40)	(0.40)

Pro forma stockholders’ equity per share (6)	17.20	15.91	14.97	14.15

Less intangible assets	—	—	—	—

Pro forma tangible equity (6)	$17.20	$15.91	$14.97	$14.15

Pro forma price to book value	58.15%	62.83%	66.80%	70.69%
Pro forma price to tangible book value	58.15%	62.83%	66.80%	70.69%
Number of shares outstanding for pro forma book value per share calculations (6)	1,402,500	1,650,000	1,897,500	2,182,125

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from HV Bancorp. Huntingdon Valley Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Huntingdon Valley Bank’s total annual payments on the employee stock ownership plan debt

(footnotes continued on following page)

(continued from previous page)

are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Huntingdon Valley Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 40%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 5,610, 6,600, 7,590 and 8,729 shares were committed to be released during the year ended June 30, 2016 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of income per share calculations.
(3)	If approved by HV Bancorp’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from HV Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by HV Bancorp. The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the year, and (iii) the stock-based benefit plans expense reflects an effective tax rate of 40%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering are awarded from authorized but unissued shares, stockholders would have their ownership and voting interests diluted by approximately 3.85%.
(4)	If approved by HV Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant are $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model is $2.40 for each option, and the aggregate grant-date fair value of the stock options is amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plans and that all shares of common stock used to cover the exercise of stock options (equal to 10% of the shares sold in the offering) are authorized but unissued shares, stockholders would have their ownership and voting interests diluted by approximately 9.09%.
(5)	Income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with applicable accounting standards for employee stock ownership plans, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above.
(6)	The retained income of Huntingdon Valley Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial information and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Huntingdon Valley Bank provided in this prospectus.

Overview

Huntingdon Valley Bank provides financial services to individuals and businesses from our main office in Huntingdon Valley, Pennsylvania, and from our three additional full-service banking offices located in Plumsteadville, Warrington and Huntingdon Valley, Pennsylvania. We also operate a limited service branch in Philadelphia, Pennsylvania. We have a loan production office located in Warminster, Pennsylvania and a loan origination office in Montgomeryville, Pennsylvania. Our primary market area includes Montgomery, Bucks and Philadelphia Counties in Pennsylvania. Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans, commercial real estate loans (including multi-family loans), home equity loans and lines of credit and, to a lesser extent, construction loans. We retain our loans in portfolio depending on market conditions, but we primarily sell our fixed-rate one- to four-family residential mortgage loans in the secondary market. We also invest in various investment securities. Our revenue is derived principally from interest on loans and investments and loan sales. Our primary sources of funds are deposits, Federal Home Loan Bank advances and principal and interest payments on loans and securities.

Our results of operations depend primarily on our net interest income which is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of gains recognized from the sale of residential mortgage loans in the secondary market, fees and service charges on deposit accounts, gain from hedging instruments and sales of securities. Non-interest expense currently consists primarily of expenses related to salaries and employee benefits, occupancy, data processing related operations, professional fees, real estate owned and other expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities. We expect our return on equity to remain relatively low until we are able to leverage the additional capital we receive from the stock offering. See “Risk Factors” and “Forward-Looking Statements.”

Business Strategy

We intend to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our core business strategies are discussed below.

•	Continue to Originate and Sell Certain Residential Real Estate Loans. Residential mortgage lending has historically been a significant part of our business, and we recognize that originating one- to four-family residential real estate loans is essential to our status as a community-oriented bank. During the year ended June 30, 2016, we originated $161.7 million in one- to four-family residential real estate loans held for sale, selling $157.8 million in one- to four-family residential real estate loans held for sale for gains on sale of $4.1 million. Similarly during the year ended June 30, 2015, we originated $155.1 million in one- to four-family residential real estate loans held for sale, selling $159.5 million in one- to four-family residential real estate loans held for sale for gains on sale of $3.8 million. We intend to continue to sell in the secondary market most of the long-term conforming fixed-rate one- to four-family residential real estate loans that we originate to increase non-interest income and manage the interest rate risk of our loan portfolio. We also intend to expand our portfolio of jumbo adjustable-rate one- to four-family residential real estate loans in order to increase interest income and help manage our interest rate risk. At June 30, 2016, we had $16.0 million in jumbo adjustable-rate one- to four-family residential real estate loans, which represented 22.3% of our one- to four-family residential real estate loan portfolio. We originate these loans internally through our relationships with real estate brokers and purchase loans through our relationships with certain mortgage originators. All purchased loans must comply with our underwriting standards.

•	Increase Commercial Real Estate Lending. In order to increase the yield on our loan portfolio and reduce the term to repricing, following our conversion we plan to increase our commercial real estate lending while maintaining what we believe are conservative underwriting standards. We will focus our commercial real estate lending on small businesses located in our market area, targeting owner-occupied businesses such as professional service providers. We also intend to partner with another local financial institution whereby we will sell them a participation interest in our commercial real estate loan originations in order to reduce our credit risk and control our costs as we grow our portfolio. These commercial real estate loans must comply with our underwriting standards.

•	Maintain High Asset Quality. Strong asset quality is critical to the long-term financial success of a community bank. We attribute our high asset quality to maintaining conservative underwriting standards, the diligence of our loan collection personnel and the stability of the local economy. At June 30, 2016, our non-performing assets to total assets ratio was 0.69%. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to absorb the probable losses inherent in our loan portfolio.

•	Increase our Lower-Cost Core Deposits. NOW, passbook, checking and money market accounts are a lower cost source of funds than time deposits, and we have made a concerted effort to increase lower-cost transaction deposit accounts and reduce time deposits. Our ratio of core (non-time) deposits to total deposits has increased from 70.8% at June 30, 2015 to 73.5% at June 30, 2016. We plan to continue to aggressively market our core transaction accounts, emphasizing our high quality service and competitive pricing of these products. We also offer the convenience of technology-based products, such as remote deposit capture, internet banking, mobile banking and mobile capture.

•	Expand our banking franchise as opportunities arise through acquisitions of other financial institutions. We currently operate from four full service and one limited service banking offices. In order to grow our assets to mitigate the increasing costs of regulatory compliance, we intend to evaluate expansion opportunities, primarily through potential acquisitions of local financial institutions. We would seek to expand our presence in Montgomery, Bucks or Philadelphia Counties, Pennsylvania. However, we currently have no understandings or agreements with respect to acquiring any financial institution.

Anticipated Increase in Non-interest Expense

Following the completion of the conversion, our non-interest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the conversion. For further information, see “Summary—Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management —Benefits to be Considered Following Completion of the Stock Offering.”

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2015, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represents our critical accounting policies:

Allowance for loan losses. The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment.

The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on Huntingdon Valley Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans, such as residential mortgage, home equity, home equity lines of credit and consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors.

These qualitative risk factors include:

•	Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices;

•	National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans;

•	Nature and volume of the portfolio and terms of loans;

•	Volume and severity of past due, classified and nonaccrual loans as well as and other loan modifications;

•	Existence and effect of any concentrations of credit and changes in the level of such concentrations; and

•	Effect of external factors, such as competition and legal and regulatory requirements.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the FDIC and the Pennsylvania Department of Banking, as an integral part of their examination process, periodically review our allowance for loan losses. These agencies may require us to recognize adjustments to the allowance based on judgments about information available to them at the time of their examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

See Note 1 of the notes to the financial statements of Huntingdon Valley Bank included in this prospectus.

Deferred Tax Assets. We make estimates and judgments to calculate some of our tax liabilities and determine the recoverability of some of our deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenue and expenses. We also estimate a reserve for deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. These estimates and judgments are inherently subjective. Historically, our estimates and judgments to calculate our deferred tax accounts have not required significant revision.

In evaluating our ability to recover deferred tax assets, we consider all available positive and negative evidence, including our past operating results and our forecast of future taxable income. In determining future taxable income, we make assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies, these assumptions require us to make judgments about future taxable income and are consistent with the plans and estimates we use to manage our business. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on our future earnings.

Realization of a deferred tax asset requires us to exercise significant judgment and is inherently uncertain because it requires the prediction of future occurrences. Valuation allowances are provided to reduce deferred tax assets to an amount that is more likely than not to be realized. In evaluating the need for a valuation allowance, we must estimate our taxable income in future years and the impact of tax planning strategies. If we were to determine that we would not be able to realize a portion of our net deferred tax asset in the future for which there is no valuation allowance, an adjustment to the net deferred tax asset would be charged to earnings in the period such determination was made. Conversely, if we were to make a determination that it is more likely than not that the deferred tax assets for which we had established a valuation allowance would be realized, the related valuation allowance would be reduced and a benefit to earnings would be recorded.

See Note 1 of the notes to the financial statements of Huntingdon Valley Bank included in this prospectus.

Investment Securities. Securities are evaluated on a quarterly basis, and more frequently when market conditions warrant such an evaluation, to determine whether declines in their value are other-than-temporary. To determine whether a loss in value is other-than-temporary, management utilizes criteria such as reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not it will be required to sell the security prior to an anticipated recovery of fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit losses) and (b) the amount of the total other-than-temporary impairment related to other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings. The amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income (loss).

Real Estate Owned. Assets acquired through foreclosure consist of other real estate owned and financial assets acquired from debtors. Other real estate owned is carried at the lower of cost or fair value, less estimated selling costs. The fair value of other real estate owned is determined using current market appraisals obtained from approved independent appraisers, agreements of sale, and comparable market analyses from real estate brokers, where applicable. Changes in the fair value of assets acquired through foreclosure at future reporting dates or at the time of disposition will result in an adjustment to real estate owned and expense or sale of real estate owned, or net gain (loss) on sale of assets acquired through foreclosure, respectively.

Fair Value Measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A more detailed description of the fair values measured at each level of the fair value hierarchy and our methodology can be found in Note 12 of the financial statements of Huntingdon Valley Bank included in this prospectus.

Derivative Instruments and Hedging Activities. We use derivative instruments as part of our overall strategy to manage our exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, we do not use derivatives for special purposes. All of our derivative instruments that are measured at fair value on a recurring basis are included in the statements of financial condition as mortgage banking derivatives. The fair value of our derivative instruments, other than Interest Rate Lock Commitments (“IRLC”), that are measured at fair value on a recurring basis is determined by utilizing quoted prices from dealers in such securities or third-party models utilizing observable market inputs. The changes in the fair value of derivative instruments are included in non-interest income in the statements of income.

To be announced securities (“TBAs”) are “forward delivery” securities considered derivative instruments under derivatives and hedging accounting guidance, (FASB ASC 815). We utilize TBAs to protect against the price risk inherent in derivative loan commitments. TBAs are valued based on forward dealer marks from our approved counterparties. We utilize a third-party market pricing service, which compiles current prices for instruments from market sources and those prices represent the current executable price. TBAs are recorded at fair value on the statements of financial condition in other assets and other liabilities with changes in fair value recorded in non-interest income in the statements of income.

Mortgage loan commitments known as interest rate locks that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance FASB ASC 815, Derivatives and Hedging. Loan commitments that are derivatives are recognized at fair value on the statements of financial condition as mortgage banking derivatives and as other liabilities with changes in their fair values recorded as a gain in hedging instruments in non-interest income in the statements of income. Outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of issuance through the date of loan funding, cancellation or expiration. Loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. We are subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. We have used best efforts commitments to substantially reduce these risks. See Note 9 Derivatives and Risk Management Activities in the financial statements of this prospectus.

Comparison of Financial Condition at June 30, 2016 and June 30, 2015

Total Assets. Total assets increased $14.7 million, or 8.8%, to $182.0 million at June 30, 2016 from $167.3 million at June 30, 2015. The increase was primarily the result of increases of $10.1 million in net loans and $8.4 million in loans held for sale, partially offset by a decrease of $3.7 million in investment securities.

Investment Securities. Investment securities decreased by $3.7 million, or 8.7%, to $39.1 million at June 30, 2016 from $42.8 million at June 30, 2015. The decrease was primarily due to maturities, calls, sales and principal repayments of $18.0 million, partially offset by purchases of $13.9 million in new securities. At June 30, 2016, our held-to-maturity portion of the securities portfolio, at amortized cost, was $5.8 million, and our available-for-sale portion of the securities portfolio, at fair value, was $33.3 million.

Net Loans. Net loans increased $10.1 million, or 12.2%, to $93.5 million at June 30, 2016 from $83.3 million at June 30, 2015. One- to four-family residential real estate loans increased $8.6 million, or 13.5%, to $72.0 million at June 30, 2016 from $63.4 million at June 30, 2015 as a result of our continued strategic emphasis on growing our adjustable-rate jumbo one- to four-family residential real estate loan portfolio. Construction loans increased $2.8 million to $3.2 million at June 30, 2016 from $365,000 at June 30, 2015 due primarily to one new residential construction loan totaling $1.8 million at June 30, 2016. Commercial real estate loans decreased $1.1 million, or 8.2%, to $11.6 million at June 30, 2016 from $12.7 million at June 30, 2015 as a result of strong competition in our market area in the current low interest rate environment.

Loans Held For Sale. Loans held for sale increased $8.4 million, or 51.7%, to $24.7 million at June 30, 2016 from $16.3 million at June 30, 2015, primarily due to an increased pipeline of one- to four-family residential real estate loan originations, all of which were conforming loans.

Cash and cash equivalents. Cash and cash equivalents decreased slightly to $15.4 million at June 30, 2016 from $15.6 million at June 30, 2015, as we maintained a strong liquidity position in anticipation of funding future loan commitments.

Deposits. Deposits decreased $1.1 million, or 0.8%, to $141.8 million at June 30, 2016 from $142.9 million at June 30, 2015. Our core deposits (consisting of NOW, money market, pass book and statement and checking accounts) increased $3.1 million, or 3.1%, to $104.3 million at June 30, 2016 from $101.2 million at June 30, 2015 as a result of a $3.1 million increase in municipal deposits. Certificates of deposit decreased $4.2 million, or 10.1%, to $37.5 million at June 30, 2016 from $41.7 million at June 30, 2015. The decrease in certificates of deposit resulted primarily from a $2.5 million reduction in deposits held by credit unions and banks through deposit listing services.

Advances from the Federal Home Loan Bank. Advances from the Federal Home Loan Bank increased $13.0 million, or 185.7%, to $20.0 million at June 30, 2016 from $7.0 million at June 30, 2015 primarily to fund our loan growth and mortgage operations.

Total Equity. Total equity increased $1.5 million, or 13.2%, to $13.0 million at June 30, 2016 from $11.5 million at June 30, 2015. This increase resulted from an increase in net income of $1.0 million and a decrease of accumulated other comprehensive loss of $489,000 for the year ended June 30, 2016.

Comparison of Operating Results for the Years Ended June 30, 2016 and June 30, 2015

General. Net income increased $398,000, or 63.4%, to $1.0 million for the year ended June 30, 2016 from $628,000 for the year ended June 30, 2015. The increase in net income was primarily due to an increase in non-interest income of $449,000 primarily from mortgage operations and an increase in net interest income of $284,000.

Interest Income. Total interest income increased $245,000, or 4.8%, to $5.3 million for the year ended June 30, 2016 from $5.1 million for the year ended June 30, 2015. The increase was primarily the result of a $265,000 increase in interest and fees on loans, partially offset by a $78,000 decrease in interest on mortgage-backed securities and collateralized mortgage obligations. The average yield on our interest-earning assets increased 19 basis points to 3.37% for the year ended June 30, 2016 as compared to the year ended June 30, 2015 as a result of the change in the mix of our average assets to higher yielding loans. This increase was partially offset by a decrease in the average balance of our interest-earning assets which decreased by $1.9 million to $157.3 million for the year ended June 30, 2016 as compared to the prior year.

Interest and fees on loans increased $265,000, or 6.3%, to $4.4 million for the year ended June 30, 2016 from $4.2 million for the year ended June 30, 2015. This increase resulted from a $7.7 million increase in the average balance of loans to $100.2 million for the year ended June 30, 2016 from $92.5 million for the year ended June 30, 2015, due to our focus on increasing our portfolio of adjustable-rate one- to four-family residential mortgages. However, the increase in interest and fees on loans was partially offset by an 8 basis points decrease in the average yield on loans to 4.44% for the year ended June 30, 2016 from 4.52% for the year ended June 30, 2015, due to pay-offs of higher-yielding existing loans during the current low interest rate environment and lower yields earned on new loan originations.

Interest and dividends on investments, mortgage-backed securities and collateralized mortgage obligations decreased $56,000, or 7.0%, to $743,000 for the year ended June 30, 2016 from $799,000 for the year ended June 30, 2015. This decrease was primarily due to a $78,000 decrease in interest on mortgage-backed securities and collateralized mortgage obligations for the year ended June 30, 2016 as compared to the prior year. The average yield on investment securities decreased 11 basis points to 1.77% for the year ended June 30, 2016 from 1.88% for the year ended June 30, 2015, due to the current low interest rates on shorter-term securities in our portfolio, which generally bear interest at lower rates than longer-term securities. Partially offsetting the decrease in the average yield on investment securities was a $466,000 increase in the average balance of investment securities to $40.4 million for the year ended June 30, 2016 from $40.0 million for the year ended June 30, 2015.

Interest on interest-earning deposits increased $36,000, or 46.8%, to $113,000 for the year ended June 30, 2016 from $77,000 for the year ended June 30, 2015 due to an increase in the average yield on interest-earning deposits of 40 basis points to 0.70% for the year ended June 30, 2016 from 0.30% for the year ended June 30, 2015. This increase was partially offset by a decrease in the average balance of interest-earning deposits of $9.9 million to $16.1 million for the year ended June 30, 2016 from $26.0 million for the year ended June 30, 2015.

Interest Expense. Total interest expense decreased $39,000, or 5.0%, to $746,000 for the year ended June 30, 2016 from $785,000 for the year ended June 30, 2015, due to a $72,000 decrease in interest on deposits, partially offset by an increase of $34,000 in interest on advances from the Federal Home Loan Bank.

Interest on deposits decreased $72,000, or 10.0%, to $649,000 for the year ended June 30, 2016 from $721,000 for the year ended June 30, 2015 due to decreases in the average balance of deposits and the average cost of deposits. The average balance of interest-bearing deposits decreased by $4.7 million to $133.9 million during the year ended June 30, 2016 as compared to the prior year primarily as a result of a $5.5 million decrease in the average balance of certificates of deposit, which was partially offset by a $2.4 million increase in the average balance of NOW deposit accounts. The change in the mix of deposits was due to the current low interest rate environment and our decision not to compete with other banks that offer higher rates on deposits. The average cost of deposits decreased by 4 basis points to 0.48% for the year ended June 30, 2016 from 0.52% for the year ended June 30, 2015, due primarily to the decrease in the average cost of certificates of deposit. The average cost of certificates of deposit decreased by 3 basis points to 1.10% during the year ended June 30, 2016 as compared to the prior year, reflecting downward repricing in the current low interest rate environment.

Interest on advances from the Federal Home Loan Bank increased $34,000, or 56.7%, to $94,000 for the year ended June 30, 2016 from $60,000 for the year ended June 30, 2015 as a result of increases in the average balance and average cost of Federal Home Loan Bank advances. The average balance of Federal Home Loan Bank advances increased by $1.9 million to $8.9 million during the year ended June 30, 2016 as compared to the prior year due to an increase in loan funding requirements. In addition, the average cost of Federal Home Loan Bank advances increased by 20 basis points to 1.06% for the year ended June 30, 2016 from 0.86% for the year ended June 30, 2015, due primarily to increases in advance rates.

Net Interest Income. Net interest income increased $284,000, or 6.6%, to $4.6 million for the year ended June 30, 2016 from $4.3 million for the year ended June 30, 2015 as we increased our interest income and reduced our interest expense. Our interest rate spread increased by 20 basis points to 2.85% for the year ended June 30, 2016 from 2.65% for the year ended June 30, 2015. Our net interest margin increased by 22 basis points to 2.90% for the year ended June 30, 2016 from 2.68% for the year ended June 30, 2015.

Provision for Loan Losses. We establish a provision for loan losses, which is charged to operations, in order to maintain the allowance for loan losses at a level we consider necessary to absorb credit losses incurred in the loan portfolio that are both probable and reasonably estimated at the balance sheet date. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of non-performing loans. The amount of the allowance is based on estimates, and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as circumstances change as more information becomes available. The allowance for loan losses is assessed on a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.

Provision for loan losses decreased by $70,000 to $9,000 for the year ended June 30, 2016, from $79,000 for the year ended June 30, 2015. The primary factors that contributed to the decrease in the provision for loan losses were a decrease in our historical loss factors on loans collectively evaluated for impairment and decreases in non-performing loans and net charge-offs. Non-performing loans decreased from $1.7 million at June 30, 2015 to $1.1 million as of June 30, 2016, a decrease of $505,000, or 30.6%. We recorded net charge-offs of $36,000 and $270,000 for the years ended June 30, 2016 and June 30, 2015, respectively.

Non-Interest Income. Non-interest income increased $449,000, or 9.1%, to $5.4 million for the year ended June 30, 2016 from $4.9 million for the year ended June 30, 2015. The increase was primarily related to an increase of $276,000 in our gain on sale of loans, net and an increase of $269,000 in the gain from hedging instruments. Gain on sale of loans, net increased $276,000, or 7.2%, to $4.1 million for the year ended June 30, 2016 from $3.8 million for the year ended June 30, 2015 primarily as a result of an increase in premiums earned as a result of changing our type of commitments from best efforts delivery to mandatory sales, partially offset by a decrease in loans sold from $159.4 million for the year ended June 30, 2015 to $157.8 million for the year ended June 30, 2016. Gain from hedging instruments increased $269,000, or 114.5%, to $504,000 for the year ended June 30, 2016 from $235,000 for the year ended June 30, 2015 due to increased volume associated with hedging, which increased to $133.8 million for the year ended June 30, 2016 from $54.7 million for the year ended June 30, 2015.

Non-Interest Expense. Non-interest expense increased $15,000, or 0.2%, to $8.4 million for the year ended June 30, 2016 from $8.3 million for the year ended June 30, 2015. The increase primarily reflected a $754,000 increase in salaries and employee benefits and a $164,000 increase in other expenses, partially offset by an $854,000 decrease in merger and stock conversion costs expense. Salaries and employee benefits increased $754,000, or 19.3%, to $4.7 million for the year ended June 30, 2016 from $3.9 million for the year ended June 30, 2015 primarily due to increases of $565,000 in salary expense due to additional personnel added to our loan production departments (including underwriting, processing, closing and secondary marketing) in fiscal 2016 as a result of increased lending activity and $164,000 in additional bonus expense. Other expenses increased $164,000, or 16.1%, to $1.2 million for the year ended June 30, 2016 from $1.0 million for the year ended June 30, 2015 due to increased marketing expenses. Merger and stock conversion costs were $854,000 for the year ended June 30, 2015 and none for the year ended June 30, 2016 as the expenses were written off for the proposed merger and mutual-to-stock conversion which was terminated in January 2015.

Income Tax Expense. Income tax expense was $525,000 for the year ended June 30, 2016 as compared to income tax expense of $135,000 for the year ended June 30, 2015. The increase in income tax expense was due to the increase in income before income taxes of $788,000 for the year ended June 30, 2016 as compared to the prior year. The effective tax rate was 33.8% for the year ended June 30, 2016 as compared to 17.7% for the year ended June 30, 2015 primarily as a result of applying our remaining state net operating loss carryforwards during fiscal 2015.

Average Balances and Yields. The following table sets forth average balance sheets, average yields and costs, and certain other information for the years indicated. No tax-equivalent yield adjustments have been made. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	For the Years Ended June 30,
	2016			2015
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Interest-earning assets:
Loans (1)	$100,165	$4,446	4.44%	$92,498	$4,181	4.52%
Cash and cash equivalents	16,068	113	0.70%	26,033	77	0.30%
Investment securities	40,423	715	1.77%	39,957	750	1.88%
Restricted investment in bank stock	676	28	4.14%	702	49	6.98%

Total interest-earning assets	157,332	5,302	3.37%	159,190	5,057	3.18%

Non-interest-earning assets	8,930			8,206

Total assets	$166,262			$167,396

Interest-bearing liabilities:
NOW accounts	$30,178	38	0.13%	$27,7988	35	0.13%
Money market deposit accounts	27,030	68	0.25%	28,8866	711	0.25%
Passbook and statement savings accounts	34,441	105	0.30%	33,341	97	0.29%
Checking accounts	3,511	12	0.34%	4,379	17	0.39%
Certificates of deposit	38,696	426	1.10%	44,196	501	1.13%

Total deposits	$133,856	$649	0.48%	$138,600	$721	0.52%

Federal Home Loan Bank advances	8,863	94	1.06%	7,000	60	0.86%
Securities sold under agreements to repurchase	1,998	3	0.15%	2,854	4	0.14%

Total interest-bearing liabilities	$144,717	$746	0.52%	$148,454	$785	0.53%

Non-interest-bearing liabilities:
Checking	8,336			7,119
Other	1,399			515

Total liabilities	$154,452			$156,088

Equity	11,810			11,308

Total liabilities and equity	$166,262			$167,396

Net interest income		$4,556			$4,272

Interest rate spread (2)			2.85%			2.65%

Net interest-earning assets (3)	$12,615			$10,736

Net interest margin (4)			2.90%			2.68%

Average interest-earning assets to average interest-bearing liabilities	108.72%			107.23%

(1)	Includes loans held for sale.
(2)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the years indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	For the Years Ended June 30, 2016 vs 2015
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$339	$(74)	$265
Cash and cash equivalents	(14)	50	36
Investment securities	9	(44)	(35)
Restricted investment in bank stock	(2)	(19)	(21)

Total interest-earning assets	$332	$(87)	$245

Interest-bearing liabilities:
NOW accounts	3	—	3
Money market deposit accounts	(3)	—	(3)
Passbook and statement savings accounts	6	2	8
Checking accounts	(3)	(2)	(5)
Certificates of deposit	(61)	(14)	(75)

Total deposits	(58)	(14)	(72)
Federal Home Loan Bank advances	18	16	34
Securities sold under agreements to repurchase	(1)	—	(1)

Total interest-bearing liabilities	$(41)	$2	$(39)

Change in net interest income	$373	$(89)	$284

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage the impact of changes in market interest rates on net interest income and capital. We have an Asset/Liability and Investment Committee that is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of trustees. The Committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

As part of our ongoing asset-liability management, we intend to use the following strategies to manage our interest rate risk:

(i)	invest in jumbo adjustable-rate one- to four-family residential real estate loans which typically reprice in five or seven years;

(ii)	emphasize the marketing of our NOW, passbook, money market and checking accounts;

(iii)	sell our newly originated long-term, fixed-rate one- to four-family residential real estate loans;

(iv)	increase our portfolio of commercial real estate loans which have higher yields and shorter terms than residential real estate loans; and

(v)	maintain a strong capital position.

We look at two types of simulations impacted by changes in interest rates, which are (1) net interest income and (2) changes in the economic value of equity.

Net Interest Income Analysis. We analyze our sensitivity to changes in interest rates through our net interest income simulation model, the results of which are provided to us by an independent third party. Additionally, this model is validated by another third party on an annual basis. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a one-year period based on current interest rates. We then calculate what the net interest income would be for the same period under different interest rate assumptions. The following table shows the estimated impact on net interest income for the one-year period beginning June 30, 2016 resulting from potential changes in interest rates, expressed in basis points. These estimates require certain assumptions to be made, including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain. As a result, no simulation model can precisely predict the impact of changes in interest rates on our net interest income.

Although the net interest income table below provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
(Dollars in thousands)
+400	$5,840	17%
+300	5,633	13%
+200	5,421	8%
+100	5,224	5%
0	4,998	—
-100	4,757	-5%

(1)	Expressed in basis points.

The table above indicates that at June 30, 2016, in the event of a 200 basis point increase in interest rates, we would experience an 8% increase in net interest income. In the event of a 100 basis point decrease in interest rates, we would experience a 5% decrease in net interest income.

Economic Value of Equity Analysis. We analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity model. This analysis measures the difference between predicted changes in the fair value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The table below represents an analysis of our interest rate risk as measured by the estimated changes in our economic value of equity, resulting from an instantaneous and sustained parallel shift in the yield curve (+100, +200, +300 and +400 basis points and -100 basis points) at June 30, 2016.

Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Fair Value of Assets (3)
				EVE Ratio (4)	Increase (Decrease) (basis points)
		Amount	Percent
(Dollars in thousands)
+400	$13,635	$(4,613)	(25.28)%	7.51%	(216)
+300	14,726	(3,522)	(19.30)%	8.04%	(163)
+200	16,061	(2,187)	(11.99)%	8.67%	(100)
+100	17,394	(854)	(4.68)%	9.29%	(38)
—	18,248	—	—	9.67%	—
-100	17,090	(1,159)	(6.35)%	9.08%	(59)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the fair value of expected cash flows from assets, less the fair value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts.
(3)	Fair value of assets represents the amount at which an asset could be exchanged between knowledgeable and willing parties in an arms-length transaction.
(4)	EVE Ratio represents EVE divided by the fair value of assets.

The table above indicates that at June 30, 2016, in the event of a 100 basis point decrease in interest rates, we would experience a 6.35% decrease in our economic value of equity. In the event of a 200 basis points increase in interest rates, we would experience a decrease of 11.99% in economic value of equity.

The preceding income simulation analysis does not represent a forecast of actual results and should not be relied upon as being indicative of expected operating results. These hypothetical estimates are based upon numerous assumptions, which are subject to change, including: the nature and timing of interest rate levels including the yield curve shape, prepayments on loans and securities, deposit decay rates, pricing decisions on loans and deposits, reinvestment/replacement of asset and liability cash flows, and others. Also, as market conditions vary, prepayment/refinancing levels, the varying impact of interest rate changes on caps and floors embedded in adjustable-rate loans, early withdrawal of deposits, changes in product preferences, and other internal/external variables will likely deviate from those assumed.

Liquidity and Capital Resources

Liquidity Management. Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from sales, maturities and calls of securities. We also have the ability to borrow from the Federal Home Loan Bank of Pittsburgh. Huntingdon Valley Bank had Federal Home Loan Bank of Pittsburgh advances of

$20.0 million outstanding with unused borrowing capacity of $48.0 million as of June 30, 2016. Additionally, at June 30, 2016, we had the ability to borrow $3.0 million from the Atlantic Community Bankers Bank and we maintained a line of credit equal to 95% of the fair value of collateral held by the Federal Reserve Bank, which was $4.3 million at June 30, 2016. We have not borrowed against the credit lines with the Atlantic Community Bankers Bank and the Federal Reserve Bank for the year ended June 30, 2016.

The board of trustees is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have enough sources of liquidity to satisfy our short and long-term liquidity needs as of June 30, 2016.

We monitor and adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand; (2) expected deposit flows; (3) yields available on interest-earning deposits and securities; and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short-and intermediate-term securities.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents, which include federal funds sold and interest-bearing deposits in other banks. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At June 30, 2016, cash and cash equivalents totaled $15.4 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $33.3 million at June 30, 2016.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash (used in) provided by operating activities was $(6.2) million and $1.9 million for the years ended June 30, 2016 and June 30, 2015, respectively. Net cash (used in) provided by investing activities, which consists primarily of disbursements for loans originations and the purchase of securities, offset by principal collections on loans and proceeds from maturing securities, was $(6.6) million and $(2.0) million for the years ended June 30, 2016 and June 30, 2015, respectively. During the years ended June 30, 2016 and June 30, 2015, we sold $11.7 million and $6.8 million, respectively, in securities available-for-sale. Net cash provided by financing activities, consisting primarily of the proceeds from Federal Home Loan Bank borrowings, was $12.6 million for the year ended June 30, 2016 while net cash provided by financing activities was $381,000 for the year ended June 30, 2015.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Certificates of deposit due within one year of June 30, 2016, totaled $9.3 million, or 6.5%, of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other deposits and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or borrowings than we currently pay. We believe, however, based on past experience that a significant portion of such deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

Capital Management. Huntingdon Valley Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2016, Huntingdon Valley Bank exceeded all regulatory capital requirements and was considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements” and Note 8 of the Notes to the Financial Statements.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At June 30, 2016, we had outstanding commitments to originate loans of $28.0 million, unused lines of credit totaling $7.3 million and no stand-by letters of credit outstanding. We anticipate that we will have sufficient funds available to meet our current lending commitments. Certificates of deposit that are scheduled to mature in less than one year from June 30, 2016 totaled $9.3 million. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 1 to the Financial Statements for the years ended June 30, 2016 and 2015 beginning on page F-1 for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF HV BANCORP, INC.

HV Bancorp, Inc. is incorporated in the State of Pennsylvania, and has not engaged in any business to date. Upon completion of the conversion, HV Bancorp will own all of the issued and outstanding stock of Huntingdon Valley Bank. We intend to contribute at least 50% of the net proceeds from the stock offering to Huntingdon Valley Bank. HV Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, HV Bancorp, as the holding company of Huntingdon Valley Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. See “Regulation and Supervision—Holding Company Regulation” for a discussion of the activities that are permitted for bank holding companies. We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future. We may also borrow funds for reinvestment in Huntingdon Valley Bank.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Huntingdon Valley Bank. Huntingdon Valley Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.” Initially, HV Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Huntingdon Valley Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Huntingdon Valley Bank to serve as officers of HV Bancorp, Inc. We will, however, use the support staff of Huntingdon Valley Bank from time to time. We will pay a fee to Huntingdon Valley Bank for the time devoted to HV Bancorp by employees of Huntingdon Valley Bank; however, these persons will not be separately compensated by HV Bancorp. HV Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF HUNTINGDON VALLEY BANK

General

Huntingdon Valley Bank is a mutual savings bank organized under the laws of the Commonwealth of Pennsylvania and is subject to comprehensive regulation and examination by the FDIC and the Pennsylvania Department of Banking. We have offices in Montgomery, Bucks and Philadelphia Counties, Pennsylvania. We are a community-oriented bank offering a variety of financial products and services to meet the needs of our customers. We believe that our community orientation and personalized service distinguishes us from larger banks that operate in our market area.

Our principal business consists of attracting retail deposits from the general public in our market area and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans, commercial real estate loans (including multi-family loans), home equity loans and home equity lines of credit and, to a lesser extent, construction loans. We retain our loans in portfolio depending on market conditions, but we primarily sell our fixed-rate one- to four-family residential mortgage loans in the secondary market. We also invest in various investment securities. Our revenue is derived principally from interest on loans and investments and loan sales. Our primary sources of funds are deposits, Federal Home Loan Bank advances and principal and interest payments on loans and securities.

Huntingdon Valley Bank was founded in 1871 as a building and loan association. In 1951, the association converted to a federal thrift charter, changed its name to “Huntingdon Valley Federal Savings & Loan Association” and became federally insured. In January 2000, we changed our corporate name to “Huntingdon Valley Bank.” On July 1, 2003, Huntingdon Valley Bank converted from a federally chartered mutual savings bank to a Pennsylvania chartered mutual savings bank.

At June 30, 2016, we had total assets of $182.0 million, total deposits of $141.8 million and total equity of $13.0 million.

Our website address is www.huntingdonvalleybank.com. Information on this website should not be considered a part of this prospectus.

Market Area

We are headquartered in Huntingdon Valley, Pennsylvania, which is located in the northeast suburban area of metropolitan Philadelphia. We primarily serve communities located in Montgomery, Bucks and Philadelphia Counties in Pennsylvania from our executive office, four full service bank offices, one limited service office, a loan origination office and a loan production office.

Our markets are demographically attractive, close to the business and financial district of Center City Philadelphia, and within commuting distance of Northern New Jersey and New York City. Based on the United States Census for 2015, Philadelphia, Montgomery and Bucks Counties have total populations of 1,567,000, 819,000 and 627,000, respectively, and the three counties comprise the 1st, 3rd and 4th largest counties in Pennsylvania, respectively. From 2017 to 2022, the populations of Philadelphia, Montgomery and Bucks Counties are expected to grow by 2.0%, 1.9% and 0.7%, respectively. Additionally, between June 2010 and June 2016, our market area has shown significant improvement in unemployment levels, decreasing from 10.8% to 6.9% for Philadelphia County, decreasing from 7.1% to 4.2% for Montgomery County and decreasing from 7.6% to 4.6% for Bucks County. The foreclosure rate in August 2016 for the Commonwealth of Pennsylvania was 0.08%, compared to foreclosure rates of 0.13%, 0.08%, and 0.09% for Philadelphia, Montgomery and Bucks Counties, respectively. In terms of median household income and median disposable income, Montgomery and Bucks Counties rank 2nd and 3rd in Pennsylvania in each category, based on the United States Census. Based on the United States Census, the median household income between 2010 and 2014 was $37,460, $79,926 and $76,824 for Philadelphia, Montgomery and Bucks Counties, respectively. The median value of owner occupied homes in Bucks County is nearly double the statewide median value, and home values in Bucks and Montgomery Counties rank 2nd and 3rd respectively of all the counties in Pennsylvania, based on the United States Census.

In 2014, the Philadelphia metropolitan area was the eighth largest total gross metropolitan product in the United States. The economy of our market area is heavily based on education, life sciences and social services. The city of Philadelphia is home to many Fortune 500 companies, including cable television and internet provider Comcast; insurance company Lincoln Financial Group; energy company UGI; food services company Aramark; paper and packaging company Crown Holdings Incorporated; diversified producer Rohm and Haas Company; and hospital management company Universal Health Services. The city is also home to many universities and colleges.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Banks owned by large bank holding companies such as PNC Financial Services Group, Inc., Wells Fargo & Company, TD Bank, Santander and Citizens Financial Group, Inc. also operate in our market area. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies.

As of June 30, 2016 (the latest date for which information is available), our deposit market share was less than 1.0% of total deposits in each of Philadelphia County, Montgomery County and Bucks County, Pennsylvania.

Lending Activities

General. Our principal lending activity is the origination of one- to four-family residential real estate loans, commercial real estate loans, home equity loans and home equity lines of credit, and, to a lesser extent, commercial business loans, construction loans and consumer loans. Our primary business has been the origination and sale of one- to four-family residential real estate loans, most of which have been fixed-rate loans. We currently sell in the secondary market most of the fixed-rate conforming one- to four-family residential real estate loans that we originate, generally on a servicing-released, limited or no recourse basis, while retaining adjustable-rate one- to four-family residential real estate loans, primarily jumbo loans, in order to manage the duration and time to repricing of our loan portfolio. Following the completion of the conversion, we intend to increase our emphasis on commercial real estate lending, in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale.

	At June 30,		At June 30,
	2016		2015
	Amount	Percent	Amount	Percent
	(dollars in thousands)
Residential:
One- to four-family	$71,980	76.75%	$63,425	75.70%
Home equity & HELOCs	6,448	6.87%	6,662	7.95%
Commercial real estate	11,620	12.39%	12,662	15.11%
Commercial business	558	0.59%	634	0.76%
Construction	3,179	3.39%	365	0.44%
Consumer	10	0.01%	31	0.04%

Total loans receivable	93,795	100.00%	83,779	100.00%

Deferred loan origination costs	142		54
Loans in process	—		—
Allowance for loan losses	(487)		(514)

Total loans receivable, net	$93,450		$83,319

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at June 30, 2016. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending June 30, 2017. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to Four-Family Real Estate Loans	Home Equity & HELOCs	Commercial Real Estate Loans	Commercial Business Loans	Construction Loans	Consumer Loans	Total
	(In thousands)
Due During the Years Ending June 30,
2017	$71	$328	$210	$558	$2,975	$10	$4,152
2018	350	58	2,042	—	—	—	2,450
2019	146	78	1,397	—	—	—	1,621
2020 to 2021	74	556	1,347	—	204	—	2,181
2022 to 2026	1,467	363	2,596	—	—	—	4,426
2027 to 2031	4,925	891	487	—	—	—	6,303
2032 and beyond	64,947	4,174	3,541	—	—	—	72,662

Total	$71,980	$6,448	$11,620	$558	$3,179	$10	$93,795

The following table sets forth our fixed and adjustable-rate loans at June 30, 2016 that are contractually due after June 30, 2017.

	Due After June 30, 2017
	Fixed	Adjustable	Total
	(In thousands)
Residential:
One- to four-family	$49,335	$22,574	$71,909
Home equity & HELOCs	6,120	—	6,120
Commercial real estate	10,671	739	11,410
Commercial business	—	—	—
Construction	204	—	204
Consumer	—	—	—

Total	$66,330	$23,313	$89,643

One- to Four-Family Residential Real Estate Lending. At June 30, 2016, we had $72.0 million of loans secured by one- to four-family residential real estate, representing 76.8% of our total loan portfolio. In addition, at June 30, 2016, we had $24.7 million of residential mortgages held for sale. We primarily originate fixed-rate one- to four-family residential real estate loans, but depending on market conditions and borrower preferences, we also offer adjustable-rate loans. At June 30, 2016, 68.6% of our one- to four-family residential real estate loans were fixed-rate loans, and 31.4% of such loans were adjustable-rate loans.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 10 to 30 years and are generally underwritten according to Fannie Mae or Freddie Mac guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits, which as of June 30, 2016 was generally $417,000 for single-family homes in our market area. We typically sell most of our fixed-rate conforming loans on a servicing-released basis. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans,” that we retain in our portfolio. Jumbo loans that we originate typically have 15 to 30 year terms and maximum loan-to-value ratios of 80%. At June 30, 2016, we had $38.6 million in jumbo loans, which represented 53.7% of our one- to four-family residential real estate loans. Our average loan size for jumbo loans was $543,000 at June 30, 2016. We also offer FHA, USDA and VA loans, all of which we originate for sale on a servicing-released, non-recourse basis in accordance with FHA, USDA and VA guidelines. Virtually all of our one- to four-family residential real estate loans are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 80% of the sales price or appraised value, whichever is lower. Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios up to 90%.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from 10 to 30 years and generally have fixed rates for initial terms of five or seven years, and adjust annually thereafter at a margin, which in recent years has been tied to a margin above the LIBOR rate. The maximum amount by which the interest rate may be increased or decreased is generally 5% for the first adjustment period and 2% per adjustment period thereafter, with a lifetime interest rate cap of generally 5% over the initial interest rate of the loan. We typically hold in portfolio our adjustable-rate one- to four-family residential real estate loans.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to seven years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in market interest rates generally may be limited.

We offer on a limited basis one- to four-family residential real estate loans secured by non-owner occupied properties. Generally, we require personal guarantees from the borrowers on these properties, and we will not make loans in excess of 85% loan to value on non-owner-occupied properties.

We have not offered but may offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also have not offered and will not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We have not had a “subprime lending” program for one- to four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

We generally require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. Substantially all of our residential real estate mortgage loans have a mortgage escrow account from which disbursements are made for real estate taxes and flood insurance. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

When underwriting residential real estate loans, we review and verify each loan applicant’s employment, income and credit history and, if applicable, our experience with the borrower. Our policy is to obtain credit reports and financial statements on all borrowers and guarantors, and to verify references. Properties securing real estate loans are appraised by board-approved independent appraisers. Appraisals are subsequently reviewed by our loan underwriting department.

Home Equity Loans and Lines of Credit. We also offer home equity loans and home equity lines of credit, both of which are secured by either first mortgages or second mortgages on owner occupied one- to four-family residences. At June 30, 2016, outstanding home equity loans and equity lines of credit totaled $6.4 million, or 6.9% of total loans outstanding. At June 30, 2016, the unadvanced portion of home equity lines of credit totaled $7.3 million. At June 30, 2016, $2.4 million of our home equity loans and lines of credit were in a junior lien position.

The underwriting standards utilized for home equity loans and home equity lines of credit include a title review, the recordation of a lien, a determination of the applicant’s ability to satisfy existing debt obligations and payments on the proposed loan, and the value of the collateral securing the loan. The loan-to-value ratio for our home equity loans and our lines of credit is generally limited to 80% when combined with the first security lien, if applicable. Home equity loans are offered with fixed rates of interest and with terms up to 20 years. Our home equity lines of credit generally have 30-year terms and adjustable rates of interest, subject to a contractual floor, which are indexed to the prime rate.

Commercial Real Estate Lending. We also offer commercial real estate loans, including a limited amount of multi-family loans. At June 30, 2016, we had $11.6 million in commercial real estate loans, representing 12.4% of our total loan portfolio.

Our commercial real estate loans generally have initial terms of five years and amortization terms of 20 to 25 years, with a balloon payment due at the end of the initial term. The maximum loan-to-value ratio of our commercial real estate loans is generally 75%. Our commercial real estate loans are typically secured by medical, retail, industrial, warehouse, service, or other commercial properties. We originate a limited number of multi-family loans generally secured by apartment buildings. At June 30, 2016, the average loan balance of our outstanding commercial real estate loans was $497,000, and the largest of such loans was a $1.3 million loan secured by a medical office in our market area. This loan was performing in accordance with its terms at June 30, 2016.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.20x. All commercial real estate loans are appraised by outside independent appraisers approved by the board of trustees.

Personal guarantees are generally obtained from the principals of commercial real estate loan borrowers, although this requirement may be waived in limited circumstances depending upon the loan-to-value ratio and the debt service ratio associated with the loan. We require property, casualty and title insurance and flood insurance if the property is in a flood zone area.

Following the conversion, we intend to partner with another local financial institution whereby we will sell them a participation interest in our commercial real estate loan originations in order to reduce our credit risk and control our costs as we grow our portfolio.

Commercial real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.

Commercial Business Lending. At June 30, 2016, we had $558,000 of commercial business loans, representing 0.6% of our total loan portfolio. We offer regular lines of credit and revolving lines of credit with terms of up to 12 months to small businesses in our market area to finance short-term working capital needs such as accounts receivable and inventory. Our commercial lines of credit are typically adjustable-rate generally based on the prime rate, as published in The Wall Street Journal, plus a margin. We generally obtain personal guarantees with respect to all commercial business lines of credit.

We typically originate commercial business loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and the underlying assumptions, and the value and marketability of any collateral securing the loan. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself and the general economic environment in our market area. Therefore, commercial business loans that we originate have greater credit risk than one- to four-family residential real estate loans or, generally, consumer loans. In addition, commercial business loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Construction Lending. We originate construction loans for the purchase of developed lots and for the construction of single-family residences. Construction loans to individuals are made on the same general terms as our one- to four-family mortgage loans, but provide for the payment of interest only during the construction phase, which is usually six months. At the end of the construction phase, the loan converts to a permanent mortgage loan. Prior to making a commitment to fund a construction loan, we require an appraisal of the property by an independent appraiser. We also review and inspect each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on percentage of completion. At June 30, 2016, we had $3.2 million of construction loans, representing 3.4% of our total loan portfolio. At June 30, 2016, our largest construction loan was a $1.8 million loan secured by residential real estate. This loan was performing in accordance with its original terms at June 30, 2016.

The maximum loan-to-value of these loans is 80% of the lesser of the appraised value or the purchase price of the property, and all these loans include personal guarantees.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment. Construction loans also expose us to the risks that improvements will not be completed on time in accordance with specifications and projected costs and that repayment will depend on the successful operation or sale of the properties. In addition, some of these borrowers have more than one outstanding loan, so an adverse development with respect to one loan or credit relationship can expose us to significantly greater risk of non-payment and loss.

Consumer Lending. We offer on a limited basis consumer loans to individuals secured by deposit accounts. At June 30, 2016, our consumer loan portfolio totaled $10,000, or 0.01% of our total loan portfolio.

Loan Originations, Participations, Purchases and Sales

Most of our loan originations are generated by our loan personnel and from referrals from existing customers and real estate brokers. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and pricing levels established by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our loan originations can vary from period to period.

Consistent with our interest rate risk strategy, in the low interest rate environment that has existed in recent years, we have sold on a servicing-released basis most of the fixed-rate conforming one- to four-family residential mortgage loans that we have originated. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. For the year ended June 30, 2016, we sold $157.8 million of residential one- to four-family real estate loans.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At June 30, 2016, we had five participation loans for $2.3 million in which we were not the lead lender, of which one multi-family investment property, totaling $100,000, is not performing in accordance with its original terms. We also have participated out portions of loans from time to time that exceeded our loans-to-one borrower legal lending limit and for risk diversification.

We currently have an agreement with a mortgage origination company affiliated with a national home builder to purchase no more than $20.0 million of residential one- to four-family real estate loans, all of which are jumbo adjustable-rate loans. As of June 30, 2016, we have purchased $7.3 million of loans pursuant to this relationship. The homes are located in Pennsylvania, New Jersey and Delaware. These loans are originated pursuant to our underwriting guidelines and subject to our underwriting process when we purchase the loan. We intend to maintain this current relationship and in the future we will look for additional opportunities to expand our purchase of one- to four-family real estate loans from mortgage origination companies.

The following table shows our loan originations, sales and repayment activities for the years indicated, including loans held for sale.

	For the Year Ended June 30,
	2016	2015
	(In thousands)
Total loans at beginning of year (1)	$100,040	$98,189

Loan originations:
Residential:
One- to four-family	182,962	171,114
Home equity & HELOCs	2,989	298
Commercial real estate	1,198	2,399
Commercial business	—	—
Construction	2,970	460
Consumer loans	4	4

Total loans originated	190,123	174,275

Sales and loan principal repayments:
Principal repayments	13,914	12,973
Loan sales	157,778	159,451

Net loan activity	18,431	1,851

Total loans at end of year	$118,471	$100,040

(1)	Includes loans held for sale

Loans to One Borrower. Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Huntingdon Valley Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral). This 15% of unimpaired capital and surplus was approximately $1.9 million as of June 30, 2016. At June 30, 2016, our largest credit relationship totaled $1.8 million, consisting of a construction loan secured by residential real estate. Our second largest relationship at June 30, 2016 was $1.8 million, consisting of loans secured by residential real estate in our market area. At June 30, 2016, both of these loan relationships were performing in accordance with their current terms.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by the board of trustees. In the approval process for residential loans, we assess the borrower’s ability to repay the loan and the value of the property securing the loan. To assess the borrower’s ability to repay, we review the borrower’s income and expenses and employment and credit history. In the case of commercial real estate loans, we also review projected income, expenses and the viability of the project being financed. We generally require appraisals of all real property securing loans. Appraisals are performed by independent licensed appraisers who are approved by our board of trustees. All real estate secured loans generally require fire, title and casualty insurance and, if warranted, flood insurance in amounts at least equal to the principal amount of the loan or the maximum amount available. Our loan approval policies and limits are also established by our board of trustees. All loans originated by Huntingdon Valley Bank are subject to our underwriting guidelines.

The following limitations apply to originations of residential real estate loans, home equity loans and home equity lines of credit. An underwriter may approve loans up to $417,000. The Officer Loan Committee must approve “jumbo” loans (currently, loans between $417,000 and $650,000). The Executive Committee of the board of trustees must approve loans in excess of $650,000, up to and including $900,000. The board of trustees must approve loans in excess of $900,000.

For commercial real estate loans, a minimum of two signatures is required on all loans not approved by the Officer Loan Committee or the board of trustees. Dual signature signing authority is limited to commercial real estate loans up to and including $250,000. Officer Loan Committee approval is required for all loans in excess of $250,000, up to and including $750,000. Board of trustees approval is required for all loans in excess of $750,000, up to and including our legal lending limit of $1.9 million.

Delinquencies, Non-Performing Assets and Classified Assets

Delinquency Procedures. When a loan is 15 days past due, we send the borrower a late notice. We generally also contact the borrower by phone if the delinquency is not corrected promptly after the notice has been sent. When the loan is 30 days past due, we mail the borrower a letter reminding the borrower of the delinquency, and attempt to contact the borrower personally to determine the reason for the delinquency in order to ensure that the borrower understands the terms of the loan and the importance of making payments on or before the due date. If necessary, subsequent delinquency notices are issued and the account will be monitored on a regular basis thereafter. By the 90th day of delinquency, we will send the borrower a final demand for payment and may recommend foreclosure. Loans are charged off when we believe that the recovery of principal is improbable. A summary report of all loans 30 days or more past due is provided to the board of trustees each month.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For				Total
	60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2016
Residential:
One- to four-family	3	$317	5	$659	8	$976
Home equity & HELOCs	1	79	2	227	3	306
Commercial real estate	—	—	1	100	1	100
Commercial business	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	4	$396	8	$986	12	$1,382

At June 30, 2015
Residential:
One- to four-family	2	$156	12	$1,277	14	$1,433
Home equity & HELOCs	—	—	2	147	2	147
Commercial real estate	—	—	2	226	2	226
Commercial business	—	—	—	—	—	—
Construction	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	2	$156	16	$1,650	18	$1,806

Non-Performing Loans. Loans are automatically placed on non-accrual status when payment of principal or interest is more than 90 days delinquent. Loans are also placed on non-accrual status if collection of principal or interest in full is in doubt or if the loan has been restructured. Loans are classified as restructured when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. At June 30, 2016, we had no non-accruing troubled debt restructurings. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received. The loan may be returned to accrual status if unpaid principal and interest are repaid so that the loan is less than 90 days delinquent. Non-performing loans decreased to $1.1 million, or 1.22% of total loans, at June 30, 2016 from $1.7 million, or 1.97% of total loans, at June 30, 2015. This decrease was due primarily to a $459,000 reduction in non-performing one- to four-family residential real estate loans. Non-performing one- to four-family residential real estate loans totaled $818,000 at June 30, 2016. Non-performing home equity loans and home equity lines of credit totaled $227,000 at June 30, 2016. Non-performing commercial real estate loans totaled $100,000 at June 30, 2016.

Other Real Estate Owned. Other real estate owned includes assets acquired through, or in lieu of, loan foreclosure and are held for sale and are initially recorded at fair value less estimated selling costs at the date of foreclosure establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the new cost basis or fair value less estimated selling costs. Revenue and expenses from operations and changes in the valuation allowance are included in operations. We had $115,000 in other real estate owned at June 30, 2016 as compared to $574,000 as of June 30, 2015.

Non-Performing Assets. The following table sets forth the amounts and categories of our non-performing assets at the dates indicated. We had no accruing loans past due 90 days or more at June 30, 2016 or 2015. Additionally, we had no non-accruing troubled debt restructurings at June 30, 2016 or 2015.

	At June 30,
	2016	2015
	(Dollars in thousands)
Non-accrual loans:
Residential:
One- to four-family	$818	$1,277
Home equity & HELOCs	227	147
Commercial real estate	100	226
Commercial business	—	—
Construction	—	—
Consumer	—	—

Total	$1,145	$1,650

Total non-performing loans	$1,145	$1,650

Real estate owned	115	574
Other non-performing assets	—	—

Total non-performing assets	$1,260	$2,224

Ratios:
Total non-performing loans to total loans	1.22%	1.97%
Total non-performing loans to total assets	0.63%	0.99%
Total non-performing assets to total assets	0.69%	1.33%

Interest income that would have been recorded for the year ended June 30, 2016 had non-accruing loans been current according to their original terms amounted to $46,000. We recognized $68,000 of interest income for these loans for the year ended June 30, 2016.

Other Loans of Concern. Other than $1.3 million of loans designated by management as “special mention,” or “substandard” but still performing there were no other loans at June 30, 2016 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the FDIC to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management. At June 30, 2016, we had $598,000 of loans designated as “special mention.”

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed. Management reviews the status of each loan on our watch list on a quarterly basis with the full board of trustees. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The following table sets forth our amounts of classified assets and assets designated as special mention as of June 30, 2016 and 2015. The classified assets total at June 30, 2016 includes $1.1 million of non-performing loans.

	At June 30,
	2016	2015
	(In thousands)
Classified assets:
Substandard	$1,890	$2,809
Doubtful	—	—
Loss	—	—

Total classified assets	$1,890	$2,809

Special Mention	$598	$412

The decrease in classified assets was due to a $919,000 reduction in substandard assets primarily due to an $833,000 decrease in substandard one-to four-family residential real estate loans. Substandard assets at June 30, 2016 consisted of $1.1 million in non-accrual loans and $745,000 in loans that were performing.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses. We maintain the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio that are both probable and reasonable to estimate at each reporting date. Management reviews the allowance for loan losses on no less than a quarterly basis in order to identify those inherent losses and to assess the overall collection probability for the loan portfolio. The evaluation process includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of the loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, local economic conditions and industry experience. Such risk factors are periodically reviewed by management and revised as deemed appropriate. The establishment of the allowance for loan losses is significantly affected by management’s judgment and uncertainties, and there is likelihood that different amounts would be reported under different conditions or assumptions. The Pennsylvania Department of Banking and the FDIC, as an integral part of their examination processes, periodically review the allowance for loan losses. These regulators may require us to make additional provisions for estimated loan losses based upon judgments different from those of management.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

We will continue to monitor and modify our allowance for loan losses as conditions dictate. No assurances can be given that the level of allowance for loan losses will cover all of the inherent losses on the loans or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses.

Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the years indicated.

	At or For the Years Ended June 30,
	2016	2015
	(Dollars in thousands)
Balance at beginning of year	$514	$705

Charge-offs:
Residential:
One-to four-family	—	(233)
Home equity & HELOCs	—	—
Commercial real estate	(34)	(31)
Commercial business	—	—
Construction	—	—
Consumer	(3)	(7)

Total charge-offs	(37)	(271)

Recoveries:
Residential:
One-to four-family	—	—
Home equity & HELOCs	—	—
Commercial real estate	—	—
Commercial business	—	—
Construction	—	—
Consumer	1	1

Total recoveries	1	1

Net charge-offs	(36)	(270)
Provision for loan losses	9	79

Balance at end of year	$487	$514

Ratios:
Net charge-offs to average loans outstanding	0.04%	0.29%
Allowance for loan losses to non-performing loans at end of year	42.53%	31.15%
Allowance for loan losses to total loans at end of year	0.52%	0.61%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30,
	2016			2015
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Residential:
One-to four-family	$314	64.48%	76.74%	$219	42.61%	75.71%
Home equity & HELOCs	18	3.70%	6.87%	19	3.70%	7.95%
Commercial real estate	131	26.90%	12.39%	230	44.75%	15.11%
Commercial business	23	4.72%	0.59%	45	8.75%	0.76%
Construction	1	0.20%	3.39%	—	0.00%	0.44%
Consumer	—	0.00%	0.01%	—	0.00%	0.04%

Total allocated allowance	487			513
Unallocated allowance	—	0.00%	0.00%	1	0.19%	0.00%

Total allowance for loan losses	$487	100%	100%	$514	100%	100%

At June 30, 2016, our allowance for loan losses represented 0.52% of total loans and 42.53% of non-performing loans. There were $36,000 in net loan charge-offs during the year ended June 30, 2016.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the FDIC and the Pennsylvania Department of Banking will periodically review our allowance for loan losses. The FDIC and the Pennsylvania Department of Banking may require that we increase our allowance based on its judgments of information available to it at the time of its examination. Any material increase in the allowance for loan losses will adversely affect our financial condition and results of operations.

Investment Activities

General. Our investment policy is established by the board of trustees. Our current investment policy authorizes us to invest in debt securities issued by the United States Government, agencies of the United States Government or United States Government-sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations, commercial paper and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.

The objectives of the policy are to:

•	enhance profitability within our overall asset/liability management objectives;

•	absorb funds when loan demand is low and infuse funds when demand is high;

•	provide liquidity necessary to conduct our day-to-day business activities;

•	add high credit quality assets to our balance sheet;

•	improve our interest rate risk management by providing a method for maintaining an appropriate balance between the sensitivity to changes in interest rates of: 1) interest income from loans and investments; and 2) interest expense from deposits and borrowings;

•	provide collateral for pledging requirements;

•	generate a favorable return on investments without compromising other investment objectives; and

•	evaluate and take advantage of opportunities to generate tax-exempt income when it is appropriate given our tax position.

Generally accepted accounting principles require that, at the time of purchase, we designate a security as held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security. Securities designated as available for sale are reported at fair value, while securities designated as held to maturity are reported at amortized cost. We do not maintain a trading portfolio. Establishing a trading portfolio would require specific authorization by the board of trustees.

At June 30, 2016, the held to maturity portfolio, which is carried at amortized cost, totaled $5.8 million, or 3.2%, of total assets and the available-for-sale portfolio, which is carried at fair value, totaled $33.3 million, or 18.3%, of total assets.

United States Governmental Securities. We maintain these investments, to the extent appropriate, for liquidity purposes, at zero risk weighting for capital purposes and as collateral for borrowings. At June 30, 2016, United States government securities consisted of fixed-rate Small Business Administration (“SBA”) Participation Certificates.

Corporate Notes. At time of purchase, we invest in investment grade corporate bonds, both fixed and floating rate instruments, and generally consisting of corporate bonds issued by large financial institutions.

Collateralized Mortgage Obligations. We invest in fixed rate collateralized mortgage obligations (“CMOs”) issued by Ginnie Mae, Freddie Mac or Fannie Mae. A CMO is a type of mortgage-backed security that creates separate pools of pass-through rates for different classes of bondholders with varying maturities, called tranches. The repayments from the pool of pass-through securities are used to retire the bonds in the order specified by the bonds’ prospectus.

Ginnie Mae is a government agency within the Department of Housing and Urban Development and is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. government with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities.

Mortgage-Backed Securities. We invest in mortgage-backed securities insured or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae. We have not purchased privately-issued mortgage-backed securities. We invest in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense, and to lower our credit risk as a result of the guarantees provided by Ginnie Mae, Freddie Mac or Fannie Mae.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities. We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

Municipal Securities. We invest in fixed-rate investment grade bonds issued primarily by municipalities in the Commonwealth of Pennsylvania.

Bank Certificates of Deposit. We invest in certificates of deposit issued by geographically dispersed large financial institutions that are insured by the FDIC.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding Federal Home Loan Bank of Pittsburgh common stock) at the dates indicated.

	At June 30,
	2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:
U.S. Government securities	$1,493	$1,521	$2,958	$2,927
Corporate notes	8,423	8,327	5,822	5,683
Collateralized mortgage obligations	9,879	9,831	16,467	16,026
Mortgage-backed securities	6,980	7,009	7,033	6,888
Municipal securities	3,524	3,566	4,402	4,324
Bank certificates of deposit	2,994	3,027	2,249	2,240

Total securities available-for-sale	$33,293	$33,281	$38,931	$38,088

Securities held-to-maturity:
Municipal securities	$5,825	$5,941	$4,744	$4,732

Total securities held-to-maturity	$5,825	$5,941	$4,744	$4,732

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at June 30, 2016 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. The municipal securities have not been adjusted to a tax-equivalent basis.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Government securities	$—	0.00%	$—	0.00%	$97	3.32%	$1,396	2.10%	$1,493	$1,521	2.18%
Corporate notes	—	0.00%	4,363	2.00%	4,060	2.67%	—	0.00%	8,423	8,327	2.32%
Collateralized mortgage obligations	—	0.00%	—	0.00%	—	0.00%	9,879	2.30%	9,879	9,831	2.30%
Mortgage-backed securities	—	0.00%	5	3.22%	—	0.00%	6,975	2.55%	6,980	7,009	2.55%
Municipal securities	—	0.00%	3,157	1.83%	367	1.61%	—	0.00%	3,524	3,566	1.81%
Bank certificates of deposit	—	0.00%	2,495	1.95%	499	1.79%	—	0.00%	2,994	3,027	1.92%

Total securities available-for-sale	$—	—%	$10,020	1.93%	$5,023	2.52%	$18,250	2.38%	$33,293	$33,281	2.27%

Securities held-to-maturity:
Municipal securities	$518	1.64%	$3,156	1.35%	$2,151	2.46%	$—	0.00%	$5,825	$5,941	1.78%

Total securities held-to-maturity	$518	1.64%	$3,156	1.35%	$2,151	2.46%	$—	0.00%	$5,825	$5,941	1.78%

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We may also use borrowings, primarily Federal Home Loan Bank of Pittsburgh advances, to supplement cash flow needs, as necessary. In addition, we receive funds from scheduled loan payments, loan prepayments, retained income and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents, municipalities and businesses within our market area. We offer a selection of deposit accounts, including savings accounts, NOW accounts, money market accounts, certificates of deposit and checking accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not in the past used, and currently do not hold, any brokered deposits. At June 30, 2016, our core deposits, which are deposits other than certificates of deposit, were $104.3 million, representing 73.5% of total deposits.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to generate deposits is affected by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following table sets forth the distribution of total deposits by account type for the years indicated.

	For the Years Ended June 30,
	2016			2015
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit type:
NOW accounts – interest-bearing	$30,178	22.55%	0.13%	$27,798	20.06%	0.13%
Money market deposit accounts	27,030	20.19%	0.25%	28,886	20.84%	0.25%
Passbook and statement savings accounts	34,441	25.73%	0.30%	33,341	24.06%	0.29%
Checking accounts	3,511	2.62%	0.34%	4,379	3.16%	0.39%
Certificates of deposit	38,696	28.91%	1.10%	44,196	31.89%	1.13%

Total deposits	$133,856	100.00%	0.48%	$138,600	100.00%	0.52%

As of June 30, 2016, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $18.5 million. The following table sets forth the maturity of those certificates as of June 30, 2016.

At June 30, 2016
(In thousands)
Three months or less	$2,745
Over three months through six months	1,384
Over six months through one year	8,180
Over one year to three years	4,673
Over three years	1,535

Total	$18,517

Borrowings. We may obtain advances from the Federal Home Loan Bank of Pittsburgh upon the security of our capital stock in the Federal Home Loan Bank of Pittsburgh and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. At June 30, 2016, we had $20.0 million in advances from the Federal Home Loan Bank of Pittsburgh. At June 30, 2016, based on available collateral and our ownership of Federal Home Loan Bank of Pittsburgh stock, we had access to additional Federal Home Loan Bank of Pittsburgh advances of up to $48.0 million. Additionally, at June 30, 2016, we had the ability to borrow $3.0 million from the Atlantic Community Bankers Bank and we maintained a line of credit equal to 95% of fair value of collateral held by the Federal Reserve Bank, which was $4.3 million at June 30, 2016. We have not borrowed against the credit lines with the Atlantic Community Bankers Bank or the Federal Reserve Bank during the year ended June 30, 2016.

The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at and for the periods shown:

	At or For the Years Ended June 30,
	2016	2015
	(Dollars in thousands)
Balance at end of year	$20,000	$7,000
Average balance during year	$8,863	$7,000
Maximum outstanding at any month end	$20,000	$7,000
Weighted average interest rate at end of year	0.86%	0.78%
Weighted average interest rate during year	1.06%	0.52%

We have also entered into overnight repurchase agreements, which are collateralized by mortgage-backed securities and collateralized mortgage obligations. The following table sets forth information concerning balances and interest rates on our securities sold under agreements to repurchase at and for the periods shown:

	At or For the Years Ended June 30,
	2016	2015
	(Dollars in thousands)
Balance at end of year	$3,929	$3,502
Average balance during year	$1,998	$2,854
Maximum outstanding at any month end	$3,929	$4,688
Weighted average interest rate at end of year	0.08%	0.16%
Weighted average interest rate during year	0.15%	0.14%

Properties

As of June 30, 2016, the net book value of our office properties (including leasehold improvements) was $1.4 million. The following table sets forth information regarding our offices (in thousands):

Location	Leased or Owner	Year Acquired or Leased	Net Book Value of Real Property
Administrative Offices:

Executive Office: 3501 Masons Mill Road Suite 401 Huntingdon Valley, PA 19006	Leased	2011	$2

Mortgage Production Office: 1388 W. Street Road Warminster, PA 18974	Leased	2010	60

Mortgage Origination Office: 539 Bethlehem Pike Montgomeryville, PA 18936	Leased	2013	—

Banking Offices:

Main Office: 2617 Huntingdon Pike Huntingdon Valley, PA 19006	Leased	2006	2

Plumsteadville: 5725 Easton Road Plumsteadville, PA 18949	Owned	2002	1,181

Warrington Plaza Shopping Center: Route 611 & Street Road Warrington, PA 18976	Leased	1994	20

Justa Farm Shopping Center: 1990 County Line Road Huntingdon Valley, PA 19006	Leased	1995	98

Limited Service Office: 8580 Verree Road Philadelphia, PA 19111	Leased	2007	—

Subsidiary Activities

Upon completion of the conversion, Huntingdon Valley Bank will become the wholly-owned subsidiary of HV Bancorp. Huntingdon Valley Bank has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2016, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Huntingdon Valley Bank will enter into an agreement with HV Bancorp to provide it with certain administrative support services, whereby Huntingdon Valley Bank will be compensated at not less than the fair market value of the services provided. In addition, Huntingdon Valley Bank and HV Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of June 30, 2016 we had 65 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

Huntingdon Valley Bank is a savings bank organized under the laws of the Commonwealth of Pennsylvania. The lending, investment, and other business operations of Huntingdon Valley Bank are governed by Pennsylvania law and regulations, as well as applicable federal law and regulations, and Huntingdon Valley Bank is prohibited from engaging in any operations not authorized by such laws and regulations. Huntingdon Valley Bank is subject to extensive regulation, supervision and examination by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation’s deposit insurance fund and depositors, and not for the protection of security holders. Huntingdon Valley Bank also is a member of and owns stock in the Federal Home Loan Bank of Pittsburgh, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of insurance assessments and other fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Huntingdon Valley Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a bank holding company following the conversion, HV Bancorp will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. HV Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of HV Bancorp and Huntingdon Valley Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Huntingdon Valley Bank and HV Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Huntingdon Valley Bank and HV Bancorp.

Pennsylvania Bank Regulation

Activity Powers. The Pennsylvania Department of Banking will regulate the internal organization of Huntingdon Valley Bank, as well as our activities, including, deposit-taking, lending and investment. The basic authority for our activities is specified by Pennsylvania law and by regulations, policies and directives issued by the Pennsylvania Department of Banking. The FDIC also regulates many of the areas regulated by the Pennsylvania Department of Banking, and federal law limits some of the authority that the Pennsylvania Department of Banking grants to us.

Examination and Enforcement. The Pennsylvania Department of Banking regularly examines state chartered banks in such areas as reserves, loans, investments, management practices and other aspects of operations. Although the Pennsylvania Department of Banking may accept the examinations and reports of the FDIC in lieu of its own examinations, the current practice is for the Pennsylvania Department of Banking to conduct individual examinations. The Pennsylvania Department of Banking may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any director, trustee, officer, attorney or employee of a savings bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

Loans-to-One-Borrower Limitations. With certain specified exceptions, a Pennsylvania chartered savings bank may not make loans or extend credit to a single borrower and to entities related to the borrower in an aggregate amount that would exceed 15% of a bank’s capital funds. Under the Pennsylvania Banking Code, loans which are secured by collateral which has a market value of not less than 120% of the amount of the obligations secured by such collateral are partially excluded from the loan-to-one-borrower limitation.

Loans to Huntingdon Valley Bank’s Insiders. Pennsylvania law provides that we may make loans to our executive officers and directors and greater than 10% stockholders in accordance with federal regulations, as discussed below.

Dividends Restrictions. HV Bancorp is a legal entity separate and distinct from its subsidiary, Huntingdon Valley Bank. There are various legal and regulatory restrictions on the extent to which Huntingdon Valley Bank can, among other things, finance or otherwise supply funds to, Huntingdon Valley Bank. Specifically, dividends from Huntingdon Valley Bank are the principal source of HV Bancorp’s cash funds and there are certain legal restrictions under Pennsylvania law and regulations on the payment of dividends by state-chartered banks. The Pennsylvania Department of Banking, the FDIC and the Federal Reserve Board also have authority to prohibit HV Bancorp and Huntingdon Valley Bank from engaging in certain practices deemed to be unsafe and unsound. The payment of dividends could, depending upon the condition of HV Bancorp and Huntingdon Valley Bank, be deemed to constitute an unsafe and unsound practice.

The Pennsylvania Banking Code regulates the distribution of dividends by banks and states, in part, that dividends may be declared and paid only out of accumulated net earnings. In addition, we may not declare and pay dividends from the surplus funds that Pennsylvania law requires that we maintain.

Each year we will be required to set aside as surplus funds a sum equal to not less than 10% of our net earnings until the surplus funds equal 100% of our capital stock. We may invest surplus funds in the same manner as deposits, subject to certain exceptions. In addition, dividends may not be declared or paid if a bank is in default in payment of any assessment due the FDIC. See “Our Dividend Policy.”

Minimum Capital Requirements. Regulations of the Pennsylvania Department of Banking impose on Pennsylvania chartered depository institutions, including Huntingdon Valley Bank, minimum capital requirements similar to those imposed by the FDIC on insured state banks. See “—Federal Banking Regulation—Capital Requirements.”

Federal Bank Regulation

Capital Requirements. Federal regulations require state banks to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%; a Tier 1 capital to risk-based assets ratio of 6.0%; a total capital to risk-based assets ratio of 8%; and a 4% Tier 1 capital to total assets leverage ratio. These capital requirements were effective January 1, 2015 and are the result of regulations implementing recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

As noted, the risk-based capital standards for state banks require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets ratios of at least 4.5%, 6% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor (from 0.0% to 200.0%) assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income, up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the Federal Reserve takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is being phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented at 2.5% on January 1, 2019.

The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All Federal Deposit Insurance Corporation insured banks, including savings banks, are generally limited in their equity investment activities to equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. In addition, a state bank may engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined by the Federal Deposit Insurance Corporation that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.

Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, recent amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. The regulations were amended to incorporate the previously mentioned increased regulatory capital standards that were effective January 1, 2015. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0%, or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to, an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transactions with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve

Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain affiliated interests of these persons, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state savings banks, including Huntingdon Valley Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.

Federal Insurance of Deposit Accounts. Huntingdon Valley Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Huntingdon Valley Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) currently range from 2 1/2 to 45 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation, which has exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Huntingdon Valley Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended June 30, 2016, the annualized FICO assessment was equal to 0.56 basis points of total assets less tangible capital.

Privacy Regulations. Federal regulations generally require that Huntingdon Valley Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Huntingdon Valley Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Huntingdon Valley Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by federal regulations, a state member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a state savings bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Huntingdon Valley Bank’s latest federal CRA rating was “Satisfactory.”

USA Patriot Act. Huntingdon Valley Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

Other Regulations

Interest and other charges collected or contracted for by Huntingdon Valley Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Huntingdon Valley Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System

The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $110.2 million or less (which may be adjusted by the Federal Reserve Board) the reserve requirement is 3.0%, and for amounts greater than $110.2 million the reserve requirement is 10.0% (which may be adjusted annually by the Federal Reserve Board to between 8.0% and 14.0%). The first $15.2 million of otherwise reservable balances (which may be adjusted by the Federal Reserve Board) are exempted from the reserve requirements. Huntingdon Valley Bank is in compliance with these requirements.

Federal Home Loan Bank System

Huntingdon Valley Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. Huntingdon Valley Bank was in compliance with this requirement at June 30, 2016. Based on redemption provisions of the Federal Home Loan Bank of Pittsburgh, the stock has no quoted market value and is carried at cost. Huntingdon Valley Bank reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Pittsburgh stock. As of June 30, 2016, no impairment has been recognized.

Holding Company Regulation

HV Bancorp, as a bank holding company, will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act of 1956, as administered by the Federal Reserve Board. HV Bancorp is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for HV Bancorp to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company.

A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing securities brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property under certain conditions; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including that its depository institution subsidiaries are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. HV Bancorp will not elect “financial holding company” status in connection with the conversion.

HV Bancorp will not be subject to the Federal Reserve Board’s consolidated capital adequacy guidelines for bank holding companies. Legislation was enacted in December 2014 requiring the Federal Reserve Board to generally extend its “Small Bank Holding Company” exemption from consolidated holding company capital requirements to bank and savings and loan holding companies of up to $1 billion in assets. Regulations implementing the new legislation were effective May 15, 2015. Consequently, bank holding companies with less than $1 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to that approval requirement for well-capitalized bank holding companies that meet certain other conditions. The Federal Reserve Board has issued guidance which requires consultation with the Federal Reserve Board prior to a redemption or repurchase in certain circumstances.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by using available resources to provide capital funds during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary.

The Dodd-Frank Act codified the source of strength policy. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of HV Bancorp to pay dividends or otherwise engage in capital distributions.

The Federal Deposit Insurance Act makes depository institutions liable to the Federal Deposit Insurance Corporation for losses suffered or anticipated by the insurance fund in connection with the default of a commonly controlled depository institution or for any assistance provided by the Federal Deposit Insurance Corporation to such an institution in danger of default.

HV Bancorp and Huntingdon Valley Bank will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of HV Bancorp or Huntingdon Valley Bank.

HV Bancorp’s status as a registered bank holding company under the Bank Holding Company Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Federal Securities Laws

HV Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. HV Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in HV Bancorp’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of HV Bancorp may be resold without registration. Shares purchased by an affiliate of HV Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If HV Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of HV Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of HV Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, HV Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

We are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier. However, we will not be subject to the auditor attestation requirement or additional executive compensation disclosure, regardless of the exemptions, so long as we remain a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a bank holding company such as HV Bancorp unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with HV Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. HV Bancorp and Huntingdon Valley Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to HV Bancorp and Huntingdon Valley Bank.

Method of Accounting. For federal income tax purposes, Huntingdon Valley Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30th for filing its federal income tax returns.

Bad Debt Reserves. Historically, Huntingdon Valley Bank has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves. Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), that eliminated the use of the percentage of taxable income method for tax years after 1995 and required recapture into taxable income over a six-year period of all bad debt reserves accumulated after 1988. Huntingdon Valley Bank recaptured its excess reserve balance.

Currently, Huntingdon Valley Bank uses the specific charge-off method to account for bad debt deductions for income tax purposes.

Taxable Distributions and Recapture. At June 30, 2016, our total federal pre-base year reserve was approximately $1.7 million upon which no deferred taxes have been provided. Under current law, pre-base year reserves remain subject to recapture should Huntingdon Valley Bank make certain non-dividend distributions, repurchase any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a bank charter.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. At June 30, 2016, Huntingdon Valley Bank had approximately $125,000 in alternative minimum tax credit carryforwards.

Net Operating Loss Carryovers. Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 2016, Huntingdon Valley Bank had $560,000 of federal net operating loss carryforwards and had no Pennsylvania state net operating loss carryforwards available for future use.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five year carryover period is not deductible. At June 30, 2016, Huntingdon Valley Bank had no capital loss carryover.

Corporate Dividends. We may generally exclude from our income 100% of dividends received from Huntingdon Valley Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns. Huntingdon Valley Bank’s income tax returns have not been audited in the past five years.

State Taxation

Huntingdon Valley Bank currently files Pennsylvania Mutual Thrift Institution Income Tax returns. Generally, the income of savings institutions in Pennsylvania, which is calculated based on generally accepted accounting principles, subject to certain adjustments, is subject to Pennsylvania tax. Huntingdon Valley Bank had no Pennsylvania state tax net operating loss carryforwards at June 30, 2016.

MANAGEMENT

Shared Management Structure

The directors of HV Bancorp are the same persons who are the trustees of Huntingdon Valley Bank. In addition, each executive officer of HV Bancorp is also an executive officer of Huntingdon Valley Bank. We expect that HV Bancorp and Huntingdon Valley Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of HV Bancorp and Huntingdon Valley Bank

The following table sets forth information regarding the executive officers of HV Bancorp and Huntingdon Valley Bank. Age information is as of June 30, 2016. The executive officers of HV Bancorp and Huntingdon Valley Bank are elected annually.

Name	Age	Position
Travis J. Thompson	43	Chairman, President and Chief Executive Officer
Joseph C. O’Neill, Jr.	57	Executive Vice President and Chief Financial Officer
J. Chris Jacobsen	48	Executive Vice President and Chief Operating Officer
Charles S. Hutt	58	Executive Vice President and Chief Credit Officer

Directors of HV Bancorp and Trustees of Huntingdon Valley Bank

HV Bancorp currently has five directors and Huntingdon Valley Bank currently has five trustees. Directors and trustees serve three-year staggered terms so that one-third of the board is elected at each annual meeting. Trustees of Huntingdon Valley Bank will be elected by HV Bancorp as its sole stockholder. The following table states our board members’ names, their ages as of June 30, 2016, the years when they began serving as a trustee of Huntingdon Valley Bank and when their current terms expire.

Name(1)	Position(s) Held With Huntingdon Valley Bank	Age	Director/ Trustee Since	Current Term Expires
Travis J. Thompson	Chairman of the Board, President, and Chief Executive Officer	43	2007	2017
Scott W. Froggatt	Trustee	56	1999	2017
Carl Hj. Asplundh, Jr.	Trustee	81	1985	2018
Joseph F. Kelly	Trustee	55	2012	2019
John D. Behm	Trustee	49	2016	2019

(1)	The mailing address for each person listed is 3501 Masons Mill Road, Huntingdon Valley, Pennsylvania 19006.

Board Independence

The board of directors of HV Bancorp has determined that each of our directors, with the exception of President and Chief Executive Officer Travis J. Thompson, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Thompson is not independent because he is one of our executive officers. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, and that had an impact on our determination as to the independence of our directors.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the nominating and corporate governance committee and the board of directors to determine that the person should serve as a director. Each director is also a trustee of Huntingdon Valley Bank. Unless otherwise indicated, trustees and executive officers have held their positions as trustees and executive officers of Huntingdon Valley Bank for the past five years.

Directors

Carl Hj. Asplundh, Jr. began working for Asplundh Tree Expert Company in 1953. He is now retired. He was Chairman of the Board of that company from 1996 until 2000. At various times he served on the boards of Doylestown Hospital, The Heritage Conservancy of Bucks County, and Bryn Athyn Academy. Mr. Asplundh’s business and financial experience and contacts in the local community are among his qualifications to serve as a director.

John D. Behm is the co-founder and co-Managing Principal of the Philadelphia and Princeton offices of Cresa, a tenant-only commercial real estate firm. Mr. Behm began working at Cresa in 1996 and has worked on a variety of commercial real estate matters at Cresa, including process management, real estate administration, planning, managing and negotiating leases, building sales/purchases, build-to-suit projects, land sales/purchases, and renewals and dispositions for end users of space on a local, national and international basis. Mr. Behm’s commercial real estate and business experience and contacts in the local community are among his qualifications as a director.

Scott W. Froggatt is currently a Senior Vice President at Land Services USA, Inc., a large title insurance agency located in Philadelphia, a position he has held since August 2015. Previously, Mr. Froggatt was an Executive Vice President at Robert Chalphin Associates Inc., a title insurance agency. Mr. Froggatt worked for Robert Chalphin Associates since 1981. Prior to joining Robert Chalphin Associates, Mr. Froggatt was vice president/title insurance underwriting at UGT – MidAtlantic Inc., and vice president/audits, marketing, management and commercial closings at Stewart of Pennsylvania Inc. He has served on many committees for Pennsylvania Land Title Association, and has earned the designation of Associate Land Title Professional. He also is a Trustee of the Old School Baptist Meetinghouse. Mr. Froggatt’s business and financial experience and contacts in the local community are among his qualifications to serve as a director.

Joseph F. Kelly is currently President/Owner of J.M.J.M. Inc., a construction company, a position he has held since 1991. In addition, Mr. Kelly owns and manages several residential and commercial properties. Mr. Kelly has served on many homeowners and condominium association boards. He has worked in various capacities, including property management. He is also a licensed real estate builder owner salesperson. Mr. Kelly’s business experience, including experience with his construction company and as the owner/manager of residential and commercial properties, are among his qualifications to serve as a director.

Travis J. Thompson was appointed President and Chief Executive Officer of Huntingdon Valley Bank in January 2013 and Chairman of the Board in July 2016. From 2006 through 2012, Mr. Thompson was an executive officer of Suburban Marble & Granite Inc., first as its Chief Operating Officer and later as its President. From 1998 to 2006, Mr. Thompson was an associate, shareholder and managing shareholder at the law firm of Liederbach, Hahn, Foy, VanBlunk & Thompson PC, which merged into the law firm of Stark & Stark. Mr. Thompson was solicitor to Huntingdon Valley Bank for most of this period and represented several other local community banks in the late 1990s and early 2000s. Mr. Thompson’s business and legal experience, as well as his long relationship with Huntingdon Valley Bank, are among his qualifications to serve as a director.

Executive Officers Who Are Not Directors

Joseph C. O’Neill, Jr. was appointed Executive Vice President and Chief Financial Officer on July 1, 2016. He was previously Senior Vice President and Chief Financial Officer of Huntingdon Valley Bank beginning in January 2010, and assumed the additional duties of Chief Operating Officer from January 2013 until June 2016. In his current position, Mr. O’Neill is responsible for Huntingdon Valley Bank’s finance, accounting and deposit operations, including policies and procedures, as well as coordination and maintenance of accounting and management reporting systems. Mr. O’Neill is also responsible for regulatory reporting, tax and cost accounting and Huntingdon Valley Bank’s investment portfolio. From 1999 to 2009, Mr. O’Neill held various positions with General Motors and General Motors Acceptance Corporation, including chief financial officer for General Motors’ wholly owned thrift subsidiary, vice president for financial reporting for GMAC Commercial Mortgage and divisional controller for GMAC Residential Mortgage.

Charles S. Hutt has been employed by Huntingdon Valley Bank since 2007. He was appointed Executive Vice President and Chief Credit Officer on July 1, 2016. Previously, he was Senior Vice President and Chief Credit Officer beginning in January 2013. Between 2007 and 2013, Mr. Hutt was Senior Vice President of Residential Lending at Huntingdon Valley Bank. Mr. Hutt is responsible for Huntingdon Valley Bank’s lending portfolio, as well as for retail loan originations and sales operations.

J. Chris Jacobsen was appointed Executive Vice President and Chief Operating Officer in June 2016. In his current position, Mr. Jacobsen is responsible for the retail branch network, information technology, compliance, marketing and human resources. Mr. Jacobsen has more than 25 years of banking experience, including serving as Senior Vice President/Retail Banking at Roxborough-Manayunk Bank from 2000 to 2003 when it was acquired by Citizens Bank. Following the acquisition, Mr. Jacobsen was appointed Senior Vice President/Business Strategy at Citizens Bank where he worked on mergers and acquisitions. In 2005, Mr. Jacobsen joined St. Edmond’s Federal Savings Bank and was appointed Executive Vice President and Chief Operating Officer, a position he held until 2012 when the bank was acquired by Beneficial Bank where Mr. Jacobsen subsequently served as Market Director prior to joining Huntingdon Valley Bank.

Meetings and Committees of the Board of Directors of HV Bancorp, Inc.

The board of directors of HV Bancorp, Inc. has met once since the restatement of its Articles of Incorporation to address certain organizational matters, and has established the following standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. Each of these committees will operate under a written charter, which governs its composition, responsibilities and operations. Each member of each committee will satisfy the applicable independence requirements of Nasdaq and the Securities and Exchange Commission.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, HV Bancorp, Inc. will adopt several policies to govern the activities of both HV Bancorp, Inc. and Huntingdon Valley Bank including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Huntingdon Valley Bank, to their executive officers and directors in compliance with federal banking regulations. The aggregate amount of our loans to our executive officers, trustees and their related parties was $888,000 at June 30, 2016. At June 30, 2016, all of our loans to trustees, executive officers and their related parties were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Huntingdon Valley Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at June 30, 2016, and were made in compliance with federal banking regulations.

Any transactions that would be required to be reported under this section of this Prospectus must be reviewed by our audit committee or another independent body of the board of trustees. In addition, any transaction with a trustee is reviewed by and subject to approval of the members of the board of trustees who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no more favorable than those that would be available to us from an unrelated third party through an arms-length transaction.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Travis J. Thompson, Joseph C. O’Neill, Jr., who serves as our Executive Vice President and Chief Financial Officer and Charles S. Hutt, who serves as our Executive Vice President and Chief Credit Officer, for the year ended June 30, 2016. Each individual listed in the table below is referred to as a Named Executive Officer.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Travis J. Thompson President and Chief Executive Officer	2016	180,000	150,000	—	2,187	332,187

Joseph C. O’Neill, Jr. Executive Vice President and Chief Financial Officer	2016	150,000	65,000	—	1,457	216,457

Charles S. Hutt Executive Vice President and Chief Credit Officer	2016	175,000	—	226,470	2,255	403,725

(1)	See “—Bonuses,” below, for a description of the amounts in this column.
(2)	See “—Non-Equity Incentive Compensation,” below, for a description of the amount in this column.
(3)	For the year ended June 30, 2016, no Named Executive Officer had perquisites, the aggregate value of which exceeded $10,000. The amounts in this column for each Named Executive Officer represent the employer contributions made by Huntingdon Valley Bank under the 401(k) Plan.

Employment Agreements

Huntingdon Valley Bank entered into individual employment agreements with Travis J. Thompson, Joseph C. O’Neill, Jr., Charles S. Hutt and J. Christopher Jacobsen, each of which (with the exception of Mr. Jacobsen’s agreement) has an initial term of three years. Mr. Jacobsen’s agreement has an initial term of one year. Commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the term of each agreement will renew for one year, unless written notice of non-renewal is provided by the board of trustees at least 30 days prior to any anniversary date. Prior to each notice period for non-renewal, the disinterested members of the board of trustees will conduct a comprehensive performance evaluation of each executive for purposes of determining whether to take action regarding non-renewal of his employment agreement.

The employment agreements provide a base salary for each of Messrs. Thompson, O’Neill, Hutt and Jacobsen in the amounts of $200,000, $150,000, $175,000 and $150,000, respectively. The base salaries may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, each executive will be entitled to participate in any bonus program and benefit plan made available to senior management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of each executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” (a “qualifying termination event”), the executive will receive a lump sum cash severance payment equal to the amount base salary that he would have earned had he remained employed for the duration of his “benefit period.” The benefit period for Mr. Thompson is 12 months or, if greater, the remaining term of his agreement as of the date of termination. For Messrs. O’Neill and Hutt, their benefit periods are each for the lesser of 24 months or the remaining term of their agreements as of the date of termination, provided, however that such periods shall be no less than 12 months. The benefit period for Mr. Jacobsen is 12 months. In addition, each executive will be entitled to receive life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by Huntingdon Valley Bank for the aforementioned benefit period or, if earlier, until the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits. For purposes of the employment agreements, “good reason” is defined as: (1) a material reduction in base salary or benefits (other than reduction by Huntingdon Valley Bank that is part of a good faith, overall reduction of such benefits applicable to all employees); (2) a material reduction in the executive’s duties or responsibilities; (3) a relocation of the executive’s principal place of employment by more than 25 miles from the executive’s principal place of employment as of the initial effective date of the employment agreement; or (4) a material breach of the employment agreement by Huntingdon Valley Bank. In order to be entitled to the severance benefits set forth above, the executive will be required to enter into a release of claims against Huntingdon Valley Bank related to his employment.

If the executive’s qualifying termination event occurs on or after the effective date of a change in control of HV Bancorp or Huntingdon Valley Bank, the executive will be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times (or one time for Mr. Jacobsen) the executive’s highest annual rate of base salary and bonus paid, or earned, during the calendar year of the change in control or either of the two calendar years immediately preceding the change in control. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, Huntingdon Valley Bank (or its successor) will continue to provide the executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to the executive immediately prior to his date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) the date which is three years (or one year for Mr. Jacobsen) after the executive’s date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

In addition, if the executive dies while employed, the executive’s estate or beneficiary will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year after his death. The executive will not receive any additional compensation or benefits under his employment agreement in the event he becomes disabled.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to one-year non-competition and non-solicitation covenants.

Bonuses

Discretionary Bonuses. The board of trustees has the authority to award discretionary bonus payments to the Named Executive Officers. While strict numerical formulas are not used to quantify the Named Executive Officers’ bonus payments, both company-wide and individually-based performance objectives are used to determine bonus payments. Company-wide performance objectives focus on earnings, growth, expense control and asset quality, which are customary metrics used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the board of trustees on an annual basis and also as a trend of performance measured over the prior three years. The board of trustees also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

Based on the foregoing, for the year ended June 30, 2016, Messrs. Thompson and O’Neill earned a bonus of $150,000 and $65,000, respectively, in recognition of their performance and efforts.

Non-Equity Incentive Compensation. In connection with our strategy of selling long-term, conforming fixed rate residential mortgage loans in the secondary market, Huntingdon Valley Bank established a bonus pool equal to 5.5% of the income earned in the form of gains on the sale of such residential mortgage loans for the calendar year ended December 31, 2015. The bonus pool was allocated to Mr. Hutt and his residential staff in January 2016, which resulted in Mr. Hutt receiving a bonus of $226,470.

Benefit Plans

401(k) Plan. Huntingdon Valley Bank maintains the Huntingdon Valley Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). The Named Executive Officers are eligible to participate in the 401(k) Plan just like any other employee. Employees who are 21 or older and have completed two consecutive months of service are eligible to participate in the 401(k) Plan.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 96% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2016, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $24,000. In addition to salary deferral contributions, Huntingdon Valley Bank may make during the plan year: (1) a discretionary matching contribution to each participant’s account based on a percentage of the participant’s salary deferral contribution; and/or (2) a profit sharing contribution that would be allocated to each participant’s account pro-rata on the basis of each participant’s compensation relative to the aggregate compensation of all participants. For the year ended June 30, 2016, Huntingdon Valley Bank made a $36,000 profit sharing contribution to the 401(k) Plan. A participant is always 100% vested in his or her salary deferral contributions. However, a participant will vest in his or her employer contributions at a rate of 20% per year after the completion of two years of credited service, such that the participant will be 100% vested upon completion of six years of credited service. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options offered.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account beginning at retirement, age 59 1⁄2 (while employed with Huntingdon Valley Bank), death, disability or termination of employment, and elect for the distribution to be paid in the form of a lump sum, annuity or installment payments.

In connection with the conversion, we intend to allow participants to invest their account balances under the 401(k) Plan in HV Bancorp common stock. We may also allow participants to purchase HV Bancorp common stock in the open market through the 401(k) Plan.

ESOP. As part of the conversion, Huntingdon Valley Bank adopted the Huntingdon Valley Bank Employee Stock Ownership Plan (the “ESOP”) for eligible employees. Eligible employees who have attained age 21 and are employed with Huntingdon Valley Bank as of the closing date of the conversion will begin participation in the ESOP on the later of the effective of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The ESOP trustee is expected to purchase, on behalf of the ESOP, 8% of the total number of shares of HV Bancorp common stock issued in the offering. However, if Eligible Account Holders subscribe for all of the HV Bancorp common stock sold in the offering, no shares will be available to be purchased by the ESOP and if market conditions warrant, in the judgment of the ESOP trustee, the ESOP may instead elect to purchase shares in the open market following the completion of the conversion. In either circumstance, we anticipate that the ESOP will fund the stock purchase with a loan from HV Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Huntingdon Valley Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 20-year term of the loan. The interest rate for the ESOP loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the conversion. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year. See “Pro Forma Data.”

The trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to the total aggregate compensation paid to all participants. A participant will become vested in his or her account balance at a rate of 20% per year over a six-year period, beginning in the second year of credited service. Participants who were employed by Huntingdon Valley Bank immediately prior to the conversion will receive credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Huntingdon Valley Bank will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in HV Bancorp’s earnings.

Trustee Compensation

The following table sets forth for the year ended June 30, 2016 certain information as to the total remuneration we paid to our trustees other than Travis J. Thompson.

Trustee Compensation Table
Name	Fees earned or paid in cash ($)	All Other Compensation ($)(4)	Total ($)
Carl Hj. Asplundh, Jr.	15,400	—	15,400
John D. Behm(1)	7,150	—	7,150
Scott W. Froggatt(2)	31,200	—	31,200
Joseph F. Kelly	22,600	—	22,600
Joseph F. Spanier(3)	7,250	—	7,250

(1)	Mr. Behm was appointed to the board of trustees in February 2016.
(2)	Mr. Froggatt served as Chairman of the board of trustees in fiscal 2016 and resigned as Chairman in July 2016.
(3)	Mr. Spainer retired from the board of trustees in February 2016.
(4)	For the year ended June 30, 2016, no trustee had perquisites, the aggregate value of which exceeded $10,000.

Trustee/Director Fees

During the fiscal year ended June 30, 2016, each trustee was paid $1,250 for each regular board meeting attended. For each special meeting attended, each trustee was paid a fee of $400. The former chairman was also paid a monthly fee of $750. If the Chairman of the board is also an executive officer, no fees will be paid. Each member of a committee of the board of trustees received $400 per meeting attended; the chairman of each committee received $500 per meeting attended.

Each person who serves as a director of HV Bancorp also serves as a trustee of Huntingdon Valley Bank and earns director and committee fees only in his or her capacity as a board or committee member of Huntingdon Valley Bank.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. In accordance with applicable regulations, we anticipate that the plans will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares sold in the offering. These limitations will not apply if a plan is implemented more than one year after the conversion.

The stock-based benefit plans will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of HV Bancorp. If any stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to a stock-based benefit plan only if the plan is adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of HV Bancorp or Huntingdon Valley Bank.

Pursuant to a condition imposed by the FDIC in approving our conversion application, unless waived by the FDIC, if the stock-based benefit plan is adopted more than one year but less than three years following the stock offering, the options and restricted stock must vest on an equal installment basis over a period of not less than three years following the establishment of the stock-based benefit plan. In addition, any stock-based benefit plan established or maintained, as applicable, during the three years following the stock offering will include provisions that comport with additional requirements, including the following:

•	the duration of stock rights granted under the stock-based benefit plan must be limited, and in no event shall the exercise period exceed ten years;

•	the exercise price of stock rights shall not be less than the fair market value of the stock at the time the rights are granted;

•	stock rights under the plan must be exercised or expire within a reasonable time after termination or separation as an active officer, employee, or director; and

•	the stock-based benefit plan must contain a provision allowing our primary federal regulator to direct us to require plan participants to exercise or forfeit their stock rights.

We have not yet determined whether we will present stock-based benefit plans for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of restricted stock awards will be determined based on their fair value (the closing market price of shares of common stock of HV Bancorp) as of the date grants are made. The following table presents the total value of all shares to be available for awards of restricted stock under the stock-based benefit plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $14.00 per share at the time of grant.

Exercise Price	56,100 Shares at Minimum of Range	66,000 Shares at Midpoint of Range	75,900 Shares at Maximum of Range	87,290 Shares at Maximum of Range, as Adjusted
$8.00	$448,800	$528,000	$607,200	$698,320
10.00	561,000	660,000	759,000	872,900
12.00	673,200	792,000	910,800	1,047,480
14.00	785,400	924,000	1,062,600	1,222,060

The grant-date fair value of the stock options granted under the stock-based benefit plans will be based, in part, on the closing price of shares of common stock of HV Bancorp on the date the options are granted. The fair value will also depend on the various assumptions utilized in the option-pricing model ultimately adopted. The following table presents the total estimated value of the stock options to be available for grant under the stock-based benefit plans, assuming the range of market prices for the shares are $8.00 per share to $14.00 per share at the time of the grant. We applied the Black-Scholes option pricing model to estimate a grant-date fair value. The Black-Scholes option pricing model assumed an estimated volatility rate of 13.89% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 1.49%.

Share Price	Grant Date Fair Value Per Option	140,250 Options Awarded at Minimum of Offering Range	165,000 Options Awarded at Midpoint of Offering Range	189,750 Options Awarded at Maximum of Offering Range	218,213 Options Awarded at Maximum of Offering Range, as Adjusted
$8.00	$1.92	$269,280	$316,800	$364,320	$418,969
10.00	2.40	336,600	396,000	455,400	523,711
12.00	2.88	403,920	475,200	546,480	628,453
14.00	3.36	471,240	554,400	637,560	733,196

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase orders. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 185,000 shares of common stock, equal to 13.2% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Limitations on Common Stock Purchases.” Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range	Percent at Adjusted Maximum of Offering Range
Carl Hj. Asplundh, Jr., Director	30,000	$300,000	2.1%	1.4%
Joseph F. Kelly, Director	30,000	300,000	2.1	1.4
John D. Behm, Director	30,000	300,000	2.1	1.4
Travis J. Thompson, Chairman, President and Chief Executive Officer	25,000	250,000	1.8	1.1
Scott W. Froggatt, Director	25,000	250,000	1.8	1.1
J. Chris Jacobsen, Executive Vice President and Chief Operating Officer	25,000	250,000	1.8	1.1
Joseph C. O’Neill, Jr., Executive Vice President and Chief Financial Officer	15,000	150,000	1.1	*
Charles S. Hutt, Executive Vice President and Chief Credit Officer	5,000	50,000	*	*

All directors and officers as a group (8 persons)	185,000	$1,850,000	13.2%	8.5%

*	Less than 1%.
(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person or entity that would be considered an associate of the named individuals under the plan of conversion.

THE CONVERSION AND OFFERING

The board of trustees of Huntingdon Valley Bank has approved the plan of conversion. The plan of conversion must also be approved by Huntingdon Valley Bank’s members (depositors and certain borrowers as of the voting record date). A special meeting of members has been called for this purpose. The FDIC and the Pennsylvania Department of Banking have conditionally approved the plan of conversion and the Federal Reserve Board issued its conditional approval in connection with our holding company application. However, such approvals do not constitute a recommendation or endorsement of the plan of conversion by the FDIC, the Pennsylvania Department of Banking or the Federal Reserve Board.

General

The board of trustees of Huntingdon Valley Bank approved the plan of conversion on July 20, 2016. Pursuant to the plan of conversion, Huntingdon Valley Bank will convert from the mutual form of organization to the fully stock form of organization. In connection with the conversion, Huntingdon Valley Bank has organized a new Pennsylvania stock holding company named HV Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering. When the conversion and related stock offering are completed, all of the capital stock of Huntingdon Valley Bank will be owned by HV Bancorp, and all of the common stock of HV Bancorp will be owned by stockholders.

HV Bancorp expects to retain between $5.3 million and $7.3 million of the net proceeds of the offering, or $8.5 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Huntingdon Valley Bank will receive a capital contribution from HV Bancorp equal to at least 50% of the net proceeds of the offering. We anticipate that HV Bancorp will invest $6.4 million, $7.6 million, $8.9 million and $10.3 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Huntingdon Valley Bank. The conversion will be consummated only upon the sale of at least 1,402,500 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan and 401(k) plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O’Neill & Partners, L.P., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board. See “—Community Offering” and “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of HV Bancorp, assuming the conversion and stock offering are completed. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Huntingdon Valley Bank and as described in the section of this prospectus titled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Huntingdon Valley Bank’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the FDIC and the Pennsylvania Department of Banking. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:

•	increase our capital to enhance our financial strength and to support existing and future lending and deposit growth;

•	enhance our lending capacity by increasing our regulatory lending limits;

•	attract and retain qualified personnel by enabling us to establish stock-based benefit plans for our management and employees that will give them an opportunity and greater incentive to share in our long-term growth and success;

•	enhance our community ties by providing depositors and members of our community with the opportunity to acquire an ownership interest in Huntingdon Valley Bank; and

•	provide greater flexibility to structure and finance opportunities for expansion, including acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions. Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition. Potential sellers often want stock for at least part of the acquisition consideration. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches. Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Huntingdon Valley Bank has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of June 30, 2016, Huntingdon Valley Bank was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Huntingdon Valley Bank at a special meeting of members is required to approve the plan of conversion. A special meeting of members to consider and vote upon the plan of conversion has been set for January 4, 2017. The plan of conversion also must be approved by the FDIC and the Pennsylvania Department of Banking. Additionally, the Federal Reserve Board and the Pennsylvania Department of Banking must approve our holding company application. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Huntingdon Valley Bank will continue to be a Pennsylvania chartered savings bank and will continue to be regulated by the FDIC and the Pennsylvania Department of Banking, while HV Bancorp will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The trustees serving Huntingdon Valley Bank at the time of the conversion will be the directors of Huntingdon Valley Bank and of HV Bancorp after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Huntingdon Valley Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Huntingdon Valley Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. All of our depositors and certain borrowers are members of and have voting rights in Huntingdon Valley Bank as to all matters requiring membership action. Upon completion of the conversion, Huntingdon Valley Bank will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Huntingdon Valley Bank will be vested in HV Bancorp as the sole stockholder of Huntingdon Valley Bank. The stockholders of HV Bancorp will possess exclusive voting rights with respect to HV Bancorp common stock.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Huntingdon Valley Bank or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Huntingdon Valley Bank has both a deposit account in Huntingdon Valley Bank and a pro rata ownership interest in the net worth of Huntingdon Valley Bank based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Huntingdon Valley Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Huntingdon Valley Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Huntingdon Valley Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings bank is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Huntingdon Valley Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Huntingdon Valley Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of June 30, 2015 and September 30, 2016 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to HV Bancorp as the holder of Huntingdon Valley Bank’s capital stock. Pursuant to federal rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one update, RP Financial, LC. will receive a fee of $39,500, and will be reimbursed for its expenses up to $3,000. In the event that RP Financial, LC. is required to update the appraisal more than one time, it will receive an additional fee of $7,500 for each such update to the valuation appraisal.

We are not affiliated with RP Financial, LC., and neither we nor RP Financial, LC. has an economic interest in, or is held in common with, the other. RP Financial, LC. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway RP Financial, LC. from serving in the role of our independent appraiser.

We have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, LC., subject to valuation adjustments applied by RP Financial, LC. to account for differences between us and our peer group. Because RP Financial, LC. concluded that asset size is not a strong determinant of market value, RP Financial, LC. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. RP Financial, LC. placed the greatest emphasis on the price-to-book value and price-to-earnings approaches in estimating pro forma market value.

The independent valuation states that as of August 5, 2016, the estimated pro forma market value of HV Bancorp ranged from $14.0 million to $19.0 million, with a midpoint of $16.5 million. Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 1,402,500 shares, the midpoint of the offering range will be 1,650,000 shares and the maximum of the offering range will be 1,897,500 shares, or 2,182,125 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including our financial statements. RP Financial, LC. also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and the offering on our equity and earnings potential;

•	our potential to pay cash dividends; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The appraisal is based in part on Huntingdon Valley Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $200 million and $550 million as of June 30, 2016 that RP Financial, LC. considers comparable to HV Bancorp. The appraisal peer group consists of the following companies.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at March 31, 2016
				(in millions)
Bay Bancorp, Inc.	BYBK	Nasdaq	Columbia, MD	$463
Equitable Financial Corp.	EQFN	Nasdaq	Grand Island, NE	234
Hamilton Bancorp, Inc.	HBK	Nasdaq	Towson, MD	393
Jacksonville Bancorp, Inc.	JXSB	Nasdaq	Jacksonville, IL	302
MSB Financial Corp.	MSBF	Nasdaq	Millington, NJ	380
Prudential Bancorp, Inc.	PBIP	Nasdaq	Philadelphia, PA	538
Poage Bankshares, Inc.	PBSK	Nasdaq	Ashland, KY	436
United Community Bancorp	UCBA	Nasdaq	Lawrenceburg, IN	518
Wayne Savings Bancshares, Inc.	WAYN	Nasdaq	Wooster, OH	438
Wolverine Bancorp, Inc.	WBKC	Nasdaq	Midland, MI	386

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of HV Bancorp with the peer group. RP Financial, LC. made downward adjustments for profitability, growth and viability of earnings, and liquidity of the shares. RP Financial, LC. made a slight upward adjustment for market area and made no adjustments for financial condition, asset growth, dividends, marketing of the issue, management, and effect of government regulations and regulatory reform. The downward adjustment applied for profitability, growth and viability of earnings took into consideration HV Bancorp’s less favorable efficiency and expense coverage ratios, as well as the greater volatility associated with HV Bancorp’s earnings due to the significance of its mortgage banking operations on earnings. The downward adjustment applied for liquidity of the shares took into consideration HV Bancorp’s lower market capitalization and lower shares outstanding relative to the comparable peer group averages and medians. The upward adjustment applied for primary market area took into consideration Montgomery County’s generally more favorable demographic measures.

The following table presents a summary of selected pricing ratios for the peer group companies and for HV Bancorp (on a pro forma basis) utilized by RP Financial, LC. in its appraisal. These ratios are based on HV Bancorp’s book value, tangible book value and net income as of and for the twelve months ended June 30, 2016. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 5, 2016. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 31.6% on a price-to-book value basis, a discount of 33.8% on a price-to-tangible book value basis and a discount of 16.4% on a price-to-earnings basis. Compared to the median pricing ratios of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.1% on a price-to-book value basis, a discount of 33.0% on a price-to-tangible book value basis and a discount of 5.4% on a price-to-earnings basis.

	Price-to-core earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
HV Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	25.08	x	70.67%	70.67%
Maximum	21.37	x	66.80	66.80
Midpoint	18.26	x	62.85	62.85
Minimum	15.26	x	58.14	58.14
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	21.83	x	91.89%	94.99%
Medians	19.31	x	89.87	93.80

(1)	Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis for the twelve months ended June 30, 2016 for HV Bancorp and for the twelve months ended March 31, 2016 for the peer group companies.

Our board of trustees reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of trustees also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $14.0 million or more than $21.8 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. RP Financial, LC. did not independently verify our financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Huntingdon Valley Bank as a going concern and should not be considered as an indication of the liquidation value of Huntingdon Valley Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $21.8 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 2,182,125 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $21.8 million, and a corresponding increase in the offering range to more than 2,182,125 shares, or a decrease in the minimum of the valuation range to less than $14.0 million and a corresponding decrease in the offering range to fewer than 1,402,500 shares, then we will promptly return, with interest at a rate of 0.10% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations. After consulting with the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board in order to complete the offering. In the event that we conduct a resolicitation, we will notify subscribers by mail sent to the address the subscriber provides on the stock order form they have submitted of their rights to place a new stock order for a specified period of time. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease a subscriber’s ownership interest, our pro forma earnings and stockholders’ equity on a per share basis and our pro forma earnings on an aggregate basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis and pro forma earnings on an aggregate basis, while decreasing stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on June 30, 2015 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 30,000 shares ($300,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2015. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our trustees or executive officers of Huntingdon Valley Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2015.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock in the offering. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering. If Eligible Account Holders subscribe for all of our common stock being sold in the offering, no shares will be available for our tax-qualified employee benefit plans and if market conditions warrant, in the judgment of these plans’ trustees, our employee stock ownership plan and 401(k) plan may instead elect to purchase shares in the open market following the completion of the conversion.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on September 30, 2016 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 30,000 shares ($300,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at September 30, 2016. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of November 7, 2016 or each borrower of Huntingdon Valley Bank as of January 15, 1992 whose loan remained outstanding as of the close of business on November 7, 2016 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 30,000 shares ($300,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit and applicable loan accounts in which he or she had an ownership interest at November 7, 2016. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Time, on December 13, 2016, unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 1,402,500 shares within 45 days after the December 13, 2016 expiration date, and the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board have not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.10% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond January 27, 2017 is granted by the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, we will resolicit subscribers as described under “—Procedure for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania (collectively, the “Community”).

Subscribers in the community offering may purchase up to 30,000 shares ($300,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin at the same time as, during or after the subscription offering. We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. The community offering is expected to conclude at 5:00 p.m., Eastern Time on December 13, 2016, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond January 27, 2017. If an extension beyond January 27, 2017 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders. If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond January 4, 2019, which is two years after the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public. If a syndicated community offering is held, Sandler O’Neill & Partners, L.P. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Sandler O’Neill & Partners, L.P.

may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms. Neither Sandler O’Neill & Partners, L.P. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 30,000 shares ($300,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless otherwise permitted, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated. Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Huntingdon Valley Bank deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $14.0 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.10% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Huntingdon Valley Bank and HV Bancorp on one hand, and Sandler O’Neill & Partners, L.P. on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The FDIC, the Pennsylvania Department of Banking, the Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•	no person or entity, together with any associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

•	the maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and trustees/directors and their associates, in the aggregate, may not exceed 32% of the shares sold in the offering; and

•	the minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

•	in the event that there is an oversubscription at the Eligible Account Holder, tax-qualified employee benefit plans, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

•	to fill unfulfilled subscriptions in the community offering, with preference given to natural persons and trusts of natural persons residing in Bucks, Chester, Delaware, Montgomery or Philadelphia Counties, Pennsylvania.

The term “associate” of a person means:

(1)	any corporation or organization, other than Huntingdon Valley Bank, HV Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a trustee/director or officer of Huntingdon Valley Bank or HV Bancorp.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Huntingdon Valley Bank or HV Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares,” “—Other Restrictions” and “Restrictions on Acquisition of HV Bancorp, Inc.”

Marketing and Distribution; Compensation

Subscription and Community Offerings. Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. In its role as financial advisor, Sandler O’Neill & Partners, L.P. will:

(i)	consult as to the financial and marketing implications of the plan of conversion and reorganization;

(ii)	review with our board of trustees the financial effect of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

(iii)	review all offering documents, including this prospectus, stock order forms and related offering materials;

(iv)	assist in the design and implementation of a marketing strategy for the offering;

(v)	assist management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the offering; and

(vi)	provide such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offerings.

Sandler O’Neill & Partners, L.P. will receive a fee of 1.5% of the aggregate purchase price of all shares of common sold in the subscription offering. Sandler O’Neill & Partners, L.P. will receive a fee of 2.5% of the aggregate purchase price of all shares of common sold in the community offering. No fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans.

Syndicated Offering. In the event that Sandler O’Neill & Partners, L.P. sells shares of common stock through a group of broker-dealers in a syndicated community offering, they and any other broker-dealer will be paid a fee equal to 5.5% of the aggregate purchase price of total shares sold in the syndicated community offering,. Sandler O’Neill & Partners, L.P. will serve as sole book-running manager in such an offering. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses. Sandler O’Neill & Partners, L.P. also will be reimbursed for reasonable expenses, including attorney’s fees, in an amount not to exceed $100,000. The expenses may be increased to $115,000 if a syndicated offering is undertaken. Sandler O’Neill & Partners, L.P. has received an advance payment of $25,000, which will be credited against any reimbursement of expenses.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses (including legal fees) related to or arising out of Sandler O’Neill & Partners, L.P.’s engagement as our financial advisor and performance of services as our financial advisor.

Records Management. We have also engaged Sandler O’Neill & Partners, L.P. to act as our records agent in connection with the stock offering. In its role as records agent, Sandler O’Neill & Partners, L.P. will, among other things:

•	consolidate deposit accounts and vote calculations;

•	design and prepare proxy and stock order forms;

•	organize and supervise the Stock Information Center;

•	coordinate proxy solicitation and other services for our special meeting of members; and

•	prepare and process other documents related to the stock offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $10,000, of which $5,000 has already been paid. We will also reimburse Sandler O’Neill & Partners, L.P. for its reasonable out-of-pocket expenses in connection with these services not to exceed $30,000.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Sandler O’Neill & Partners, L.P. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Sandler O’Neill & Partners, L.P. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Huntingdon Valley Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 5:00 p.m., Eastern Time, on December 13, 2016, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering. Any extension of the subscription and/or community offering beyond January 27, 2017 would require the approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board. If the offering is extended past January 27, 2017, we will resolicit subscribers. You will have the opportunity to confirm, change or cancel your order within a specified period of time. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date your stock order was processed. No single extension will exceed 90 days. Aggregate extensions may not go beyond January 4, 2019, which is two years after the special meeting of members. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment. We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms. All order forms must be received, not postmarked, prior to 5:00, Eastern Time, December 13, 2016. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms. We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities. We do not represent, however, that we will do so. You may submit your order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the order form or by hand-delivery to Huntingdon Valley Bank’s executive office, located at 3501 Masons Mill Road, Huntingdon Valley, Pennsylvania. Please do not mail stock order forms to Huntingdon Valley Bank’s offices. Once tendered, an order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond January 27, 2017, or the number of shares of common stock to be sold is increased to more than 2,182,125 shares or decreased to less than 1,402,500 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of our regulators.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Huntingdon Valley Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•	personal check, bank check or money order, payable to HV Bancorp, Inc.; or

•	authorization of withdrawal from the types of Huntingdon Valley Bank deposit accounts identified on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Huntingdon Valley Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest will remain in the account. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Huntingdon Valley Bank and will earn interest at a rate of 0.10% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Huntingdon Valley Bank from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not pay by wire transfer. You may not submit cash. We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to HV Bancorp. You may not designate on your stock order form a direct withdrawal from a Huntingdon Valley Bank retirement account. See “—Using Retirement Account Funds” for information on using such funds. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or HV Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until the completion of the offering.

Using Retirement Account Funds. If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Huntingdon Valley Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock. Therefore, if you wish to use your funds that are currently in a Huntingdon Valley Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. It may take several weeks to transfer your Huntingdon Valley Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the December 13, 2016 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin the day following the completion of the conversion and offering. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

Federal and State regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible member. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial

Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (215) 392-6070. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Huntingdon Valley Bank prior to the conversion, all claims of creditors of Huntingdon Valley Bank, including those of depositors of Huntingdon Valley Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Huntingdon Valley Bank remaining, members of Huntingdon Valley Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Huntingdon Valley Bank immediately prior to liquidation. In the unlikely event that Huntingdon Valley Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to qualifying depositors, with any assets remaining thereafter distributed to HV Bancorp as the sole holder of Huntingdon Valley Bank capital stock. Pursuant to federal rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Huntingdon Valley Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Huntingdon Valley Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Huntingdon Valley Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at Huntingdon Valley Bank, would be entitled, on a complete liquidation of Huntingdon Valley Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of HV Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Huntingdon Valley

Bank on June 30, 2015. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2015 bears to the balance of all such deposit accounts in Huntingdon Valley Bank on such date. Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Huntingdon Valley Bank on September 30, 2016. Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2016 bears to the balance of all such deposit accounts in Huntingdon Valley Bank on such date.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2015 or September 30, 2016, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to HV Bancorp, as the sole stockholder of Huntingdon Valley Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Huntingdon Valley Bank, HV Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Huntingdon Valley Bank or HV Bancorp would prevail in a judicial proceeding.

Huntingdon Valley Bank and HV Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The conversion of Huntingdon Valley Bank to a federally chartered stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Huntingdon Valley Bank will not recognize any gain or loss upon the receipt of money from HV Bancorp in exchange for shares of common stock of Huntingdon Valley Bank.

3.	The basis and holding period of the assets received by Huntingdon Valley Bank, in stock form, from Huntingdon Valley Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Huntingdon Valley Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other

Members, upon the issuance to them of withdrawable deposit accounts in Huntingdon Valley Bank, in stock form, in the same dollar amount and under the same terms as held at Huntingdon Valley Bank, in mutual form. In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Huntingdon Valley Bank in exchange for their ownership interests in Huntingdon Valley Bank.

5.	The basis of the account holders deposit accounts in Huntingdon Valley Bank, in stock form, will be the same as the basis of their deposit accounts in Huntingdon Valley Bank, in mutual form. The basis of the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of HV Bancorp common stock, provided that the amount to be paid for HV Bancorp common stock is equal to the fair market value of HV Bancorp common stock.

7.	The basis of the shares of HV Bancorp common stock purchased in the offering will be the purchase price. The holding period of the HV Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by HV Bancorp on the receipt of money in exchange for shares of HV Bancorp common stock sold in the offering.

In the view of RP Financial, LC. (which is acting as independent appraiser of the value of the shares of HV Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above. RP Financial, LC.’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and HV Bancorp could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Huntingdon Valley Bank, the members of Huntingdon Valley Bank, HV Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that HV Bancorp or Huntingdon Valley Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to HV Bancorp’s registration statement. An opinion regarding the Pennsylvania state income tax consequences consistent with the federal tax opinion has been issued by BDO USA, LLP, tax advisors to Huntingdon Valley Bank and HV Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of HV Bancorp or Huntingdon Valley Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Additionally, under the FDIC’s conditional approval to the conversion, shares of common stock purchased in the offering by a trustee or an officer of Huntingdon Valley Bank generally may not be sold for a period of three years following the closing of the conversion without the prior approval of the FDIC or unless the condition is waived by the FDIC, except in the event of the death of the director or officer. For restricted shares, our transfer agent will be given notice of restrictions on transfer, and instructions will be issued to the effect that any transfer within this time period of record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of HV Bancorp also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal regulations prohibit HV Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders or tax-qualified employee stock benefit plans.

RESTRICTIONS ON ACQUISITION OF HV BANCORP, INC.

Although the board of directors of HV Bancorp is not aware of any effort that might be made to obtain control of HV Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of HV Bancorp’s articles of incorporation and bylaws to protect the interests of HV Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Huntingdon Valley Bank, HV Bancorp or HV Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of HV Bancorp’s articles of incorporation and bylaws, Huntingdon Valley Bank’s Pennsylvania stock articles of incorporation, Pennsylvania corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in HV Bancorp’s articles of incorporation and bylaws and Huntingdon Valley Bank’s Pennsylvania stock articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Huntingdon Valley Bank’s application for conversion filed with the FDIC and the Pennsylvania Department of Banking, and except for Huntingdon Valley Bank’s stock articles of incorporation and bylaws, HV Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

HV Bancorp’s Articles of Incorporation and Bylaws

HV Bancorp articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of HV Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer or a 10% stockholder of a competitor of Huntingdon Valley Bank or any other subsidiary of HV Bancorp;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, (iii) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent, other formal order, agreement or other written statement, which is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the board of directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director;

•	a prohibition on any director who does not agree in writing to comply with all of the HV Bancorp policies applicable to directors, in addition to written confirmation that such director is qualified to serve;

•	a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of HV Bancorp or Huntingdon Valley Bank) have maintained his or her principal residence within 25 miles of an office of HV Bancorp or Huntingdon Valley Bank, for a period of at least one year prior to his or her appointment or election to the board of directors;

•	a restriction on eligibility for election, re-election, appointment or re-appointment to the board of directors (excluding the current directors) if, at the time of such election, re-election, appointment or re-appointment, such person has reached the age of 72; however, the board of directors may waive this director qualification if the board of directors determines, by 2/3 vote, that such waiver is the best interest of the Corporation; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of HV Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of HV Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, sale of all or substantially all of its assets or otherwise), may, in connection with the exercise of its judgment in determining what is in the best interests of HV Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the social and economic effect on the present and future customers and employees, the communities in which HV Bancorp and its subsidiaries operate or are located; and

•	the ability of HV Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

In addition, if any action is required or permitted to be taken by the stockholders relating to mergers, consolidations, a share exchange, sale of assets, voluntary dissolution and winding up then approval by at least 75% of the outstanding voting stock is generally required unless at least two-thirds of the board of directors recommends such action in which case the action will require only the affirmative vote as is required by law. If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The articles of incorporation provide that special meetings of stockholders can be called only by a majority of the total number of directors then in office, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by 80% of the directors then in office.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to HV Bancorp at least 110 days prior and not earlier than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of HV Bancorp at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Authorized but Unissued Shares. After the conversion, HV Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of HV Bancorp, Inc.” The articles of incorporation authorize 20,000,000 shares of common stock and 2,000,000 shares of serial preferred stock. HV Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of HV Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as otherwise allowed by law, any amendment to the articles of incorporation must be approved by a majority of our board of directors and also by a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 75% of the outstanding voting stock is generally required to amend the following provisions if such amendment did not receive the approval of 80% of the board of directors then in office:

(i)	the authorized amount of capital stock, the authority of the board to fix terms of preferred stock, the terms of common stock and preemptive rights;

(ii)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(iii)	the ability of the board of directors or a majority of the stockholders to call a special meeting;

(iv)	the ability of stockholders to act by unanimous written consent;

(v)	the ability of the board of directors to fill vacancies on the board;

(vi)	the prohibition of cumulative voting and division of the board of directors into three staggered classes;

(vii)	the liability of directors and officers;

(viii)	the requirement that not less than two-thirds of stockholders must vote to remove directors, and can only remove directors for cause;

(ix)	the ability of stockholders to approve certain corporate actions;

(x)	the ability of the board of directors to evaluate certain factors in evaluating offers to purchase or otherwise acquire HV Bancorp;

(xi)	the ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws; and

(xii)	the provision of the articles of incorporation requiring approval of at least 75% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xi) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that HV Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 75% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Pennsylvania Corporate Law

Under the PBCL, a registered corporation may not engage in a business combination with an interested stockholder except for certain types of business combinations as enumerated under Pennsylvania law. The PBCL defines a “business combination” generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassifications of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between such corporation or any subsidiaries, on the one hand, and uninterested stockholder or an “affiliate” or “associate” thereof, on the other hand. An “interested stockholder” is defined generally to include any individual, partnership, association or corporation which is the beneficial owner, as defined, of at least 20% of the outstanding voting stock of the corporation or which is an affiliate or associate of such corporation and at any time within the five-year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

Huntingdon Valley Bank’s Articles of Incorporation

The new articles of incorporation of Huntingdon Valley Bank provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than HV Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 5% of any class of equity security of Huntingdon Valley Bank. This provision does not apply to any tax-qualified employee benefit plan of Huntingdon Valley Bank or HV Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Huntingdon Valley Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 5% of any class of equity securities of Huntingdon Valley Bank. In addition, during this five-year period, all shares owned over the 5% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the FDIC, the Pennsylvania Department of Banking and the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. Federal regulations have defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a savings bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured state savings bank or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a state savings bank without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with HV Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF HV BANCORP, INC.

General

HV Bancorp is authorized to issue 20,000,000 shares of common stock, par value of $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. HV Bancorp currently expects to issue in the offering up to 2,182,125 shares of common stock. HV Bancorp will not issue shares of preferred stock in the stock offering. Each share of HV Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of HV Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. HV Bancorp cannot pay dividends on its common stock if, after giving effect to such distribution, (i) HV Bancorp would be unable to pay its debts as they become due in the usual course of business or (ii) HV Bancorp’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if HV Bancorp were to be dissolved at the time the distribution is measured, to satisfy the stockholders whose preferential rights are superior to those receiving the distribution. The holders of common stock of HV Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If HV Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of HV Bancorp will have exclusive voting rights in HV Bancorp. They will elect HV Bancorp’s board of directors and act on other matters as are required to be presented to them under Pennsylvania law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of HV Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit absent certain exceptions discussed previously. If HV Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require, in addition to majority approval by the board of directors, majority approval of the outstanding shares eligible to vote, and certain amendments may require the approval of 75% of the outstanding shares eligible to vote.

As a Pennsylvania stock savings bank, corporate powers and control of Huntingdon Valley Bank will be vested in its board of directors, who elect the officers of Huntingdon Valley Bank and who fill any vacancies on the board of directors. Voting rights of Huntingdon Valley Bank will be vested exclusively in the owner of the shares of capital stock of Huntingdon Valley Bank, which will be HV Bancorp, and voted at the direction of HV Bancorp’s board of directors. Consequently, the holders of the common stock of HV Bancorp will not have direct control of Huntingdon Valley Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Huntingdon Valley Bank, HV Bancorp, as the holder of 100% of Huntingdon Valley Bank’s capital stock, would be entitled to receive all assets of Huntingdon Valley Bank available for distribution, after payment or provision for payment of all debts and liabilities of Huntingdon Valley Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of HV Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of HV Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of HV Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of HV Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for HV Bancorp’s common stock will be American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

EXPERTS

The financial statements of Huntingdon Valley Bank as of June 30, 2016 and 2015, and for the years then ended, have been included herein in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report to HV Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to HV Bancorp and Huntingdon Valley Bank, has issued to HV Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. BDO USA, LLP has provided an opinion to us regarding the Pennsylvania state income tax consequences of the conversion. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Silver, Freedman, Taff &Tiernan LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

HV Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including HV Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Huntingdon Valley Bank has filed an application for approval of the conversion with the Pennsylvania Department of Banking and Securities and a notice of intent to convert with the Federal Deposit Insurance Corporation. HV Bancorp has filed a bank holding company application with the Federal Reserve Bank of Philadelphia. This prospectus omits certain information contained in those applications and notices. The application may be inspected, without charge, at the offices of the Pennsylvania Department of Banking and Securities, Market Square Plaza, 17 N Second Street, Suite 1300, Harrisburg, Pennsylvania 17101, and the notice may be inspected, without charge, at the office of the Regional Director of the Federal Deposit Insurance Corporation, 350 Fifth Avenue, Suite 1200, New York, NY 10118-0110, New York, New York. The bank holding company application is available from the Federal Reserve Bank of Philadelphia, Ten Independence Mall, Philadelphia, Pennsylvania 19106-1574.

A copy of the plan of conversion is available without charge from Huntingdon Valley Bank at its offices.

In connection with the offering, HV Bancorp will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, HV Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, HV Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO FINANCIAL STATEMENTS OF

HUNTINGDON VALLEY BANK

* * *

Separate financial statements for HV Bancorp have not been included in this prospectus because HV Bancorp has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

Board of Trustees

Huntingdon Valley Bank

Huntingdon Valley, PA

We have audited the accompanying statements of financial condition of Huntingdon Valley Bank as of June 30, 2016 and 2015 and the related statements of income, comprehensive income, changes in equity, and cash flows for each of the two years in the period ended June 30, 2016. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huntingdon Valley Bank as of June 30, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Philadelphia, PA

September 8, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Huntingdon Valley Bank

Statements of Financial Condition

(in thousands)

June 30,	2016	2015
Assets
Cash and due from banks	$9,949	$5,875
Interest-bearing deposits with banks	5,478	9,721

Cash and cash equivalents	15,427	15,596
Investment securities available-for-sale, at fair value	33,281	38,088
Investment securities held-to-maturity (fair value of $5,941 at June 30, 2016 and $4,732 at June 30, 2015)	5,825	4,744
Loans held for sale, at fair value	24,676	16,261
Loans receivable, net of allowance for loan losses of $487 at June 30, 2016 and $514 at June 30, 2015	93,450	83,319
Bank-owned life insurance	3,895	3,783
Restricted investment in bank stock	1,108	627
Premises and equipment, net	1,652	1,639
Accrued interest receivable	527	525
Prepaid federal income taxes	147	151
Deferred income taxes, net	26	781
Prepaid expenses	231	291
Real estate owned	115	574
Mortgate banking derivatives	1,492	732
Other assets	171	187

Total Assets	$182,023	$167,298

Liabilities and Equity
Liabilities
Deposits	$141,771	$142,877
Advances from the Federal Home Loan Bank	20,000	7,000
Securities sold under agreements to repurchase	3,929	3,502
Advances from borrowers for taxes and insurance	1,357	1,110
Deferred gain on sale - leaseback of building	326	342
Other liabilities	1,669	1,011

Total Liabilities	169,052	155,842

Equity
Retained earnings	12,978	11,952
Accumulated other comprehensive loss	(7)	(496)

Total Equity	12,971	11,456

Total Liabilities and Equity	$182,023	$167,298

See accompanying notes to financial statements.

Huntingdon Valley Bank

Statements of Income

(in thousands)

Year ended June 30,	2016	2015
Interest Income
Interest and fees on loans	$4,446	$4,181
Interest and dividends on investments:
Taxable	205	212
Nontaxable	163	134
Interest on mortgage-backed securities and collateralized mortgage obligations	375	453
Interest on interest-bearing deposits	113	77

Total Interest Income	5,302	5,057

Interest Expense
Interest on deposits	649	721
Interest on advances from the Federal Home Loan Bank	94	60
Interest on securities sold under agreements to repurchase	3	4

Total Interest Expense	746	785

Net interest income	4,556	4,272
Provision for Loan Losses	9	79

Net interest income after provision for loan losses	4,547	4,193

Non-Interest Income
Fees for customer services	210	207
Increase in cash surrender value of bank owned life insurance	112	111
Gain on sale of loans, net	4,116	3,840
Gain on sale of available-for-sale securities	21	9
Gain from hedging instruments	504	235
Change in fair value of loans held-for-sale	384	444
Other	11	63

Total Non-Interest Income	5,358	4,909

Non-Interest Expense
Salaries and employee benefits	4,669	3,915
Occupancy	977	944
Federal deposit insurance premiums	160	168
Data processing related operations	508	530
Loss on sale of other real estate owned	20	62
Real estate owned expense	274	323
Professional fees	561	522
Merger and conversion costs	—	854
Other expenses	1,185	1,021

Total Non-Interest Expense	8,354	8,339

Income before income taxes	1,551	763

Income Tax Expense	525	135

Net Income	$1,026	$628

See accompanying notes to financial statement.

Huntingdon Valley Bank

Statements of Comprehensive Income

(in thousands)

Year ended June 30,	2016	2015
	(in thousands)
Comprehensive Income, Net of Taxes
Net income	$1,026	$628
Other comprehensive income, net of tax
Unrealized gain on available-for-sale securities (pre-tax $831 and $190, respectively)	501	113
Reclassification for (gains) included in income (pre-tax ($21), and ($9), respectively) (1)	(12)	(6)

Other comprehensive income	489	107

Comprehensive Income	$1,515	$735

(1)	Amounts are included in gain on sale of available-for-sale securities on the statement of Income as a separate element within non-interest income. Income tax expense is included in the statements of income.

See accompanying notes to financial statements.

Huntingdon Valley Bank

Statements of Changes in Equity

(in thousands)

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, July 1, 2014	$11,324	$(603)	$10,721

Net income	628	—	628
Other comprehensive income	—	107	107

Balance, June 30, 2015	$11,952	$(496)	$11,456

Net income	1,026	—	1,026
Other comprehensive income	—	489	489

Balance, June 30, 2016	$12,978	$(7)	$12,971

See accompanying notes to financial statements.

Huntingdon Valley Bank

Statements of Cash Flows

(in thousands)

	Years Ended
	June 30,
Year ended June 30,	2016	2015
Cash Flows from Operating Activities
Net income	$1,026	$628
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	190	225
Impairment of real estate owned, net	256	111
Amortization of deferred loan fees	(9)	(5)
Net amortization of securities premiums and discounts	496	290
Loss on sale of real estate owned	20	62
Gain on sale of available-for-sale securities	(21)	(9)
Provision for loan losses	9	79
Expense for deferred income taxes	413	123
Amortization of deferred gain on sale-leaseback transaction	(16)	(16)
Increase in value of bank owned life insurance	(112)	(111)
Loans held for sale:
Originations, net of prepayments	(161,693)	(155,053)
Proceeds from sales	157,778	159,451
Gain on sales	(4,116)	(3,840)
Change in fair value of loans held for sale	(384)	(444)
(Increase) decrease in:
Accrued interest receivable	(2)	12
Prepaid federal income taxes	4	65
Mortgage banking derivatives	(760)	(158)
Conversion costs	—	474
Prepaid and other assets	76	(280)
Other liabilities	658	305

Net cash (used in) provided by operating activities	(6,187)	1,909

Cash Flows from Investing Activities
Net Increase in loans receivable	(10,444)	(3,146)
Activity in available-for-sale securities:
Proceeds from sales	11,653	6,765
Maturities and repayments	5,415	5,684
Purchases	(11,905)	(12,205)
Activity in held to maturity securities:
Maturities and repayments	899	250
Purchases	(1,980)	—
(Purchase) redemption of restricted investment in bank stock	(481)	244
Proceeds from sale of real estate owned	496	520
Purchases of premises and equipment	(203)	(115)

Net cash (used in) investing activities	(6,550)	(2,003)

Cash Flows from Financing Activities
Net (decrease) increase in deposits	(1,106)	3,537
Net increase (decrease) in advances from borrowers for taxes and insurance	247	(40)
Net increase (decrease) in securities sold under agreements to repurchase	427	(3,116)
Proceeds from borrowings from FHLB	16,000	—
Repayment of borrowings from FHLB	(3,000)	—

Net cash provided by financing activities	12,568	381

(Decrease) increase in Cash and Cash Equivalents	(169)	287
Cash and Cash Equivalents, beginning of year	15,596	15,309

Cash and Cash Equivalents, end of year	$15,427	$15,596

Supplementary Disclosure of Cash Flow Information
Cash paid during the year for interest	$753	$786

Cash paid during the year for income taxes	$80	$130

Supplementary Schedule of Noncash Investing Activities
Transfer from loans to real estate owned	$313	$836

See accompanying notes to financial statements.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

1. Summary of Significant Accounting Policies

The following is a description of the significant accounting policies of Huntingdon Valley Bank (the “Bank”). The Bank follows accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets accounting principles generally accepted in the United States of America (“U.S. GAAP”) that are followed to ensure consistent reporting of financial condition, results of income, and cash flows.

The Bank has evaluated subsequent events through the date of issuance of the financial statements included herein.

Nature of Business

The Bank is a Pennsylvania mutual savings bank, organized in 1871, and currently provides residential and commercial loans to its general service area (Montgomery, Bucks and Philadelphia Counties of Pennsylvania) as well as offering a wide variety of savings, checking and certificate of deposit accounts to its retail and business customers.

Effective July 1, 2003, the Bank converted from a federally chartered mutual savings association regulated by the Office of Thrift Supervision to a Pennsylvania-chartered mutual savings bank regulated by the Pennsylvania Department of Banking and Securities (“PADOB”) and the Federal Deposit Insurance Corporation (“FDIC”). After the conversion, the Bank’s deposits continue to be insured by the FDIC. Should the Bank fail to maintain its status as “well capitalized”, it could be subject to formal corrective actions by its primary banking regulator. Refer to Note 8, Regulatory Capital.

Basis of Financial Statement Presentation

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Bank considers cash and cash equivalents to include cash, amounts due from banks, and interest-bearing deposits with banks with original maturities of three months or less.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary impairments of securities, interest rate lock commitments (“IRLCs”), mandatory sales commitments, the valuation of mortgage loans held-for-sale, other real estate owned, and the valuation of deferred tax assets.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Investment Securities

Management determines the appropriate classification of securities at the time of purchase.

Securities that management has both the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method.

Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, to changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available-for-sale and carried at fair value with any adjustments to fair value, after tax, reported as a separate component of retained earnings.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities using the interest method. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are calculated using the specific-identification method.

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other-than-temporary would be reflected in the statements of income. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value and (4) whether the Bank intends to sell the security or if it is more likely than not that the Bank will be required to sell the security before the recovery of its amortized cost basis.

For debt securities where the Bank has determined that other-than-temporary impairment exists and the Bank does not intend to sell the security or if it is not more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis, the impairment is separated into the amount that is credit-related and the amount due to all other factors. The credit-related impairment is recognized in the statements of income, and is the difference between an investment’s amortized cost basis and the present value of expected future cash flows discounted at the investment’s effective interest rate. The non-credit related loss is recognized in other comprehensive income, net of income tax benefit. For debt securities classified as held-to-maturity, the amount of noncredit-related impairment is recognized in other comprehensive income (loss) and is accreted over the remaining life of the debt security as an increase in the carrying value of the investment.

Mortgage Banking Activities and Mortgage Loans Held for Sale

Loans held for sale (“LHS”) are originated and held until sold to permanent investors. On December 31, 2014, management elected to adopt the fair value option in accordance with FASB Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, and record loans held for sale at fair value.

Loans held for sale originated on or subsequent to the election of the fair value option, are recorded in the statements of financial condition at fair value. The fair value is determined on a recurring basis by utilizing quoted prices from dealers in such securities. Gains and losses on loan sales are recorded in non-interest income and direct loan origination costs and fees are recognized when incurred and are included in non-interest income in the statements of income.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Risk Management and Derivative Instruments and Hedging Activities

The Bank’s principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates due to their impact on the fair value of mortgage loans held for sale and related commitments. The Bank is subject to interest rate risk and price risk on its loans held for sale from the loan funding date until the date the loan is sold.

The Bank uses derivative instruments as part of its overall strategy to manage its exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, the Bank does not use derivatives for special purposes. All of the Bank’s derivative instruments that are measured at fair value on a recurring basis are included in the statements of financial condition as mortgage banking derivatives. The changes in the fair value of derivative instruments are included in non-interest income in the statements of income.

To Be Announced Securities

To be announced securities (“TBAs”) are “forward delivery” securities considered derivative instruments under derivatives and hedging accounting guidance, (FASB ASC 815). The Bank utilizes TBAs to protect against the price risk inherent in derivative loan commitments.

TBAs are valued based on forward dealer marks from the Bank’s approved counterparties. The Bank utilizes a third-party market pricing service, which compiles current prices for instruments from market sources and those prices represent the current executable price.

TBAs are recorded at fair value on the statements of financial condition in other assets and other liabilities with changes in fair value recorded in non-interest income in the statements of income.

The fair value of the Bank’s derivative instruments, other than IRLCs, that are measured at fair value on a recurring basis is determined by utilizing quoted prices from dealers in such securities or third-party models utilizing observable market inputs.

Interest Rate Lock Commitments

Mortgage loan commitments known as interest rate locks that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance FASB ASC 815, Derivatives and Hedging. Loan commitments that are derivatives are recognized at fair value on the statements of financial condition as mortgage banking derivatives and as other liabilities with changes in their fair values recorded as a gain in hedging instruments in non-interest income in the statements of income. Outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of issuance through the date of loan funding, cancellation or expiration. Loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. The Bank is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. The Bank uses best efforts commitments to substantially eliminate these risks. See Note 9 Derivatives and Risk Management Activities.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield in (interest income) of the related loans.

The loans receivable portfolio is segmented into Residential, Commercial, Construction and Consumer loans. Within Residential loans, the following classes exist: One-to-four family loans and home equity and home equity lines of credit (“HELOCs”). Within Commercial loans, the following classes exist: commercial real estate and commercial business loans.

The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal.

Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, generally six months, and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the statement of financial condition date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a monthly evaluation of the adequacy of the allowance. The allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective; as it requires material estimates that may be susceptible to significant revision as more information becomes available.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans, such as residential mortgage, home equity, HELOC and other consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors.

These qualitative risk factors include:

1.	Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.	National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.	Nature and volume of the portfolio and terms of loans.

4.	Volume and severity of past due, classified and nonaccrual loans as well as other loan modifications.

5.	Existence and effect of any concentrations of credit and changes in the level of such concentrations.

6.	Effect of external factors, such as competition and legal and regulatory requirements.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

Residential loans are secured by the borrower’s residential real estate in either a first or second lien position. Residential loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio.

The Bank makes commercial loans for real estate development and other business purposes required by the customer base. The Bank’s credit policies determine advance rates against the different forms of collateral that can be pledged against commercial loans. Typically, the majority of loans will be limited to a percentage of their underlying collateral values such as real estate values, equipment, eligible accounts receivable and inventory. Individual loan advance rates may be higher or lower depending upon the financial strength of the borrower and/or term of the loan. The assets financed through commercial loans are used within the business for its ongoing operation. Repayment of these kinds of loans generally comes from the cash flow of the business or the ongoing conversions of assets. Commercial mortgage loans include long-term loans financing commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Commercial mortgage loans typically require a loan to value ratio of not greater than 80% and vary in terms.

The Bank also makes construction loans to finance the construction of residential and commercial structures. These loans are made to individuals or commercial customers and are typically secured by the land and structures under construction. Construction loans have an inherently higher risk of repayment due to potential unforeseen delays in completion and changes in market conditions during the construction.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Consumer loans are collateralized by certificate of deposits held by the Bank and present minimal risk. Overdraft deposits are reclassified as consumer loans and are included in the total loans on the statements of financial condition,

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management, in determining impairment, include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial real estate loans, commercial other and commercial construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Bank’s impaired loans are measured based on the estimated fair value of the loan’s collateral.

For commercial and construction loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower’s financial statements, inventory reports, accounts receivable aging or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual residential mortgage loans, home equity loans, HELOCs and other consumer loans for impairment disclosures, unless such loans have been modified and accounted for as a troubled debt restructuring.

Loans whose terms are modified are classified as troubled debt restructurings if the Bank grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are generally restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans classified as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.

Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

In addition, Federal and State regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Bank-Owned Life Insurance

The Bank invests in bank-owned life insurance policies (“BOLI”) as a mechanism for funding various employee benefit costs. The Bank is the beneficiary of these policies that insure the lives of certain of its current and former officers. The Bank recognizes the cash surrender value under the insurance policies as an asset in the statement of financial condition. Changes in the cash surrender value are recorded in non-interest income in the statements of income.

Restricted Investment in Bank Stock

Restricted investment in bank stocks, which represents required investments in the common stock of correspondent banks, is carried at cost, and consists of common stock of the Atlantic Central Bankers Bank (“ACBB”) and Federal Home Loan Bank of Pittsburgh (“FHLB”) stock totaling $1,108,000 and $627,000 at June 30, 2016 and June 30, 2015, respectively.

Premises and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is charged to income on the straight-line method over the estimated useful lives of the assets or, in the case of leasehold improvements, the expected lease period, if shorter. When disposal of fixed assets occurs, the related cost and accumulated depreciation are removed from the asset accounts, and the gain or loss from these disposals is reflected in earnings.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The estimated useful lives are as follows:

Years
Land improvements	40
Buildings	15 to 40
Leasehold improvements	5 to 15
Furniture and office equipment	3 to 10

Real Estate Owned

Real estate owned is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal proceedings take place. Foreclosed assets initially are recorded at fair value, net of estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value minus estimated costs to sell. Real estate in the process of foreclosure totaled $886,000 and $604,000 as of June 30, 2016 and 2015, respectively. Real estate secured by residential 1-4 family properties held in Other Real Estate Owned totaled $115,000 and $187,000 at June 30, 2016 and 2015, respectively. Real estate secured by commercial properties held in Other Real Estate Owned was $0 and $387,000, at June 30, 2016 and 2015, respectively. Revenues and expenses from operations and changes in the valuation allowance are included in real estate owned expenses, as part of non-interest expenses. In addition, any gain or loss realized upon disposal is included in gains or losses on real estate sold, as part of non-interest expense.

The following is a roll forward of activity in Real Estate Owned at June 30:

(Dollars in thousands)	2016	2015
Balance at beginning of period	$574	$431
Properties transferred in	313	836
Recovery of impairment	—	156
Proceeds from properties sold	(496)	(520)
Loss on sales of properties	(20)	(62)
Impairment valuation reserves	(256)	(267)

Balance at end of year	$115	$574

Securities Sold Under Agreements to Repurchase

The Bank enters into sales of securities under agreements to repurchase. Reverse repurchase agreements are treated as financings, with the obligation to repurchase securities sold reflected as a liability in the statement of financial condition. The securities underlying the agreements remain in the asset accounts.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Bank accounts for uncertain tax positions if it is more likely than not, based on the technical merits, the tax position will be realized or sustained upon examination. The term “more likely than not” means that a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

As of June 30, 2016 and 2015, the Bank had no material unrecognized tax benefits or accrued interest and penalties. The Bank’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. Federal and state tax years 2013 through 2015 were open for examination as of June 30, 2016.

Transfer of Financial Assets

Transfers of financials assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Fair Value Measurements

Fair value of financial instruments is estimated using relevant market information and other assumptions. As more fully disclosed in Note 12, fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Concentration of Credit Risk

Credit risk is reduced by the Bank’s underwriting standards, monitoring pledged collateral and other in-house monitoring procedures performed by management. The Bank’s credit exposure for amounts due from investors and derivative related receivables is minimized since its policy is to sell mortgages only to highly reputable and financially sound financial institutions.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

2. Investment Securities

Investment securities available-for-sale at June 30, 2016 was comprised of the following:

	2016
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Governmental securities	$1,493	$28	$—	$1,521
Corporate notes	8,423	40	(136)	8,327
Collateralized mortgage obligations – agency residential	9,879	45	(93)	9,831
Mortgage-backed securities – agency residential	6,980	44	(15)	7,009
Municipal securities	3,524	42	—	3,566
Bank CDs	2,994	41	(8)	3,027

	$33,293	$240	$(252)	$33,281

Investment securities held-to-maturity at June 30, 2016 was comprised of the following:

	2016
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Municipal securities	$5,825	$117	$(1)	$5,941

	$5,825	$117	$(1)	$5,941

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Investment securities available-for-sale at June 30, 2015 was comprised of the following:

	2015
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Governmental securities	$2,958	$17	$(48)	$2,927
Corporate notes	5,822	—	(139)	5,683
Collateralized mortgage obligations – agency residential	16,467	9	(450)	16,026
Mortgage-backed securities – agency residential	7,033	5	(150)	6,888
Municipal securities	4,402	—	(78)	4,324
Bank CDs	2,249	—	(9)	2,240

	$38,931	$31	$(874)	$38,088

Investment securities held-to-maturity at June 30, 2015 was comprised of the following:

	2015
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Municipal securities	$4,744	$23	$(35)	$4,732

	$4,744	$23	$(35)	$4,732

The scheduled maturities of securities available-for-sale and held-to-maturity at June 30, 2016 and June 30, 2015 were as follows:

	2016
	Available for Sale		Held to Maturity
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$—	$—	$518	$520
Due from one to five years	10,020	10,105	3,156	3,176
Due from five to ten years	5,023	4,920	2,151	2,245
Due after ten years	18,250	18,256	—	—

	$33,293	$33,281	$5,825	$5,941

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Securities with a fair value of $3.3 million and $3.8 million at June 30, 2016 and 2015, respectively, were pledged to secure public deposits and for other purposes as required by law.

Proceeds from the sale of available-for-sale securities for the year ended June 30, 2016 were $11.7 million. Gross realized gains on such sales were approximately $22,000 and gross realized losses on such sales were $1,000.

Proceeds from the sale of available-for-sale securities for the year ended June 30, 2015 were $6.8 million. Gross realized gains on such sales were $10,000 and gross realized losses on such sales were $1,000.

The following tables summarize the unrealized loss positions of securities available-for-sale and held-to-maturity at June 30, 2016 and 2015:

	2016
	Less than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale:
U.S. Governmental securities	$—	$—	$—	$—	$—	$—
Corporate notes	1,000	(13)	3,677	(123)	4,677	(136)
Collateralized mortgage obligations	—	—	5,792	(93)	5,792	(93)
Mortgage-backed securities	—	—	1,885	(15)	1,885	(15)
Municipal securities	—	—	—	—	—	—
Bank CD’s	249	(1)	493	(7)	742	(8)

	$1,249	$(14)	$11,847	$(238)	$13,096	$(252)

Held–to-maturity:
Municipal securities	$506	$(1)	$—	$—	$506	$(1)

	$506	$(1)	$—	$—	$506	$(1)

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

	2015
	Less than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale:
U.S. Governmental securities	$—	$—	$1,256	$(48)	$1,256	$(48)
Corporate notes	1,983	(18)	3,700	(121)	5,683	(139)
Collateralized mortgage obligations	4,179	(62)	10,014	(388)	14,193	(450)
Mortgage-backed securities	164	(1)	6,105	(149)	6,269	(150)
Municipal securities	2,403	(32)	1,921	(46)	4,324	(78)
Bank CD’s	1,743	(7)	248	(2)	1,991	(9)

	$10,472	$(120)	$23,244	$(754)	$33,716	$(874)

Held–to-maturity:
Municipal securities	$—	$—	$3,105	$(35)	$3,105	$(35)

	$—	$—	$3,105	$(35)	$3,105	$(35)

At June 30, 2016 and 2015, the investment portfolio included five and eight U.S. Government securities, with total market values of $1.5 million and $2.9 million, respectively. Of these securities, zero and three were in an unrealized loss position as of June 30, 2016 and June 30, 2015, respectively. These securities are zero risk weighted for capital purposes and are guaranteed for repayment of principal and interest. As of June 30, 2016 and 2015, management found no evidence of OTTI on any of the U.S. Governmental securities held in the investment securities portfolio and the Bank has no intentions to sell the securities before a recovery of the cost has occurred.

At June 30, 2016 and 2015, the investment portfolio included sixteen and eleven Corporate notes with total market values of $8.3 million and $5.7 million, respectively. Of these securities, nine and eleven were in an unrealized loss position as of June 30, 2016 and June 30, 2015, respectively. At the time of purchase and as of June 30, 2016 and June 30, 2015, these bonds continue to maintain investment grade ratings. As of June 30, 2016 and June 30, 2015, management found no evidence of OTTI on any of the Corporate notes held in the investment securities portfolio and the Bank has no intentions to sell the securities before a recovery of the cost has occurred.

At June 30, 2016 and 2015, the investment portfolio included thirty-two and forty-one Collateralized mortgage obligations (CMOs) with total market values of $9.8 and $16.0 million at June 30, 2016 and 2015. Of these securities, nineteen and thirty-five were in an unrealized loss position as of June 30, 2016 and June 30, 2015, respectively. The CMO portfolio is comprised of 100% agency (FHLMC, FNMA and GNMA) investment grade bonds. As of June 30, 2016 and 2015, management found no evidence of OTTI on any of the CMOs held in the investment securities portfolio and the Bank has no intentions to sell the securities before a recovery of the cost has occurred.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

At June 30, 2016 and 2015, the investment portfolio included nineteen and twenty-five Mortgage backed securities (MBS) with a total market value of $7.0 million and $6.9 million at the end of each period, respectively. Of these securities, four and fourteen were in an unrealized loss position as of June 30, 2016 and 2015, respectively. The MBS portfolio is comprised of 100% agency (FHLMC, FNMA and GNMA) investment grade bonds. As of June 30, 2016 and June 30, 2015, management found no evidence of OTTI on any of the MBS held in the investment securities portfolio and the Bank has no intentions to sell the securities before a recovery of the cost has occurred.

At June 30, 2016 and 2015, the investment portfolio included twenty-four and twenty-five Municipal securities with a total market value of $9.5 million and $9.1 million, respectively. Of these securities, one and twenty were in an unrealized loss position as of June 30, 2016 and June 30, 2015, respectively. The Bank’s municipal portfolio issuers are located in Pennsylvania and were purchased and, as of June 30, 2016 and June 30, 2015, continue to maintain investment grade ratings. Each of the municipal securities is reviewed quarterly for impairment. This includes research on each issuer to ensure the financial stability of the municipal entity. As of June 30, 2016 and June 30, 2015, management found no evidence of OTTI on any of the Municipal securities held in the investment securities portfolio and the Bank has no intentions to sell the securities before a recovery of the cost has occurred.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following table summarizes the municipal bond portfolio by issuer, type, source, purpose and lowest agency rating, classified as available for sale, as of June 30, 2016:

(Dollars in Thousands)
Issuer (Municipality)	Type	Source	Purpose	Amortized Cost	Fair Value	Rating
Carbon County Hospital Authority	Revenue Bond	Ad Valorem Revenue	Healthcare Facility Improvement	$357	$365	AA
City of Wilkes-Barre	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	497	509	AA
Philadelphia County IDA**	Revenue Bond	Appropriations	Pension Funding	235	235	A2
Radnor Township	General Obligation	Ad Valorem Property Tax	Recreational Facility Improvement	215	218	Aa1
Schuylkill Haven School District	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	367	369	AA
Scranton School District	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	509	509	AA
Springfield Township	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	240	246	AA-
Warwick Township	Revenue Bond	Water and Sewer Revenue	Refunding Bond Issue	300	302	Aa3
Warwick Township	Revenue Bond	Water and Sewer Revenue	Refunding Bond Issue	300	302	Aa3
Wilkes-Barre Finance Authority	General Obligation	Revenue College and University	Refunding Bond Issue	504	511	A

Total				$3,524	$3,566

**	IDA = Industrial Development Authority

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following table summarizes the municipal bond portfolio by issuer, type, source, purpose and lowest agency rating, classified as held to maturity, as of June 30, 2016:

(Dollars in Thousands)
Issuer (Municipality)	Type	Source	Purpose	Amortized Cost	Fair Value	Rating
Chichester School District	General Obligation	Ad Valorem Property Tax	School Improvement	$509	$526	AA
Council Rock School District	General Obligation	Ad Valorem Property Tax	School Improvement	544	548	AA
Langhorne Manor Boro	Revenue Bond	Miscellaneous Revenue	Repayment Bank Loan	588	649	A-
Lansdale Borough	General Obligation	Tax and General Revenue	Finance Capital Program	253	256	A2
Lower Moreland Twp. School District	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	511	521	AA+
Middletown Township	General Obligation	Ad Valorem Property Tax	Miscellaneous	575	579	AA+
Newtown Township	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	381	381	Aa3
Oxford Area School District	General Obligation	Ad Valorem Property Tax	Miscellaneous Revenue	507	506	AA
Pennridge School District	General Obligation	Ad Valorem Property Tax	Refunding Bond Issue	500	503	AA
Philadelphia County IDA**	Revenue Bond	Miscellaneous Revenue	Pension Funding	137	139	AA
Solebury Township	General Obligation	Sewer Revenue	Swap Termination	273	275	A+
Solebury Township	General Obligation	Sewer Revenue	Swap Termination	278	279	A+
Warrington Township	General Obligation	Ad Valorem Property Tax	Public Improvements	355	359	Aa2
Warrington Township	General Obligation	Ad Valorem Property Tax	Public Improvements	414	420	Aa2

Total				$5,825	$5,941

**	IDA = Industrial Development Authority

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

3. Loans Receivable

Loans receivable at June 30, 2016 and 2015 were comprised of the following:

(Dollars in thousands)	2016	2015
Residential:
One-to-four family	$71,980	$63,425
Home equity and HELOCs	6,448	6,662
Commercial:
Commercial real estate	11,620	12,662
Commercial business	558	634
Construction:	3,179	365
Consumer:	10	31

	93,795	83,779

Less:
Unearned discounts, origination and commitment fees and costs	142	54
Allowance for loan losses	(487)	(514)

	$93,450	$83,319

Overdraft deposits are reclassified as consumer loans and are included in the total loans on the statements of financial condition. Overdrafts were $10,000 and $26,000 and at June 30, 2016 and 2015, respectively.

In the ordinary course of business, the Bank has granted loans to related parties. The amount outstanding at June 30, 2016 and 2015 was $888,000 and $10,000 respectively. Originations to related parties and repayments from related parties during the year ended June 30, 2016 were $922,000 and $43,000, respectively. Originations to and repayments from related parties during the year ended June 30, 2015 totaled $24,000.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following tables summarizes the activity in the allowance for loan losses by loan class for the years ended June 30, 2016 and 2015 and information in regards to the recorded investment in loans receivable by loan class as of June 30, 2016:

	2016
Allowance for Loan Losses
(Dollars in thousands)	Beginning Balance	Charge- offs	Recoveries	(Credit) Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairments
Residential:
One-to-four family	$219	$—	$—	$95	$314	$—	$314
Home equity and HELOCs	19	—	—	(1)	18	—	18
Commercial:
Commercial real estate	230	(34)	—	(65)	131	39	92
Commercial business	45	—	—	(22)	23	19	4
Construction:	—	—	—	1	1	—	1
Consumer:	—	(3)	1	2	—	—	—
Unallocated reserve	1	—	—	(1)	—	—	—

	$514	$(37)	$1	$9	$487	$58	$429

	2015
Allowance for Loan Losses
(Dollars in thousands)	Beginning Balance	Charge- offs	Recoveries	(Credit)/ Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairments
Residential:
One-to-four family	$412	$(233)	$—	$40	$219	$—	$219
Home equity and HELOCs	17	—	—	2	19	—	19
Commercial:
Commercial real estate	235	(31)	—	26	230	22	208
Commercial business	8	—	—	37	45	39	6
Construction:	—	—	—	—	—	—	—
Consumer:	—	(7)	1	6	—	—	—
Unallocated reserve	33	—	—	(32)	1	—	1

	$705	$(271)	$1	$79	$514	$61	$453

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

	2016
	Loans Receivable
(Dollars in thousands)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Residential:
One-to-four family	$71,980	$818	$71,162
Home equity and HELOCs	6,448	227	6,221
Commercial:
Commercial real estate	11,620	760	10,860
Commercial business	558	193	365
Construction:	3,179	—	3,179
Consumer:	10	—	10

	$93,795	$1,998	$91,797

	2015
	Loans Receivable
(Dollars in thousands)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Residential:
One-to-four family	$63,425	$1,408	$62,017
Home equity and HELOCs	6,662	212	6,450
Commercial:
Commercial real estate	12,662	554	12,108
Commercial business	634	209	425
Construction:	365	—	365
Consumer:	31	—	31

	$83,779	$2,383	$81,396

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following tables summarize information in regard to impaired loans by loan portfolio class as of June 30, 2016 and June 30, 2015:

	2016
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Record Investment	Interest Income Recognized
With no related allowance recorded
Residential:
One-to-four family	$818	$818	$—	$684	$4
Home equity and HELOCs	227	227	—	176	—
Commercial:
Commercial real estate	557	600	—	582	35
Commercial business	—	—	—	—	—
Construction:	—	—	—	—	—
Consumer:	—	—	—	—	—

	1,602	1,645	—	1,442	39

With an allowance recorded
Residential:
One-to-four family	—	—	—	—	—
Home equity and HELOCs	—	—	—	—	—
Commercial:
Commercial real estate	203	203	39	192	19
Commercial business	193	193	19	201	10
Construction:	—	—	—	—	—
Consumer:	—	—	—	—	—

	396	396	58	393	29

	$1,998	$2,041	$58	$1,835	$68

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

	2015
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Record Investment	Interest Income Recognized
With no related allowance recorded
Residential:
One-to-four family	$1,408	$1,408	$—	$1,354	$16
Home equity and HELOCs	212	212	—	237	—
Commercial:
Commercial real estate	259	302	—	190	40
Commercial business	—	—	—	—	2
Construction:	—	—	—	—	—
Consumer:	—	—	—	—	—

	1,879	1,922	—	1,781	58

With an allowance recorded
Residential:
One-to-four family	—	—	—	—	—
Home equity and HELOCs	—	—	—	—	—
Commercial:
Commercial real estate	295	295	22	350	27
Commercial business	209	209	39	209	14
Construction:	—	—	—	—	—
Consumer:	—	—	—	—	—

	504	504	61	559	41

	$2,383	$2,426	$61	$2,340	$99

If these loans were performing under the original contractual rate, interest income on such loans would have increased approximately $46,000 and $113,000 for the years ended June 30, 2016 and 2015, respectively.

The following table presents nonaccrual loans by classes of the loan portfolio as of June 30, 2016 and 2015:

(Dollars in thousands)	2016	2015
Residential:
One-to-four family	$818	$1,277
Home equity and HELOCs	227	147
Commercial:
Commercial real estate	100	226
Commercial business	—	—
Construction:	—	—
Consumer:	—	—

	$1,145	$1,650

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following tables summarize the aggregate Pass and criticized categories of Special Mention, Substandard and Doubtful within the Bank’s internal risk rating system as of June 30, 2016 and 2015:

	2016
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Residential:
One-to-four family	$70,874	$—	$1,106	$—	$71,980
Home equity and HELOCs	6,221	—	227	—	6,448
Commercial:
Commercial real estate	10,860	395	365	—	11,620
Commercial business	162	203	193	—	558
Construction:	3,179	—	—	—	3,179
Consumer:	10	—	—	—	10

	$91,306	$598	$1,891	$—	$93,795

	2015
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Residential:
One-to-four family	$61,486	$—	$1,939	$—	$63,425
Home equity and HELOCs	6,450	—	212	—	6,662
Commercial:
Commercial real estate	12,044	170	448	—	12,662
Commercial business	182	242	210	—	634
Construction:	365	—	—	—	365
Consumer:	31	—	—	—	31

	$80,558	$412	$2,809	$—	$83,779

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following tables present the segments of the loan portfolio summarized by aging categories as of June 30, 2016 and 2015:

	2016
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Residential:
One-to-four family	$470	$317	$659	$1,446	$70,534	$71,980	$—
Home equity and HELOCs	94	79	227	400	6,048	6,448	—
Commercial:
Commercial real estate	—	—	100	100	11,520	11,620	—
Commercial business	—	—	—	—	558	558	—
Construction:	—	—	—	—	3,179	3,179	—
Consumer:	—	—	—	—	10	10	—

	$564	$396	$986	$1,946	$91,849	$93,795	$—

	2015
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Residential:
One-to-four family	$177	$156	$1,277	$1,610	$61,815	$63,425	$—
Home equity and HELOCs	34	—	147	181	6,481	6,662	—
Commercial:
Commercial real estate	—	—	226	226	12,436	12,662	—
Commercial business	242	—	—	242	392	634	—
Construction:	—	—	—	—	365	365	—
Consumer:	—	—	—	—	31	31	—

	$453	$156	$1,650	$2,259	$81,520	$83,779	$—

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The Bank may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan that is then identified as a troubled debt restructuring (“TDR”). The Bank may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Bank’s allowance for loan losses.

The Bank may identify loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions and negative trends may result in a payment default in the near future.

As of June 30, 2016 and June 30, 2015, the Bank had two loans identified as TDRs totaling $357,000 and $379,000, respectively. In fiscal year ended June 30, 2014, two loans were restructured with rate modifications to lower the interest rate for a term of five years each. In 2015, one of the two loans was increased to fund property taxes on the related loan collateral and subsequently, in fiscal year 2015, one loan paid off in full. For the year ended June 30, 2015, the Bank identified an additional loan as a TDR. This loan was restructured with a rate modification to lower the interest rate for a term of five years. At June 30, 2016 and 2015, all of the TDRs were performing in compliance with their restructured terms and on an accrual status. There were no modifications to loans classified as TDRs in 2016.

The following table details the Bank’s TDRs that are on an accrual status and a non-accrual status at June 30, 2016:

	As of June 30, 2016
(Dollars in thousands)	Number of Loans	Accrual Status	Non-Accrual Status	Total TDRs
Commercial real estate	2	$357	$—	$357

Total	2	$357	$—	$357

The following table details the Bank’s TDRs that are on an accrual status and a non-accrual status at June 30, 2015:

	As of June 30, 2015
(Dollars in thousands)	Number of Loans	Accrual Status	Non-Accrual Status	Total TDRs
Commercial real estate	2	$379	$—	$379

Total	2	$379	$—	$379

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

4. Premises and Equipment

Premises and equipment are summarized by major classification at June 30, 2016 and 2015 as follows:

(Dollars in thousands)	2016	2015
Land	$334	$334
Land improvements	477	477
Office buildings and improvements	711	711
Leasehold improvements	610	545
Furniture and equipment	2,633	2,493

Total cost	4,765	4,562
Accumulated depreciation	(3,113)	(2,923)

	$1,652	$1,639

Depreciation expense for the year ended June 30, 2016 and 2015 was $190,000 and $225,000, respectively.

During the year ended June 30, 2007, the Bank sold the building that housed its corporate offices and one of its branch offices. At the time of settlement, the Bank entered into an operating lease agreement for the branch office portion of the building. Due to the sale-leaseback nature of the transaction, the Bank deferred the $486,000 gain on the sale. The deferred gain is being amortized into income by the straight-line method over the term of the operating lease (29 years and 11 months) as a reduction of rental expense. The amount amortized was $16,000 for both years ended June 30, 2016 and 2015.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

5. Deposits

Deposits at June 30, 2016 and 2015 consisted of the following:

(Dollars in thousands)	2016	2015
NOW accounts – interest bearing	$29,003	$30,755
NOW accounts – non-interest bearing	3,344	2,969
Money market deposit accounts	25,582	25,043
Passbook and statement accounts	32,934	34,861
Checking accounts	13,407	7,548

Subtotal- core deposits	104,270	101,176
Certificates of deposit	37,501	41,701

Total deposits	$141,771	$142,877

At June 30, 2016, scheduled maturities of certificates of deposit for the periods are as follows:

(Dollars in thousands)
June 30, 2017	$21,512
June 30, 2018	7,190
June 30, 2019	4,431
June 30, 2020	1,838
June 30, 2021	963
June 30, 2022 and thereafter	1,567

$37,501

Certificates of deposit in denominations of $250,000 or more were $1.9 million at June 30, 2016 and 2015.

The Bank held deposits of approximately $2.5 million and $2.9 million for related parties at June 30, 2016 and 2015, respectively.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Interest expense on deposits for the years ended June 30, 2016 and 2015 is summarized as follows:

(Dollars in thousands)	2016	2015
NOW accounts	$50	$52
Money market deposits accounts	68	71
Passbook and statement accounts	105	97
Certificates of deposit	426	501

	$649	$721

6. Borrowings

Under terms of its collateral agreement with the FHLB, the Bank maintains otherwise unencumbered qualifying assets (principally qualifying 1-4 family residential mortgage loans and U.S. government agency, and mortgage-backed securities) in the amount of at least as much as its advances from the FHLB. The Bank’s FHLB stock is also pledged to secure these advances.

The following table details the Bank’s fixed rate advances from the FHLB as of June 30, 2016, and 2015:

(Dollars in thousands)
Maturity	Interest Rate	2016	2015
07/16/2015	0.57%	$—	$1,000
06/03/2016	0.59%	—	2,000
07/18/2016	0.91%	1,000	1,000
07/27/2016	0.58%	10,000	—
09/26/2017	0.93%	3,000	3,000
11/30/2017	0.98%	1,000	—
11/30/2017	1.27%	1,000	—
07/16/2018	1.41%	1,000	—
11/30/2018	1.59%	1,000	—
06/03/2019	1.26%	2,000	—

		$20,000	$7,000

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The Bank has borrowing facilities with the FHLB, including access to an “Open Repo Plus” line with a maturity up to three months as well as access to advances with maturities up to 30 years. The combined total of the facilities or maximum borrowing capacity (“MBC”) is approximately $68 million as of June 30, 2016. The Open Repo Plus line has a maximum limit of up to one half of the MBC. The MBC changes as a function of the Bank’s qualifying collateral assets, and the amount of funds received may be reduced by additional required purchases of FHLB stock. As of June 30, 2016 and 2015, the Bank had no borrowings outstanding under the Open Repo Plus line. The Bank had outstanding FHLB advances totaling and $20.0 and $7.0 million as of June 30, 2016 and 2015, respectively.

The Bank also has available lines of credit of $3.0 million with ACBB and a line equal to 95% of fair value of collateral held by the Federal Reserve Bank (“FRB”), which were $4.3 million at June 30, 2016 and $4.4 million at June 30, 2015. The Bank has not borrowed against its credit lines with ACBB and FRB for the year ended June 30, 2016 or 2015.

7. Securities Sold Under Agreement to Repurchase

The Bank has entered into overnight repurchase agreements, which are collateralized by mortgage-backed securities and collateralized mortgage obligations, with a carrying value, including accrued interest, of $3.9 million and $3.5 million at June 30, 2016 and 2015, respectively. The fair value of the underlying collateral was $6.8 million at June 30, 2016 and 2015.

The maximum balance of repurchase agreements outstanding at any month-end during the year ended June 30, 2016, and for the years ended June 30, 2016 and 2015 was $3.9 million and $4.7 million, respectively. The average balances outstanding for the years ended June 30, 2016 and 2015 were $2.0 million and $2.8 million, respectively. The weighted average interest rate of the repurchase agreements was 0.08% and 0.16% at June 30, 2016 and 2015, respectively.

8. Regulatory Capital

Information presented for June 30, 2016 and 2015, reflects the Basel III capital requirements that became effective January 1, 2015 for the Bank. Under these capital requirements and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk- weightings and other factors.

Federal bank regulators require the Bank maintain minimum ratios of core capital to adjusted average assets of 4.0%, common equity Tier 1 capital to risk-weighted assets of 4.5%, Tier 1 capital to risk-weighted assets of 6.0% and total risk-based capital to risk-weighted assets of 8.0%. At June 30, 2016, the Bank met all the capital adequacy requirements to which they were subject. At June 30, 2016, the Bank was “well capitalized” under the regulatory framework for prompt corrective action. To be “well capitalized,” the Bank must maintain minimum leverage, common equity Tier 1 risk-based, Tier 1 risk-based and total risk-based capital ratios of at least 5.0%, 6.5%, 8.0% and 10.0%, respectively. Management believes that no conditions or events have occurred since June 30, 2016 that would materially adversely change the Bank’s capital classifications. From time to time, we may need to raise additional capital to support the Bank’s further growth and to maintain its “well capitalized” status.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The Bank’s actual capital amounts and ratios are presented in the table (dollars in thousands):

	Actual		Capital Adequacy Purposes			To Be Well Capitalized Under the Prompt Corrective Action Provision
(Dollars in thousands)	Amount	Ratio	Amount		Ratio	Amount		Ratio
As of June 30, 2016
Total risk-based capital (to risk-weighted assets)	$13,438	12.5%	$	>8,607	>8.0%	$	>10,759	>10.0%
Tier I capital (to risk-weighted assets)	12,951	12.0		>6,455	>6.0		>8,607	>8.0
Tier I capital (to average assets)	12,951	7.6		>6,787	>4.0		>8,483	>5.0
Tier I common equity (to risk-weighted assets)	12,951	12.0		>4,842	>4.5		>6,993	>6.5
As of June 30, 2015
Total risk-based capital (to risk-weighted assets)	$12,117	13.0%	$	>7,447	>8.0%	$	>9,309	>10.0%
Tier I capital (to risk-weighted assets)	11,603	12.5		>5,584	>6.0		>7,445	>8.0
Tier I capital (to average assets)	11,603	6.8		>6,810	>4.0		>8,513	>5.0
Tier I common equity (to risk-weighted assets)	11,603	12.5		>4,189	>4.5		>6,051	>6.5

As a licensed mortgagee, the Bank is subject to the rules and regulations of the Department of Housing and Urban Development (“HUD”), Federal Housing Authority (“FHA”) and state regulatory authorities with respect to originating, processing and selling loans. Those rules and regulations, among other things, require the maintenance of minimum net worth levels (which vary based on the portfolio of FHA loans originated by the Bank). Failure to meet the net worth requirements could adversely impact the ability to originate loans and access secondary markets. As of June 30, 2016 and 2015, the Bank maintained the minimum required net worth levels.

The Bank must hold a capital conservation buffer, subject to a phase-in from January 1, 2016 through December 31, 2019, above its minimum risk-based capital requirements. As of June 30, 2016, the Bank’s is required to maintain a capital conservation buffer of 0.625%. The Bank’s conservation buffer was 4.49% as of June 30, 2016. Failure to maintain the full amount of the buffer will result in restrictions on the Bank’s ability to make capital distributions and to pay discretionary bonuses to executive officers. The phase-in requires the Bank to increase its capital conservation buffer from 0.625% as of June 30, 2016 to 2.50% as of June 30, 2019 and thereafter.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

9. Derivatives and Risk Management Activities

The Bank did not have any derivative instruments designated as hedging instruments, or subject to master netting and collateral agreements as of and for the year ended June 30, 2016. The following table summarizes the amounts recorded in the Bank’s statement of financial condition for derivatives not designated as hedging instruments as of June 30, 2016 and 2015 (in thousands):

June 30, 2016
Asset Derivatives
	Balance sheet Presentation	Fair Value	Notional Amount
IRLCs	Mortgage banking derivatives	$1,084	$30,006
Mandatory sale commitments:
Related to interest rate and
Price risk for LHS	Mortgage banking derivatives	408	7,046
TBAs securities	Mortgage banking derivatives	—	—

Liability Derivatives
	Balance sheet Presentation	Fair Value	Notional Amount
IRLCs	Other liabilities	$32	$4,572
Mandatory sale commitments:
Related to interest rate and
Price risk for LHS	Other liabilities	48	5,544
TBAs securities	Other liabilities	166	22,000

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

June 30, 2015
Asset Derivatives
	Balance sheet Presentation	Fair Value	Notional Amount
IRLCs	Mortgage banking derivatives	$632	$19,469
Mandatory sale commitments:
Related to interest rate and
Price risk for LHS	Mortgage banking derivatives	77	2,043
TBAs securities	Mortgage banking derivatives	23	7,000

Liability Derivatives
	Balance sheet Presentation	Fair Value	Notional Amount
IRLCs	Other liabilities	$—	$—
Mandatory sale commitments:
Related to interest rate and
Price risk for LHS	Other liabilities	—	—
TBAs securities	Other liabilities	16	4,500

The following table summarizes the amounts recorded in the Bank’s statements of income for derivative instruments not designated as hedging instruments for the year ended June 30, 2016 and 2015 (in thousands):

	Statement of Income Presentation	Gain/(Loss)
		June 30, 2016	June 30, 2015
IRLCs	Gain from hedging Instruments	$1,103	$152
Mandatory sale commitments:
Related to interest rate and
Price risk for LHS	Gain/(loss) from hedging Instruments	52	(14)
TBAs securities	(Loss)/gain from hedging Instruments	(651)	97

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The fair value of the Bank’s IRLCs and mandatory sales commitments are based upon the estimated fair value of the underlying mortgage loan (determined consistent with “Loans Held for Sale”), adjusted for (1) estimated costs to complete and originate the loan, and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Bank’s IRLCs approximates a whole-loan price, which includes the value of the related mortgage servicing.

10. Employee Benefits

The Bank maintains a retirement plan for all eligible employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Participants can contribute up to 15% of their compensation, as defined, to the plan. The Bank’s contribution to the Plan is discretionary and will be determined on a yearly basis. The Bank contributed $36,000 to the Plan during the year ended June 30, 2016. The Bank did not contribute to the plan for the year ended June 30, 2015.

11. Income Taxes

The income tax expense (benefit) for the years ended June 30, 2016 and 2015:

(Dollars in thousands)	2016	2015
Current:
Federal	$4	$(3)
State	108	15

	112	12
Deferred:
Federal	413	123
State	—	—

	413	123

Total income tax expense	$525	$135

The expense (benefit) for income taxes for the years ended June 30, 2016 and 2015 differed from the federal income tax statutory rate due to the following:

(Dollars in thousands)	2016		2015
	Amount	Rate	Amount	Rate
Tax at statutory rate	$525	34.0%	$259	34.0%
State tax net of federal benefit	72	4.7%	10	1.3%
Bank-owned life insurance	(38)	(2.5%)	(38)	(5.0%)
Tax-exempt interest	(53)	(3.6%)	(44)	(6.0%)
Other, net	19	1.3%	(52)	(6.6%)

	$525	33.9%	$135	17.7%

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Deferred income taxes result from temporary differences in recording certain revenues and expenses for financial reporting purposes. The net deferred tax asset at June 30, 2016 and June 30, 2015 consisted of the following:

(Dollars in thousands)	2016	2015
Deferred tax assets:
Allowance for loan losses	$165	$175
Non-accrual interest	30	33
Depreciation	—	2
Deferred income	111	116
Accrued expenses	85	64
Capital loss carryover	—	111
Capitalized expenses	8	83
Unrealized loss on securities	5	347
Minimum tax credit carryover	125	134
Federal NOL carryover	190	215
Charitable contribution carryover	10	6

	729	1,286
Valuation allowance	—	(111)

Gross deferred tax assets	729	1,175

Deferred tax liabilities:
Depreciation	$7	$—
Fair value adjustment of interest rate lock commitments and mandatory sales commitments	415	243
Gain on fair value of loans	281	151

Gross deferred tax liabilities	703	394

Net deferred tax assets	$26	$781

Included in the table above is the effect of certain temporary differences related to capital losses, as of June 30, 2015, for which no deferred tax expense or benefit was recognized. The realizability of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities, and tax planning strategies. Based upon these and other factors, management believed it is more likely than not that the Bank will realize only certain benefits of the remaining net deferred tax assets. Therefore, a valuation allowance had been established on a portion of the deferred tax assets at June 30, 2015 relating to capital losses. There was no valuation allowance established for deferred tax assets as of June 30, 2016, as the capital loss carryforward expired during 2016. As of June 30, 2016, the gross NOL carryforward is $560,000, which will expire between 2034 and 2035.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The Bank has AMT credits of $125,000 and $134,000 as of June 30, 2016 and 2015, respectively, which have an indefinite life.

Retained earnings include $1.7 million June 30, 2016 and 2015, for which no provision for federal income tax has been made. This amount represents deductions for bad debt reserves for tax purposes, which were only allowed to savings institutions that met certain criteria prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act (the Act) eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank pays a cash dividend in excess of earnings and profits, or liquidates.

12. Fair Value of Financial Instruments

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820, “Fair Value Measurement”, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is determined at a reasonable point within the range that is most representative of fair value under current market conditions. Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based unadjusted on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

The incorporation of counterparty credit risk did not have significant impact on the valuation of assets and liabilities recorded at fair value as of June 30, 2016 or 2015.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Assets measured at fair value on a recurring basis at June 30, 2016 and 2015 are summarized below:

	2016
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Investment securities available for sale:
U.S. governmental securities	$—	$1,521	$—	$1,521
Corporate notes	—	8,327	—	8,327
Collateralized mortgage obligations - agency residential	—	9,831	—	9,831
Mortgage-backed securities - agency residential	—	7,009	—	7,009
Municipal securities	—	3,566	—	3,566
Bank CDs	—	3,027	—	3,027
Loans Held for Sale	—	24,676	—	24,676
Mandatory sales commitments for LHS	—	408	—	408
TBA securities	—	—	—	—
Interest rate lock commitments	—	1,084	—	1,084

	$—	$59,449	$—	$59,449

	2015
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Investment securities available for sale:
U.S. governmental securities	$—	$2,927	$—	$2,927
Corporate notes	—	5,683	—	5,683
Collateralized mortgage obligations - agency residential	—	16,026	—	16,026
Mortgage-backed securities - agency residential	—	6,888	—	6,888
Municipal securities	—	4,324	—	4,324
Bank CDs	—	2,240	—	2,240
Loans Held for Sale		16,261		16,261
Mandatory sales commitments for LHS	—	77	—	77
TBA securities	—	23	—	23
Interest rate lock commitments	—	632	—	632

	$—	$55,081	$—	$55,081

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Liabilities measured at fair value on a recurring basis at June 30, 2016 are summarized below.

	2016
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Mandatory sales commitments for LHS	$—	$48	$—	$48
TBA securities	—	166	—	166
Interest rate lock commitments	—	32	—	32

	$—	$246	$—	$246

Liabilities measured at fair value on a recurring basis at June 30, 2015 are summarized below.

	2015
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
TBA securities	$—	$16	$—	$16

	$—	$16	$—	$16

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2016 and June 30, 2015 are as follows:

	2016
(Dollars in thousands)	Level 1		Level 2		Level 3	Total
Impaired loans	$		$		$338	$338
Real estate owned					115	115

	$		$		$453	$453

	2015
(Dollars in thousands)	Level 1		Level 2		Level 3	Total
Impaired loans		$—		$—	$443	$443
Real estate owned		—		—	574	574

		$—		$—	$1,017	$1,017

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following tables presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Bank has utilized Level 3 inputs to determine fair value:

	Balances as of June 30, 2016
	Qualitative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$338	Appraisal of collateral (1)	Liquidation expenses/ borrower negotiations	5.0%-16.3 (11.2%	% )
Other real estate owned	$115	Appraisal of collateral (1)	Liquidation expenses	7.0% to 8.0 (7.5%	% )

	Balances as of June 30, 2015
	Qualitative Information about Level 3 Fair Value Measurements
(Dollars in thousands)	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$443	Appraisal of collateral (1)	Liquidation expenses/ borrower negotiations	14.9%-24.6 (17.6%	% )
Other real estate owned	$574	Appraisal of collateral (1)	Liquidation expenses	7.0% to 8.0 (7.7%	% )

(1)	Appraisals may be discounted for qualitative factors such as age of appraisal, interior condition of the property, and liquidation expenses. Fair value may also be based on negotiated settlements with the borrowers.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The estimated fair values of the Bank’s financial instruments, whether carried at cost or fair value, at June 30, 2016 and 2015 are as follows:

			Fair Value Measurements at June 30, 2016
(Dollars in thousands)	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Assets:
Cash and cash equivalents	$15,427	$15,427	$15,427	$—	$—
Investment securities available-for-sale	33,281	33,281	—	33,281	—
Investment securities held-to-maturity	5,825	5,941	—	5,941	—
Loans held for sale at fair value	24,676	24,676	—	24,676	—
Loans receivable, net	93,450	93,907	—	—	93,907
Restricted investment in bank stock	1,108	1,108	—	—	1,108
Accrued interest receivable	527	527	—	527	—
Mandatory sales commitments for LHS	408	408	—	408
TBA securities	—	—	—	—	—
Interest rate lock commitments	1,084	1,084	—	1,084	—

Liabilities:
Deposits	$141,771	$138,711	$—	$138,711	$—
Advances from the FHLB	20,000	20,040	—	20,040	—
Securities sold under agreements to repurchase	3,929	3,929	—	3,929	—
Mandatory sales commitments for LHS	48	48	—	48	—
TBA securities	167	167	—	167	—
Interest rate lock commitments	32	32	—	32	—
Accrued Interest Payable	19	19		19

Off-balance sheet:
Commitments to extend credit	$—	$—	$—	$—	$—

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

			Fair Value Measurements at June 30, 2015
(Dollars in thousands)	Carrying Amount	Estimated Fair Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Assets:
Cash and cash equivalents	$15,596	$15,596	$15,596	$—	$—
Investment securities available-for-sale	38,088	38,088	—	38,088	—
Investment securities held-to-maturity	4,744	4,732	—	4,732	—
Loans held for sale at fair value	16,261	16,261	—	16,261	—
Loans receivable, net	83,319	81,885	—	—	81,885
Restricted investment in bank stock	627	627	—	—	627
Accrued interest receivable	525	525	—	525	—
Mandatory sales commitments for LHS	77	77	—	77
TBA securities	23	23	—	23	—
Interest rate lock commitments	632	632	—	632	—

Liabilities:
Deposits	$142,877	$143,862	$—	$143,862	$—
Advances from the FHLB	7,000	6,990	—	6,990	—
Securities sold under agreements to repurchase	3,502	3,502	—	3,502	—
TBA securities	16	16	—	16	—
Accrued Interest Payable	11	11		11

Off-balance sheet:
Commitments to extend credit	$—	$—	$—	$—	$—

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful. There were no changes in methodologies or transfers between levels during the years ended June 30, 2016 and 2015.

The following methods and assumptions were used to estimate the fair values of the Bank’s financial instruments at June 30, 2016 and June 30, 2015:

Cash and Cash Equivalents

These short-term assets are valued at their face value, which approximate fair value.

Investments (Available for Sale and Held to Maturity)

Where quoted prices are available in an active market for identical instruments, investment securities are classified within Level 1 of the valuation hierarchy. Level 1 investment securities include highly liquid U.S. Treasury securities and most equity securities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain Mortgage Backed Securities (MBS). In cases where there is limited activity or less transparency around inputs to the valuation, investment securities are classified within Level 3 of the valuation hierarchy. Investment securities classified within Level 3 include certain equity securities that do not have readily available market prices, certain municipal bonds, certain Asset Backed Securities (ABS), and other less liquid investment securities.

Loans Held for Sale at Fair Value

Effective December 31, 2014 (the “Election Date”), the Bank elected to adopt the fair value option for its loan held for sale portfolio in order to more accurately reflect the economic value of the mortgages held for sale on the Statements of Financial Condition. All mortgage loans held for sale originated subsequent to the Election Date are carried at fair value. All loans held for sale originated prior to the Election Date were sold prior to June 30, 2015. Interest income on loans held for sale, which totaled $380,000 and $377,000 for the years ended June 30, 2016 and 2015, respectively, are included in Interest and fees on loans in the Statements of Income.

Changes in fair value of loans held for sale are reported in non-interest income in the statements of income and amounted to $384,000 and $444,000 for the years ended June 30, 2016 and 2015, respectively.

The Bank’s mortgage loans are generally classified within Level 2 of the valuation hierarchy.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The following table reflects the difference between the carrying amount of mortgage loans held for sale, measured at fair value and the aggregate unpaid principal amount that the Bank is contractually entitled to receive at maturity as of June 30, 2016 and 2015 (in thousands):

Loans held for sale			Excess Carrying Amount
	Carrying	Aggregate Unpaid	Over Aggregate Unpaid Principal
	Amount	Principal Balance	Balance
June 30, 2016	$24,676	$23,848	$828
June 30, 2015	$16,261	$15,817	$444

The Bank did not have any mortgage loans held for sale recorded at fair value that were 90 or more days past due and on non-accrual at June 30, 2016.

Interest Rate Lock Commitments (“IRLC”)

The fair value of the Bank’s IRLC instruments are based upon the underlying loans measured at fair value on a recurring basis and the probability of such commitments being exercised. Due to observable market data inputs used by the Bank, the Bank’s IRLCs are classified within Level 2 of the valuation hierarchy.

Mandatory Sales Commitments for Loans Held for Sale

Fair values for mandatory sales commitments are based on fair values of the underlying mortgage loans and the probability of such commitments being exercised. Due to the observable inputs used by the Bank, the Bank’s mandatory sales commitments (LHS) are classified within Level 2 of the valuation hierarchy.

To Be Announced Securities (“TBAs”)

TBAs are valued based on forward dealer marks from the Bank’s approved counterparties. The Bank utilizes a third party market pricing service which compiles current prices for instruments from market sources, and those prices represent the current executable price. Due to the observable inputs used by the Bank, the Bank’s TBAs are classified within Level 2 of the valuation hierarchy.

Loan Receivable, Net

Fair values are estimated for portfolios of loans with similar financial characteristics. For loans that reprice frequently, the carrying value approximates fair value. The fair value of other type of loans is estimated by discounting expected cash flows using the current rates at which similar loans would be made to borrowers with comparable credit ratings and for similar remaining maturities.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Impaired Loans

Impaired loans include those collateral-dependent loans and leases for which the practical expedient under ASC 310-40 was applied, resulting in a fair value adjustment to the loans. Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or fair value. Fair value is measured based on the value of the collateral securing these loans less cost to sell and is classified at Level 3 in the fair value hierarchy. The fair value of collateral is based on appraisals performed by qualified licensed appraisers hired by the Bank.

Restricted Investment in Bank Stock

The stock is carried at cost; which approximates fair value and considers the limited marketability of such securities.

Real Estate Owned (Cost or Fair Value)

Real estate properties acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurements.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amount of accrued interest receivable and payable approximates their respective fair values.

Deposits

The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated discounting the contractual cash flows. The discount rate is estimated using the rates currently offered for deposits with comparable remaining maturities.

Advances from the FHLB

The fair value of advances is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for borrowings with comparable terms, credit, and remaining maturities.

Securities Sold Under Agreements to Repurchase

The fair value of securities sold under agreements to repurchase is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for borrowings with comparable terms, credit, and remaining maturities.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Commitments to Extend Credit

The majority of the Bank’s commitments to extend credit carry current market interest rates if converted to loans. Because commitments to extend credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.

13. Commitments and Contingencies

The Bank is involved in various legal actions arising in the normal course of business. Management, after taking into consideration legal counsel’s evaluation of such actions, is of the opinion that the outcome of these matters will not have a material adverse effect on the financial position, operating results, or equity of the Bank.

The Bank is party to certain financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments are entered into in the normal course of business and include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In the opinion of management, market risk (interest rate changes) associated with these instruments is nominal.

Open mortgage loan commitments granted to loan applicants at June 30, 2016 and 2015 are $26.2 million and $18.5 million, respectively. Open commercial loan commitments granted to loan applicants at June 30, 2016 and 2015 are $1.8 million and $1.7 million, respectively.

At June 30, 2016 and 2015, the Bank had mandatory LHS commitments amounting to $30.1 million and $13.8 million, respectively. The Bank had mandatory TBAs amounting to $22.0 million and $7.0 million, respectively.

The undisbursed portion of open-ended HELOCs at June 30, 2016 and 2015 are $7.2 million, and $6.7 million, respectively. The undisbursed portion of open-ended commercial and commercial real estate lines of credit at June 30, 2016 and 2015 are $78,000 and $289,000, respectively.

There were no outstanding performance standby letters of credit at June 30, 2016 and 2015.

In the normal course of business, the Bank sells loans in the secondary market. As is customary in such sales, the Bank provides indemnification to the buyer under certain circumstances. This indemnification may include the obligation to repurchase loans or refund fees by the Bank, under certain circumstances. In most cases, repurchases and losses are rare, and no provision is made for losses at the time of sale. When repurchases and losses are probable and reasonably estimable, a provision is made in the financial statements for such estimated losses. There was no provision for losses from repurchases as of June 30, 2016 and 2015.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

Residential mortgage loans serviced for others at June 30, 2016 and 2015 are $5.6 million and $7.1 million, respectively.

The Bank is required to maintain certain average reserve balances as established by the FRB. The amounts of this reserve balance for the reserve computation period, which included June 30, 2016 and 2015, were $790,000 and $714,000, respectively, which were satisfied through the restriction of vault cash held at the Bank’s branches. No additional reserves were required to be maintained at the FRB of Philadelphia in excess of the required $25,000 clearing balance requirement.

In connection with the operation of certain branch and administrative offices, the Bank has entered into operating leases for periods ranging from 1 to 30 years. Total rental expense for the years ended June 30, 2016 and 2015 were $466,000 and $407,000, respectively. As of June 30, 2016, future minimum lease payments under such operating leases are:

(Dollars in thousands)
2017	$441
2018	364
2019	328
2020	209
2021	20
Thereafter	1,055

$2,417

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

14. Concentrations

At June 30, 2016 and 2015, the Bank’s lending activities are concentrated in Southeastern Pennsylvania, with the largest concentration in Montgomery, Bucks and Philadelphia Counties. The performance of the Bank’s loan portfolio is affected by economic conditions in the borrowers’ geographic region.

Mortgage loans held for sale were sold to investors that made up over ten percent of gain on sale of loans as follows:

(Dollars in thousands)	Number of Investors	Percentage of Mortgages Sold
June 30, 2016	2	51%
June 30, 2015	5	74%

15. Recent Accounting Pronouncements

New Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases. The new leases standard applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. For leases with a term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. At inception, lessees must classify all leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the statement of cash flows, differs depending on the lease classification.

The new leases standard requires a lessor to classify leases as either sales-type, direct financing or operating, similar to existing U.S. GAAP. Classification depends on the same five criteria used by lessees plus certain additional factors. The subsequent accounting treatment for all three lease types is substantially equivalent to existing U.S. GAAP for sales-type leases, direct financing leases, and operating leases. However, the new standard updates certain aspects of the lessor accounting model to align it with the new lessee accounting model, as well as with the new revenue standard under Topic 606.

Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

The new leases standard addresses other considerations including identification of a lease, separating lease and nonlease components of a contract, sale and leaseback transactions, modifications, combining contracts, reassessment of the lease term, and remeasurement of lease payments. It also contains comprehensive implementation guidance with practical examples.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The amendments are effective for all other entities (including emerging growth entities as further described in Note 16) for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. Specific transition requirements apply. The Bank is currently evaluating the impact of adoption of the new standard on the financial statements. The Bank plans to adopt the new standard for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

In June 2016, the FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument.

The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above.

Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis.

The Update is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The amendments are effective for all other entities (including emerging growth companies as further described in Note 16) for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. The Bank is currently evaluating the impact of adoption of the new standard on the financial statements. The Bank plans to adopt the new standard for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021.

16. Merger-Conversion and Offering

On December 12, 2013, The Victory Bancorp, Inc. (“Victory Bancorp”), Huntingdon Valley Bank (“HV Bank”), and HV Bancorp, Inc. (“HV Bancorp”), a new corporation in formation to facilitate the mutual-to-stock conversion of HV Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Victory Bancorp would have merged with and into HV Bancorp, with HV Bancorp as the surviving entity (the “Merger”). Upon effectiveness of the Merger, each outstanding share of Victory Bancorp capital stock would have been converted into the right to receive shares of HV Bancorp capital stock.

Huntingdon Valley Bank

Notes to Financial Statements Years Ended June 30, 2016 and 2015

On January 21, 2015, the parties announced the termination of the Merger Agreement and withdrawal of the joint application for regulatory approval to merge that had been filed with the FDIC in May 2014. Due to policy concerns regarding mutual conversion/mergers that were raised by the FDIC staff during its review of the joint application, the FDIC indicated that it would not accept an updated joint application for further processing.

In connection with the transaction, HV Bank incurred $854,000 in total expenses relating to the transaction for the years ending June 30, 2015. All costs have been expensed as of June 30, 2015.

17. Subsequent Event - Adoption of Plan of Conversion

On July 20, 2016, the Board of Trustees of the Bank unanimously adopted a Plan of Conversion whereby the Bank will convert from the mutual form of ownership to a stock form of ownership. HV Bancorp will become the stock holding company of the Bank and will offer for sale shares of common stock to certain depositors and certain borrowers of the Bank and potentially others in a subscription and community offering.

HV Bancorp, our proposed holding company, will qualify under the Jumpstart Our Business Startups Act (the “JOBS Act”) as an emerging growth company. Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company”. As an emerging growth company, HV Bancorp has elected to use the extended transition period to delay adoption of new or revised accounting pronouncements until such pronouncements are made applicable to private companies.

The proposed Plan of Conversion is subject to approval by the FDIC, the PADOB and by a majority of the votes eligible to be cast either in person or by proxy by members of the Bank. June 30, 2015 has been established as the eligibility record date for determining the eligible account holders entitled to receive nontransferable subscription rights to subscribe for the conversion stock.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by HV Bancorp, Inc. or Huntingdon Valley Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of HV Bancorp, Inc. or Huntingdon Valley Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,897,500 shares

(Subject to Increase to up to 2,182,125 shares)

(Proposed Holding Company for

Huntingdon Valley Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

SANDLER O’NEILL + PARTNERS, L.P.

[prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until December 16, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

		Amount
*	Registrant’s Legal Fees and Expenses	$400,000
*	Registrant’s Accounting Fees and Expenses	169,000
*	Marketing Agent Fees and Expenses (1)	373,383
*	Records Management Fees and Expenses	40,000
*	Appraisal Fees and Expenses	42,500
*	Printing, Postage, Mailing and EDGAR Fees	145,000
*	Filing Fees (NASDAQ, FINRA, PDOB and SEC)	64,972
*	Transfer Agent Fees and Expenses	12,000
*	Business Plan Fees and Expenses	40,000
*	Other	16,528

*	Total	$1,303,383

*	Estimated
(1)	HV Bancorp, Inc. has retained Sandler O’Neill & Partners, L.P., to assist in the sale of common stock on a best efforts basis. Estimated at maximum of offering range, as adjusted, assuming 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Article 7 of the Bylaws of HV Bancorp, Inc. (the “Corporation”) and Article 8 the Articles of Incorporation of the Corporation set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE VI

INDEMNIFICATION

6.1 Persons Covered. Subject to, and in accordance with, the provisions of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

6.2 Derivative Actions.

(a) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.2(b), for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

(b) In the case of a threatened, pending, or completed action or suit by or in the right of the Corporation, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.3 Third-Party Actions.

(a) In case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a third-party action, against a person named in Section 6.1 by reason of such person holding a position named in Section 6.1, the Corporation shall indemnify such person if such person satisfies the standard in Section 6.3(b), for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the third-party action, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

(b) In case of a third-party action, a person named in Section 6.1 shall be indemnified only if:

(1) such person is successful on the merits or otherwise; or

(2) such person acted in good faith in the transaction that is the subject of the third-party action and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a third-party action by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this Section 6.3(b).

6.4 Determination That Standard Has Been Met. A determination that the standard of either Section 6.2(b) or 6.3(b) has been satisfied may be made by a court, or, except as stated in the record sentence of Section 6.2(b), the determination may be made by:

(1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit, or proceeding;

(2) if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) the shareholders of the Corporation.

6.5 Proration. Anyone making a determination under Section 6.4 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

6.6 Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit, or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

6.7 Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

6.8 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9 Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article VI.

6.10 Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI, and no amendment or termination of any trust fund or other fund created pursuant to Section 6.9 hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

6.11 Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article VI, the Corporation shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

6.12 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

If the laws of the Commonwealth of Pennsylvania are amended to permit further indemnification of the directors, officers, employees, and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by law. Any repeal or modification of this Article VI by the Board of Directors or the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee, or agent existing at the time of such repeal or modification.

ARTICLE VIII

LIABILITY OF DIRECTORS AND OFFICERS

The personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the PBCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act occurring prior to such amendment, modification, repeal or adoption.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Huntingdon Valley Bank and Sandler O’Neill & Partners, L.P.*

1.2	Form of Agency Agreement between Huntingdon Valley Bank, HV Bancorp, Inc., and Sandler O’Neill & Partners, L.P.*

2	Plan of Conversion*

3.1	Amended and Restated Articles of Incorporation of HV Bancorp, Inc.*

3.2	Bylaws of HV Bancorp, Inc.*

4	Form of Common Stock Certificate of HV Bancorp, Inc.*

5	Opinion of Luse Gorman, PC regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman, PC*

8.2	State Tax Opinion of BDO, USA, LLP*

10.1	Employment Agreement between Huntingdon Valley Bank and Travis J. Thompson*

10.2	Employment Agreement between Huntingdon Valley Bank and Joseph C. O’Neill, Jr.*

10.3	Employment Agreement between Huntingdon Valley Bank and Charles S. Hutt*

21	Subsidiaries of HV Bancorp, Inc.*

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)*

23.2	Consent of RP Financial, LC.*

23.3	Consent of BDO, USA, LLP*

24	Power of Attorney (set forth on signature page)*

99.1	Appraisal Agreement between Huntingdon Valley Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.*

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

*	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Huntingdon Valley, Commonwealth of Pennsylvania on November 7, 2016.

HV BANCORP, INC.

By:	/s/ Travis J. Thompson
Travis J. Thompson
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Travis J. Thompson Travis J. Thompson	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 7, 2016

/s/ Joseph C. O’Neill, Jr. Joseph C. O’Neill, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2016

/s/ Carl Hj. Asplundh, Jr. Carl Hj. Asplundh, Jr.	Director	November 7, 2016

/s/ John D. Behm John D. Behm	Director	November 7, 2016

/s/ Scott W. Froggatt Scott W. Froggatt	Director	November 7, 2016

/s/ Joseph F. Kelly Joseph F. Kelly	Director	November 7, 2016

As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-213537

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO THE

PRE-EFFECTIVE AMENDMENT NO. 2

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

HV Bancorp, Inc.

Huntingdon Valley, Pennsylvania

EXHIBIT INDEX

1.1	Engagement Letters between Huntingdon Valley Bank and Sandler O’Neill & Partners, L.P.*

1.2	Form of Agency Agreement between Huntingdon Valley Bank, HV Bancorp, Inc., and Sandler O’Neill & Partners, L.P.*

2	Plan of Conversion*

3.1	Amended and Restated Articles of Incorporation of HV Bancorp, Inc.*

3.2	Bylaws of HV Bancorp, Inc.*

4	Form of Common Stock Certificate of HV Bancorp, Inc.*

5	Opinion of Luse Gorman, PC regarding legality of securities being registered*

8.1	Federal Tax Opinion of Luse Gorman, PC*

8.2	State Tax Opinion of BDO, USA, LLP*

10.1	Employment Agreement between Huntingdon Valley Bank and Travis J. Thompson*

10.2	Employment Agreement between Huntingdon Valley Bank and Joseph C. O’Neill, Jr.*

10.3	Employment Agreement between Huntingdon Valley Bank and Charles S. Hutt*

21	Subsidiaries of HV Bancorp, Inc.*

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)*

23.2	Consent of RP Financial, LC.*

23.3	Consent of BDO, USA, LLP*

24	Power of Attorney (set forth on signature page)*

99.1	Appraisal Agreement between Huntingdon Valley Bank and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.*

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

*	Previously filed.